Exhibit 2.1

EXECUTION VERSION

CONFIDENTIAL

MERGER AGREEMENT

dated

January 27, 2022

by and among

Apifiny Group Inc.,

Abri SPAC I, Inc.,

ABRI Merger Sub, Inc.

Erez Simha, as Securityholder Representative

and

Abri Ventures I, LLC, as Indemnified Party Representative

i

TABLE OF CONTENTS CONTINUED

ii

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iii

MERGER AGREEMENT

MERGER AGREEMENT dated as of January 27, 2022 (this “Agreement”), by and among Apifiny Group Inc., a Delaware corporation (the “Company”), Abri SPAC I, Inc., a Delaware corporation (“Parent”), Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Erez Simha, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders (the “Securityholder Representative.”), and Abri Ventures I, LLC, solely in its capacity as representative, agent and attorney-in-fact of the Indemnified Party (as defined herein the “Indemnified Party Representative”).

W I T N E S E T H:

A. The Company and its Subsidiaries (the “Company Group”) are in the business of digital asset trading, including bitcoin mining and maintaining a customer-facing, multi-exchange trading platform and related activities (as conducted or proposed to be conducted by the Company Group, the “Business”);

B. Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent;

C. Merger Sub will merge with and into the Company (the “Merger”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent and Parent shall change its name to “Apifiny Group Inc.”;

D. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, certain Company Securityholders are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which each such Company Securityholder has agreed to vote in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby;

E. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, Sponsor and certain other stockholders of Parent are entering into and delivering Support Agreements, substantially in the form attached hereto as Exhibit B (each, a “Parent Support Agreement”), pursuant to which each such Parent stockholder has agreed (i) not to transfer or redeem any shares of Parent Common Stock held by such Parent stockholder, and (ii) to vote in favor of the adoption and approval of each of the Parent Proposals at the Parent Stockholder Meeting;

F. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Sponsor and Parent are entering into and delivering a Sponsor Earnout Agreement, substantially in the form attached hereto as Exhibit E (the “Sponsor Earnout Agreement”), pursuant to which certain additional shares of Parent Common Stock will be issued to the Sponsor upon the terms set forth in the Sponsor Earnout Agreement;

G. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Sponsor and the Parent are entering into and delivering a Warrant Revenue Sharing Side Letter substantially in the form attached hereto as Exhibit Q, pursuant to which in the event of an exercise of any Parent Warrants at $16.50 (the “Warrant Exercise”) as set forth in the final prospectus of Parent, dated August 9, 2021 (the “Prospectus”), the Company shall pay 20% of the gross proceeds of the Warrant Exercise to the Sponsor not later than three (3) business days from the closing of the Warrant Exercise, and allocate 35% of the gross proceeds of the Warrant Exercise in the aggregate to the Company’s controlling and management stockholders not later than three (3) business days from the closing of the Warrant Exercise.

H. For U.S. federal income tax purposes, the parties hereto intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and the Company’s Board of Directors and the Boards of Directors of Parent and Merger Sub have approved this Agreement and intend that it constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g); and

I. The Boards of Directors of each of the Company, Parent and Merger Sub have unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and the Additional Agreements to which they are or will be party, including the Merger, and the performance of their respective obligations hereunder or thereunder, on the terms and subject to the conditions set forth herein or therein, (ii) determined that this Agreement and such transactions are advisable and in the best interests of, them and their respective stockholders and (iii) resolved to recommend that their respective stockholders approve the Merger and such other transactions and adopt this Agreement and the Additional Agreements to which they are or will be a party and the performance of such party of their obligations hereunder and thereunder.

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. As used in this Agreement the following capitalized terms shall have the meaning ascribed to such terms as follows:

“2021 Year End Financials” has the meaning set forth in Section 7.4.

“Action” means any legal action, litigation, suit, claim, hearing, proceeding or investigation, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Registration Rights Agreement, the Company Support Agreements, the Sponsor Earnout Agreement, the Parent Support Agreements, the Company Lock-Up Agreements, the Sponsor Lock-Up Agreements, the Earnout Escrow Agreement, the Indemnification Escrow Agreement, the Voting Agreement, the Assurance Agreement, the Assurance Escrow Agreement, and the Warrant Revenue Sharing Side Letter.

“Additional Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Additional Per Share Merger Consideration” means the pro rata portion of the Earnout Merger Consideration payable to Earnout Recipients, if any, set forth in the Closing Consideration Spreadsheet with respect to a share of Company Common Stock, in accordance with the Company Certificate of Incorporation and this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person..

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 6.2(b).

“Alternative Transaction” has the meaning set forth in Section 6.2(a).

“Amended Parent Charter” has the meaning set forth in Section 6.5(e).

“Annual Financial Statements” has the meaning set forth in Section 4.9(a).

“Antitrust Laws” means any applicable Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act.

“Applicable Taxes” mean such Taxes as defined in Internal Revenue Service Notice 2020-65 (and any corresponding Taxes under state or local tax Applicable Law).

“Applicable Wages” mean such wages as defined in Internal Revenue Service Notice 2020-65 (and any corresponding wages under state or local tax Applicable Law).

“Assurance Agreement” has the meaning set forth in Section 8.8.

“Assurance Arrangement Negotiation Period” has the meaning set forth in Section 8.8.

“Assurance Escrow Agreement” has the meaning set forth in Section 8.8.

“Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Balance Sheet” means the audited consolidated balance sheet of the Company as of December 31, 2020 (the “Balance Sheet Date”).

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“CARES Act” means Coronavirus Aid, Relief, and Economic Security Act.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Change in Control” means (i) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring Equity Interests that represent more than 50% of the total voting power of Parent or (ii) a sale or disposition of all or substantially all of the assets of Parent and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of Parent (or any successor to Parent) immediately following the closing of such transaction (or series of related transactions) being Beneficially Owned, directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the Beneficial Owners, respectively, of at least 50% of the Equity Interests of Parent (or any successor to Parent) immediately prior to such transaction (or series of related transactions).

“Closing” has the meaning set forth in Section 2.6.

“Closing Consideration Spreadsheet” means the last Consideration Spreadsheet prepared and delivered by the Company to Parent prior to the Closing in accordance with, and on a basis consistent with, the Form Consideration Spreadsheet.

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Exchange Ratio” means the quotient obtained by dividing (a) 45,000,000 by (b) the Fully Diluted Company Shares.

“Closing Merger Consideration Common Shares” has the meaning set forth in the definition of “Closing Merger Consideration Shares”.

“Closing Merger Consideration Preferred Shares” has the meaning set forth in the definition of “Closing Merger Consideration Shares”.

“Closing Merger Consideration Shares” means collectively, (a) the aggregate number of shares of Parent Common Stock equal to the sum of the number of shares of (i) Company Class A Common Stock that are issued and outstanding immediately prior to the Effective Time, multiplied by the Closing Exchange Ratio, plus (ii) Company Class F Common Stock multiplied by the Closing Exchange Ratio (the “Closing Merger Consideration Common Shares”) and (b) an aggregate number of shares of Parent Preferred Stock equal to the aggregate number of shares of Parent Common Stock determined pursuant to clause (a)(ii) of this definition (the “Closing Merger Consideration Preferred Shares”).

“Closing Per Share Merger Consideration” means with respect to (a) a share of Company Class A Common Stock, a number of shares of Parent Common Stock equal to the Closing Exchange Ratio and (b) a share of Company Class F Common Stock, a number of shares of (i) Parent Common Stock equal to the Closing Exchange Ratio and (ii) Parent Preferred Stock equal to the aggregate number of shares of Parent Common Stock determined pursuant to clause (b)(i) of this definition.

“COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the preamble.

“Company Certificate of Incorporation” means the Second Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on January 18, 2022, as amended.

“Company Class A Common Stock” means the class A common stock, par value $0.0001 per share, of the Company.

“Company Class F Common Stock” means the class F common stock, par value $0.0001 per share, of the Company.

“Company Common Stock” means, collectively, the Company Class A Common Stock and the Company Class F Common Stock.

“Company Consent” has the meaning set forth in Section 4.8.

“Company Counsel” has the meaning set forth in Section 12.20.

“Company Exclusively Licensed IP” means all Company Licensed IP that is solely and exclusively licensed to any member of the Company Group.

“Company Financial Statements” has the meaning set forth in Section 4.9(a).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 4.1 (Corporate Power and Existence), Section 4.2 (Authorization), Section 4.5 (Capitalization), the final sentence of Section 4.7 (Subsidiaries), Section 4.9(d) (Financial Statements; Indebtedness), Section 4.16 (Licenses and Permits), Section 4.17 (Compliance with Laws), and Section 4.26 (Finders’ Fees).

“Company Group” has the meaning set forth in the recitals to this Agreement.

“Company Information Systems” has the meaning set forth in Section 4.18(n).

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property owned by a third Person and licensed to any member of the Company Group or that any member of the Company Group otherwise has a right to use.

“Company Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit C1, restricting the sale, transfer or other disposition of the shares of Parent Common Stock received by certain of the Company Securityholders at the Closing in connection with the Merger.

“Company Option” means each option (whether vested or unvested) to purchase Company Class A Common Stock granted, and that remains outstanding, under the Equity Incentive Plan.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by any member of the Company Group, in each case, whether exclusively, jointly with another Person or otherwise.

“Company Privileged Communications” has the meaning set forth in Section 12.20.

“Company Product” means any product that is being researched, tested, developed, commercialized, manufactured, sold or distributed by or behalf of the Company Group and all products (if any) with respect to which the Company Group has the right to receive payment.

“Company Securities” means the Company Common Stock and the Company Options.

“Company Securityholder” means each Person who holds Company Securities.

“Company Stock Certificate” has the meaning set forth in Section 2.10.

“Company Stockholders” means, at any given time, the holders of Company Common Stock.

“Company Stockholder Approval” has the meaning set forth in Section 4.2(b).

“Company Stockholder Written Consent” has the meaning set forth in Section 7.2(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 7.2(a).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company Group, or any suppliers, customers or agents of the Company Group that is not already generally available to the public, including Intellectual Property of a confidential nature.

“Confidentiality Agreement” means the Confidentiality Agreement dated as of October 7, 2021 by and between the Company and Parent.

“Consideration Spreadsheet” means, collectively, the Form Consideration Spreadsheet and the Closing Consideration Spreadsheet.

“Contracts” means the Lease and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work, sales and purchase orders and similar instruments, oral or written, to which any member of the Company Group is a party or by which any of its respective properties or assets is bound.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings.

“Converted Stock Option” has the meaning set forth in Section 3.2(a).

“Copyleft Licenses” means all licenses or other Contracts to Software that requires as a condition of use, modification, or distribution of such Software that other Software or technology incorporated into, derived from, or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Counsel” has the meaning set forth in Section 12.20.

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction relating to the Processing, privacy, security, or protection of Personal Information, and all regulations or guidance issued thereunder.

“DGCL” has the meaning set forth in Section 2.1.

“Dissenting Shares” has the meaning set forth in Section 3.3.

“DOJ” has the meaning set forth in Section 8.1(c)(ii).

“Domain Names” has the meaning set forth in the definition of “Intellectual Property.”

“Earnout Merger Consideration” has the meaning set forth in Section 3.6(a).

“Earnout Period” has the meaning set forth in Section 3.6(a).

“Earnout Recipients” means, with respect to each Milestone Event that shall have occurred (or, pursuant to Section 3.6(c) that shall have been deemed to have occurred), collectively, (a) each holder of issued and outstanding shares of Company Class F Common Stock as of immediately prior to the Effective Time, (b) each holder of issued and outstanding shares of Company Class A Common Stock as of immediately prior to the Effective Time so long as such holder is employed by the Surviving Corporation or any of its Subsidiaries (including the Company) as of the date of the occurrence of the applicable Milestone Event and (c) each Person who received one or more Converted Stock Options pursuant to Section 3.2 below who has exercised a Converted Stock Option for shares of Parent Common Stock prior to the date of the occurrence or deemed occurrence of the applicable Milestone Event and who is employed by the Surviving Corporation or any of its Subsidiaries (including the Company) as of the date of the occurrence or deemed occurrence of the applicable Milestone Event.

“Earnout Shares” has the meaning set forth in Section 3.6(a).

“Effective Time” has the meaning set forth in Section 2.2.

“Enforceability Exceptions” has the meaning set forth in Section 4.2(a).

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Incentive Plan” means the Company’s 2019 Equity Incentive Plan, as amended.

“Equity Interest” means, with respect to Parent, Merger Sub or any of their respective Affiliates (including, following the Effective Time, the Company and any Subsidiary), any capital stock of, or other ownership, membership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights in, such Person or any indebtedness, securities, options, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or give any person any right or entitlement to acquire any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested, of such Person or any of its Affiliates or any similar security or right that is derivative or provides any economic benefit based, directly or indirectly, on the value or price of any such capital stock or other ownership, partnership, voting, joint venture, equity interest, preemptive right, stock appreciation, phantom stock, profit participation or similar rights, in all cases, whether vested or unvested.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b) or (c) (o) of the Code that includes the Company Group.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Matter” means any one or more of the following: (a) general economic or political conditions; (b) conditions generally affecting the industries in which such Person or its Subsidiaries operates; (c) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (e) (i) any changes in applicable Laws (including in connection with the COVID-19 pandemic) or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof, or (ii) in the case of Parent, new pronouncements by the SEC or other U.S. federal regulators with respect to prior accounting rules, including changes to, and the restatement of Parent’s audited financial statements as of and for the fiscal year ended December 31, 2020 or for future periods, as a result of the SEC pronouncement on April 12, 2021 relating to the accounting of warrants (the “SEC Warrant Pronouncement”); (f) the announcement, pendency or completion of the transactions contemplated by this Agreement; (g) any natural or man-made disaster, acts of God or pandemics, including the COVID-19 pandemic, or the worsening thereof; or (h) any failure by a party to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise an Excluded Matter may be taken into account in determining whether there has been a Material Adverse Effect); provided, however, that the exclusions provided in the foregoing clauses (a) through (d), clause (e) and clause (g) shall not apply to the extent that Parent and Merger Sub, taken as a whole, on the one hand, or the Company Group, taken as a whole, on the other hand, is disproportionately affected by any such exclusions or any change, event or development to the extent resulting from any such exclusions relative to all other similarly situated companies that participate in the industry in which they operate.

“Foreign Corrupt Practices Act” has the meaning set forth in Section 4.17(a).

“Form Consideration Spreadsheet” has the meaning set forth in Section 3.5(a).

“Form S-4” has the meaning set forth in Section 6.5(a).

“FTC” has the meaning set forth in Section 8.1(c)(ii).

“Fully Diluted Company Shares” means the sum, without duplication, of (a) all shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of Rollover Option Shares for in-the-money Company Options; plus (c) all shares of Company Common Stock issuable upon conversion, exercise or exchange of any other in-the-money securities of the Company convertible into or exchangeable or exercisable for shares of Company Common Stock.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any rules or regulations promulgated thereunder.

“Indebtedness” means with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business consistent with past practices), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person of the Indebtedness of another Person (other than any guarantee by a member of the Company Group of the Indebtedness of another member of the Company Group), (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (i) any unfunded or underfunded liabilities pursuant to any retirement or nonqualified deferred compensation plan or arrangement, and any earned but unpaid compensation (including salary, bonuses and paid time off), other than earned but unpaid compensation outstanding as of the end of the current monthly period, (j) long term and short term deferred revenue, (k) any obligations that the Company has elected to defer pursuant to the CARES Act or as a result of COVID-19, including any deferred rent or deferred Taxes, and any liabilities associated with any loans or other stimulus packages received by the Company under the CARES Act and applicable rules and regulations thereunder, and (l) any agreement to incur any of the same.

“Indemnification Escrow Agreement” means the agreement substantially in the form attached hereto as Exhibit K among the Securityholder Representative, the Indemnification Escrow Agent, and the Indemnified Party Representative with respect to the Indemnification Escrow Shares.

“Indemnification Escrow Agent” means Continental Stock Transfer and Trust Company.

“Indemnification Escrow Shares” means, 2,250,000 shares of Parent Common Stock.

“Indemnification Notice” has the meaning set forth in Section 11.3(a).

“Indemnifying Parties” has the meaning set forth in Section 11.1.

“Indemnified Party” has the meaning set forth in Section 11.1.

“Indemnified Party Representative” has the meaning set forth in the preamble.

“Indemnity Threshold” has the meaning set forth in Section 11.1.

“Intellectual Property” means all of the worldwide intellectual property rights and proprietary rights associated with any of the following, whether registered, unregistered or registrable, to the extent recognized in a particular jurisdiction: discoveries, inventions, ideas, technology, know-how, trade secrets, and Software, in each case whether or not patentable or copyrightable (including proprietary or confidential information, systems, methods, processes, procedures, practices, algorithms, formulae, techniques, knowledge, results, protocols, models, designs, drawings, specifications, materials, technical data or information, and other information related to the development, marketing, pricing, distribution, cost, sales and manufacturing) (collectively, “Trade Secrets”); trade names, trademarks, service marks, trade dress, product configurations, other indications of origin, registrations thereof or applications for registration therefor, together with the goodwill associated with the foregoing (collectively, “Trademarks”); patents, patent applications, utility models, industrial designs, supplementary protection certificates, and certificates of inventions, including all re-issues, continuations, divisionals, continuations-in-part, re-examinations, renewals, counterparts, extensions, and validations thereof (“collectively, “Patents”); works of authorship, copyrights, copyrightable materials, copyright registrations and applications for copyright registration (collectively, “Copyrights”); domain names and URLs (collectively, “Domain Names”), social media accounts, and other intellectual property, and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto.

“IP Assignment Agreements” shall have the meaning set form in Section 4.20(h).

“IP Contracts” means, collectively, any and all Contracts to which any member of the Company Group is a party or by which any of its respective properties or assets is bound, in any case under which the Company Group (i) is granted a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) in or to any Intellectual Property of a third Person, (ii) grants a right (including option rights, rights of first offer, first refusal, first negotiation, etc.) to a third Person in or to any Intellectual Property owned or purported to be owned by the Company Group or (iii) has entered into an agreement not to assert or sue with respect to any Intellectual Property (including settlement agreements and co-existence arrangements), in each case other than (A) “shrink wrap” or other licenses for generally commercially available software (including Publicly Available Software) or hosted services, (B) customer, distributor or channel partner Contracts on Company’s standard forms, (C) Contracts with the Company Group’s employees or contractors on Company’s standard forms, and (D) customary non-disclosure agreements entered into in the ordinary course of business consistent with past practices (subparts (A)-(D) collectively, the “Standard Contracts”).

“IPO” means the initial public offering of Parent pursuant to a prospectus dated August 9, 2021.

“Key Personnel” means the persons whose names are set forth on Schedule 1.1(A) attached hereto.

“Knowledge of the Company” or “to the Company’s Knowledge” means the actual knowledge, after reasonable inquiry, of Haohan Xu and/or Erez Simha.

“Knowledge of the Company Group” or “to the Company Group’s Knowledge” means the actual knowledge, after reasonable inquiry, of any of the officers and directors of any member of the Company Group.

“Knowledge of Parent” or “to Parent’s Knowledge” means the actual knowledge, after reasonable inquiry, of Jeffrey Tirman, Chris Hardt and/or Nima Montazeri.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Leases” means, collectively, the leases described on Schedule 1.1(B) attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Loss” or “Losses” has the meaning set forth in Section 11.1.

“Material Adverse Effect” means any fact, effect, event, development, change, state of facts, condition, circumstance or occurrence (an “Effect”) that, individually or together with one or more other contemporaneous Effect, (i) has or would reasonably be expected to have a materially adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company Group, on the one hand, or on Parent and Merger Sub, on the other hand, in each case, taken as a whole; or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Company Securityholders and the Company Group, on the one hand, or on Parent and Merger Sub, on the other hand to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement; provided, however, that a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from an Excluded Matter.

“Material Contracts” has the meaning set forth in Section 4.15(a). “Material Contracts” shall not include any Contracts that are also Plans.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Consideration Shares” means the Closing Merger Consideration Shares, together with any portion of the Earnout Shares, if any, to which Earnout Recipients become entitled to receive under the terms of this Agreement.

“Merger Sub” has the meaning set forth in the preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 5.7(b).

“Milestone Event” has the meaning set forth in Section 3.6(a).

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Offer Documents” has the meaning set forth in Section 6.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, stipulation, determination, award, rule or consent of or by an Authority.

“OSHA” has the meaning set forth in Section 4.20(k).

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Closing Date” has the meaning set forth in Section 10.1(a).

“Parent” has the meaning set forth in the preamble.

“Parent Board Recommendation” has the meaning set forth in Section 5.11(a).

“Parent Class Dual Approval” has the meaning set forth in Section 6.5(e).

“Parent Common Stock” means from and after the time that the Amended Parent Charter shall have been filed with the Delaware Secretary of State and become effective, the common stock, par value $0.0001 per share, of Parent.

“Parent Preferred Stock” means from and after the time that the Amended Parent Charter shall have been filed with the Delaware Secretary of State and become effective, the preferred stock, par value $0.0001 per share, of Parent.

“Parent Counsel” has the meaning set forth in Section 12.20.

“Parent Financial Statements” has the meaning set forth in Section 5.12(c).

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Section 5.1 (Corporate Existence and Power), Section 5.2 (Corporate Authorization), Section 5.5 (Finders’ Fees) and Section 5.7 (Capitalization).

“Parent Parties” has the meaning set forth in ARTICLE V.

“Parent Preferred Stock” has the meaning set forth in Section 5.7(a).

“Parent Private Warrant Amendment” has the meaning set forth in Section 6.8.

“Parent Private Warrants” means each warrant issued to the Sponsor in a private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase one share of Parent Common Stock at an exercise price of $11.50 per whole share.

“Parent Privileged Communications” has the meaning set forth in Section 12.20.

“Parent Proposals” has the meaning set forth in Section 6.5(e).

“Parent Public Warrant” means each warrant issued as part of a Parent Unit.

“Parent Redemption Amount” has the meaning set forth in Section 6.6.

“Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 5.2.

“Parent Stockholder Meeting” has the meaning set forth in Section 6.5(a).

“Parent Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Parent Unit” means each unit of Parent issued in the IPO consisting of (a) one share of Parent Common Stock, (b) one warrant to purchase one share of Parent Common Stock at a price of $11.50 per share.

“Parent Warrant” means each Parent Private Warrant and Parent Public Warrant.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permit” means each license, franchise, permit, order, approval, consent or other similar authorization required to be obtained and maintained by any member of the Company Group under applicable Law to carry out or otherwise affecting, or relating in any way to, the Business.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practices for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (iii) not resulting from a breach, default or violation by the Company Group of any Contract or Law; (c) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements in accordance with U.S. GAAP); and (d) the Liens set forth on Schedule 1.1(C).

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means (i) any data or information that, alone or in combination with other data or information identifies an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies or relates to an individual natural Person, or such Person’s vehicle, browser or device); (ii) or any other data or information that constitutes personal data, personal health information, protected health information, personally identifiable information, personal information or similar defined term under any Data Protection Law or Healthcare Law.

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, but excluding multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment (other than any employment offer letter in such form as previously provided to Parent that is terminable “at will” without any contractual obligation on the part of the Company Group to make any severance, termination, change of control, or similar payment), consulting, change-of-control, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company Group, or under which the Company Group has any current or potential liability.

“PRC” has the meaning set forth in Section 4.7.

“PRC IP Assignment Agreements” shall have the meaning set form in Section 4.20(h).

“Pre-Closing Engagements” has the meaning set forth in Section 12.20.

“Process,” “Processed” or “Processing” means any operation or set of operations performed upon Personal Information or sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, restriction, erasure, or destruction.

“Prospectus” has the meaning set forth in the recitals.

“Proxy Statement” has the meaning set forth in Section 6.5(a).

“Publicly Available Software” means each of any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, “copyleft,” open source software (e.g. Linux), or under similar licensing and distribution models, including but not limited to any of the following: (A) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Source License (SISL) and (G) the Apache Server License, including for the avoidance of doubt all Software licensed under a Copyleft License.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registered Exclusively Licensed IP” means all Company Exclusively Licensed IP that is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registered IP” means collectively, all Registered Owned IP and Registered Exclusively Licensed IP.

“Registered Owned IP” means all Intellectual Property constituting Company Owned IP or filed in the name of any member of the Company Group, and in each instance is the subject of a registration or an application for registration, including issued patents and patent applications.

“Registration Rights Agreement” “means the registration rights agreement, in substantially the form attached hereto as Exhibit D.

“Representatives” means a party’s officers, directors, Affiliates, managers, consultant, employees, representatives and agents.

“Required Parent Proposals” has the meaning set forth in Section 6.5(e).

“Rollover Option Shares” means the aggregate number of shares of Company Class A Common Stock issuable upon exercise of all Company Options (whether Vested Company Options or Unvested Company Options).

“S-4 Effective Date” has the meaning set forth in Section 6.5(c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SBA” means the Small Business Administration.

“SEC” means the Securities and Exchange Commission.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Securityholder Representative” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933.

“Software” means computer software, programs, and databases (including development tools, library functions, and compilers) in any form, including in or as Internet Web sites, web content, links, source code, object code, operating systems, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, together with all versions, updates, corrections, enhancements and modifications thereof, and all related specifications, documentation, developer notes, comments, and annotations.

“SPAC Benefit Plans” has the meaning set forth in Section 5.21.

“Sponsor” means Abri Ventures I, LLC, a Delaware limited liability company.

“Sponsor Earnout Agreement” has the meaning set forth in the recitals to this Agreement.

“Sponsor Lock-Up Agreement” means the agreement, in substantially the form attached hereto as Exhibit C2, restricting the sale, transfer or other disposition of the shares of Parent Common Stock held or received by the Sponsor.

“Standard Contracts” has the meaning set forth in the definition of IP Contracts.

“Standards Setting Body” has the meaning set forth in Section 4.18(o).

“Subsidiary” means, with respect to any Person, each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by such Person.

“Survival Period” has the meaning set forth in Section 11.8.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group and other tangible property.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Tax(es)” means any U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, escheat, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Third Party Claim” has the meaning set forth in Section 11.3(a).

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” has the meaning set forth in the definition of “Intellectual Property.”

“Trading Day” means (a) for so long as the Parent Common Stock is listed or admitted for trading on Nasdaq or any other national securities exchange, days on which such securities exchange is open for business; (b) when and if the Parent Common Stock is quoted on Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (c) if the Parent Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq or similar system, days on which the Common Stock is traded regular way in the over-the- counter market and for which a closing bid and a closing asked price for the Common Stock are available.

“Transaction Litigation” has the meaning set forth in Section 8.1(d).

“Trust Account” has the meaning set forth in Section 5.9.

“Trust Agreement” has the meaning set forth in Section 5.9.

“Trust Fund” has the meaning set forth in Section 5.9.

“Trustee” has the meaning set forth in Section 5.9.

“Unaudited Financial Statements” has the meaning set forth in Section 4.9(a).

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Unvested Company Option” means each Company Option outstanding immediately prior to the Effective Time that is not a Vested Company Option.

“Vested Company Option” means each Company Option outstanding immediately prior to the Effective Time that is vested in accordance with its terms as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.

“Voting Agreement” means the Voting Agreement in substantially the form attached hereto as Exhibit M.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as reasonably determined in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“Warrant Agent” has the meaning set forth in Section 6.8.

“Warrant Agreement” has the meaning set forth in Section 6.8.

“Warrant Exercise” has the meaning set forth in the recitals to this Agreement.

“Warrant Revenue Sharing Side Letter” means the Warrant Revenue Sharing Side Letter substantially in the form attached hereto as Exhibit Q.

1.2 Construction.

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience, only.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Additional Agreement to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(e) Any reference to a numbered schedule means the same-numbered section of the disclosure schedule. Any reference in a schedule contained in the disclosure schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. Nothing in the disclosure schedules constitutes an admission of any liability or obligation of the disclosing party to any third party or an admission to any third party, including any Authority, against the interest of the disclosing party, including any possible breach of violation of any Contract or Law. Summaries of any written document in the disclosure schedules do not purport to be complete and are qualified in their entirety by the written document itself.

(f) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(g) To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, such Contract, document, certificate or instrument shall be deemed to have been given, delivered, provided and made available to Parent or its Representatives, if such Contract, document, certificate or instrument shall have been posted not later than two (2) Business Days prior to the date of this Agreement to the electronic data site maintained on behalf of the Company for the benefit of the Parent and its Representatives and the Parent and its Representatives have been given access to the electronic folders containing such information.

ARTICLE II
MERGER

2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation, and (c) the name of the Surviving Corporation shall be “Apifiny Group Holdings, Inc.”.

2.2 Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger in substantially the form attached hereto as Exhibit H, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the Parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4 U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Sections 4.24(e) and 5.22(e), no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each such party (A) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (B) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

2.5 Certificate of Incorporation; Bylaws.

(a) The Company Certificate of Incorporation as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be amended and restated in its entirety as set forth in the Amended Company Charter attached hereto as Exhibit I, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

(b) The Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation and applicable Law.

2.6 Closing. Unless this Agreement is earlier terminated in accordance with ARTICLE X, the closing of the Merger (the “Closing”) shall take place virtually at 10:00 a.m. local time, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in ARTICLE IX or at such other time, date and location as Parent and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Directors and Officers of the Surviving Corporation.

(a) At the Effective Time, the initial directors of the Surviving Corporation shall consist of the same persons serving on the Company’s Board of Directors as of immediately prior to the Effective Time. Such directors shall hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

(b) At the Effective Time, the officers of the Company shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.8 Directors and Officers of Parent. At the Effective Time, the board of directors of Parent shall consist of ten (10) persons, which shall include the same persons serving on the Company’s Board of Directors as of immediately prior to the Effective Time, two (2) independent directors designated by Sponsor in accordance with the Voting Agreement, who shall initially be the persons whose names are set forth in Schedule 2.8, and three (3) additional directors to be designated by the Company prior to the Closing. At least a majority of Parent’s Board of Directors shall qualify as independent directors under the Securities Act and Nasdaq rules. Parent’s Board of Directors shall take all necessary actions to remove all officers of Parent as of immediately prior to the Effective Time, and cause the officers of the Company as of immediately prior to the Effective Time to become the officers of Parent as of the Effective Time, such persons to hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.9 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10 No Further Ownership Rights in Company Common Stock. All Merger Consideration Shares paid or payable in respect of shares of Company Common Stock hereunder, or upon the exercise of the appraisal rights described in Section 3.3, shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers of shares Company Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Common Stock (each, a “Company Stock Certificate”) are presented to the Surviving Corporation, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the Merger Consideration Shares provided for, and in accordance with the procedures set forth, in ARTICLE III.

ARTICLE III
EFFECT OF THE MERGER

3.1 Effect of the Merger on Company Common Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a) Cancellation of Certain Shares of Company Common Stock. Each share of Company Common Stock, if any, that is owned by Parent or Merger Sub (or any other Subsidiary of Parent) or the Company (or any of its Subsidiaries) (as treasury stock or otherwise), will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration will be delivered in exchange therefor. Each share of Company Common Stock, if any, held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(b) Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Company Common Stock cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall, in accordance with the Company Certificate of Incorporation and subject to this Agreement, be converted into the right to receive: (i) the applicable Closing Per Share Merger Consideration plus (ii) the applicable Additional Per Share Merger Consideration, if any, at the time and subject to the contingencies set forth in Section 3.6.

(c) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

3.2 Treatment of Company Options.

(a) Prior to the Closing, the Company’s Board of Directors (or, if appropriate, any committee thereof administering the Equity Incentive Plan) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all Vested Company Options and Unvested Company Options as necessary to provide that, at the Effective Time, each Company Option shall be converted into an option (a “Converted Stock Option”) to acquire, subject to substantially the same terms and conditions as were applicable under such Company Option, the number of shares of Parent Common Stock (rounded up to the nearest whole share), determined by multiplying the number of shares of Company Class A Common Stock subject to such Company Option as of immediately prior to the Effective Time by the Closing Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest whole cent) equal to (x) the exercise price per share of Company Class A Common Stock of such Company Option divided by (y) the Closing Exchange Ratio, in each case as set forth in the Closing Consideration Spreadsheet.

(b) Parent shall at all times reserve the net shares of Parent Common Stock issuable in the aggregate upon exercise of all Converted Stock Options then outstanding, and such shares shall not be delivered to, or constitute part of, the Exchange Fund established pursuant to Section 3.4(a)(i). Annually, on the applicable anniversary of the Closing Date, Parent shall issue to the Company Stockholders as of immediately prior to the Effective Time, on a pro rata basis as set forth in the Closing Consideration Spreadsheet, a number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to the shares of Parent Common Stock that would have otherwise been issuable pursuant to any unexercised Converted Stock Options that expired or were otherwise forfeited during the preceding year. Parent shall continue to reserve and distribute shares of Parent Common Stock as set forth in this Section 3.2(b) until the anniversary of the Closing Date on which there are no outstanding and unexercised Converted Stock Options.

(c) At the Effective Time, Parent shall assume all obligations of the Company under the Equity Incentive Plan, each outstanding Converted Stock Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Converted Stock Options appropriate notices setting forth such holders’ rights, and the agreements evidencing the grants of such Converted Stock Option shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.2 after giving effect to the Merger).

3.3 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 4.1, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock cancelled in accordance with Section 3.1(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such Company Shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Merger Consideration Shares, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Merger Consideration Shares to which such holder is entitled pursuant to the applicable subsections of Section 4.1, without interest thereon, upon surrender of the Company Stock Certificate or Company Stock Certificates representing such Dissenting Shares in accordance with Section 4.4. The Company shall promptly provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

3.4 Surrender and Payment.

(a) Exchange Fund. On the Closing Date, Parent shall deposit, or shall cause to be deposited, with Continental Stock Transfer & Trust Company (the “Exchange Agent”) (i) for the benefit of the Company Stockholders, for exchange in accordance with this ARTICLE III, the number of shares of Parent Common Stock sufficient to deliver the aggregate Closing Merger Consideration Shares payable to the Company Stockholders pursuant to this Agreement less the Indemnification Escrow Shares as set forth in the Closing Consideration Spreadsheet (such shares of Parent Common Stock, the “Exchange Fund”) and (ii) in its capacity as the Indemnification Escrow Agent, the Indemnification Escrow Shares, to be held and released in accordance with this Agreement and the Indemnification Escrow Agreement. Parent shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the applicable portion of the Closing Merger Consideration Shares out of the Exchange Fund in accordance with the Closing Consideration Spreadsheet and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(b) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time (but in no event prior to the Effective Time), Parent shall cause the Exchange Agent to deliver to each Company Stockholder, as of immediately prior to the Effective Time, represented by certificate or book-entry, a letter of transmittal and instructions for use in exchanging such Company Stockholder’s shares of Company Common Stock for such Company Stockholder’s applicable portion of the Closing Merger Consideration Shares from the Exchange Fund, and which shall be in form and contain provisions which Parent may specify and which are reasonably acceptable to the Company (a “Letter of Transmittal”), and promptly following receipt of a Company Stockholder’s properly completed and executed Letter of Transmittal, deliver such Company Stockholder’s applicable portion of the Closing Merger Consideration Shares to such Company Stockholder. For the purpose of clarification, the portion of the Closing Merger Consideration Shares payable to each Company Stockholder following such Person’s delivery of a properly completed and executed Letter of Transmittal shall consist of such Company Stockholder’s applicable portion of (i) the Exchange Fund plus (ii) the contingent right to receive such Company Stockholder’s applicable portion of any Indemnification Escrow Shares released to the Company Stockholders, all as set forth in the Closing Consideration Spreadsheet with respect to such Company Stockholder.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund relating to the Closing Merger Consideration Shares that remains undistributed to the Company Stockholders for one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any Company Stockholders who have not theretofore complied with this Section 3.4 shall thereafter look only to Parent for their portion of such Closing Merger Consideration Shares. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

3.5 Consideration Spreadsheet.

(a) At least five (5) Business Days prior to the Closing, the Company shall deliver to Parent a spreadsheet (the “Form Consideration Spreadsheet”), prepared by the Company in good faith and setting forth the following, in each case, as of immediately prior to the Effective Time, based, when relevant, on assumptions reasonably acceptable to Parent which are described in detail in the Consideration Spreadsheet:

(i) the name and address of record of each Company Stockholder and the number and class, type or series of shares of Company Common Stock held by each;

(ii) the names of record of each holder of Vested Company Options, and the exercise price, number of shares of Company Common Stock subject to each Vested Option held by it;

(iii) the names of record of each holder of Unvested Company Options, and the exercise price, number of shares of Company Common Stock subject to each such Unvested Company Option held by it and vesting arrangements with respect to each such Unvested Company Option (including the vesting schedule, vesting commencement date, date fully vested);

(iv) the number of Fully Diluted Company Shares;

(v) the aggregate number of Rollover Option Shares;

(vi) detailed calculations of each of the following (in each case, determined without regard to withholding):

(A) the Closing Merger Consideration Shares;

(B) the Closing Per Share Merger Consideration payable to each named Company Stockholder for each share of Company Common Stock held by it;

(C) to the extent applicable, the Additional Per Share Merger Consideration payable to each named Earnout Recipient for each share of Company Common Stock or Converted Stock Option held by it (assuming each such holder were to be entitled to receive Additional Per Share Merger Consideration);

(D) to the extent applicable, the pro rata portion of any shares of Parent Common Stock payable to each named Company Stockholder in connection with expired or forfeited Converted Stock Options, as set forth in Section 3.2(b);

(E) the aggregate number of the Indemnification Escrow Shares to be deducted, as provided in Section 3.4(a)(i), from the Closing Merger Consideration Shares into which the shares of Company Common Stock are converted pursuant to this Agreement, together with the portion thereof attributable to each share of Company Common Stock;

(F) the Closing Exchange Ratio;

(G) for each Converted Stock Option, the exercise price therefor and the number of shares of Parent Common Stock subject to such Converted Stock Option and whether such Converted Stock Option constitutes a Vested Company Option or Unvested Company Option; and

(H) the aggregate number of shares of Parent Common Stock issuable upon exercise of all the Converted Stock Options.

(vii) any explanatory or supporting information, including calculations, as Parent may reasonably request.

(b) The Consideration Spreadsheet delivered hereunder shall be true complete and correct and shall contain the same information described in this Section 3.5, subject to Parent’s rights pursuant to Section 3.5(a)(ix).

(c) The contents of the Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Parent, and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Consideration Spreadsheet. Under no circumstances shall Parent or Merger Sub be responsible for the calculations or the determinations regarding such calculations in the Consideration Spreadsheet and the parties agree that Parent and Merger Sub shall be entitled to rely on the Consideration Spreadsheet in making payments under ARTICLE IV.

(d) Nothing contained in this Section 3.5 or in the Consideration Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 6.1(a)(xviii) to obtain Parent’s prior consent to the issuance of any securities; or (ii) alter or amend the definitions of the Closing Merger Consideration Shares or the Indemnification Escrow Shares.

3.6 Earnout.

(a) From and after the Closing until the first anniversary of the Closing Date with respect to Section 3.6(a)(i), from and after the Closing until the second anniversary of the Closing Date with respect to Section 3.6(a)(ii), and from and after the Closing until the third anniversary of the Closing Date with respect to Section 3.6(a)(iii) (in each case, as applicable to such clause, the “Earnout Period”), promptly (but in any event within ten (10) Business Days) after the occurrence during the applicable Earnout Period of any of the following events described in Sections 3.6(a)(i), 3.6(a)(ii), and 3.6(a)(iii) below (each a “Milestone Event”), the Earnout Recipients shall be entitled to earn, on a pro rata basis as set forth in the Closing Consideration Spreadsheet, up to an aggregate of 10,500,000 additional shares of Parent Common Stock in accordance with Sections 3.6(a)(i), 3.6(a)(ii), and 3.6(a)(iii) (subject to any adjustment pursuant to Section 3.6(e), the “Earnout Shares”), as additional consideration for the Merger (and without the need for additional consideration from any Company Stockholder) (such consideration, the “Earnout Merger Consideration”):

(i) 3,000,000 Earnout Shares if over any twenty (20) consecutive Trading Days within the first twelve (12) months after the Closing Date, the closing share price of the shares of Parent Common Stock is greater than or equal to $16.50 per share (subject to any adjustment pursuant to Section 3.6(e));

(ii) 3,750,000 Earnout Shares if over any twenty (20) consecutive Trading Days within the first twenty-four (24) months after the Closing Date, the closing share price of the shares of Parent Common Stock is greater than or equal to $23.00 per share (subject to any adjustment pursuant to Section 3.6(e)); and

(iii) 3,750,000 Earnout Shares if over any twenty (20) consecutive Trading Days within the first thirty-six (36) months after the Closing Date, the closing share price of the shares of Parent Common Stock is greater than or equal to $30.00 per share (subject to any adjustment pursuant to Section 3.6(e)).

For the avoidance of doubt: (x) more than one of the Milestone Events described in Sections 3.6(a)(i), 3.6(a)(ii), and 3.6(a)(iii) may occur at the same time if occurring during the portion of the Earnout Period starting from and after the Closing Date and ending on the second anniversary of the Closing Date; (y) only the Milestone Events described in Sections 3.6(a)(ii) and 3.6(a)(iii) may occur during the portion of the Earnout Period starting from and after the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date; and (z) only the Milestone Event described in Section 3.6(a)(iii) may occur during the portion of the Earnout Period starting from and after the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date.

(b) The Earnout Shares (i) shall be issued to the recipients thereof free and clear of all Liens other than applicable federal and state securities restrictions and restrictions set forth in the Earnout Escrow Agreement, (ii) shall be placed in escrow at Closing pursuant to an escrow agreement substantially in the form attached hereto as Exhibit J (the “Earnout Escrow Agreement”), and (iii) shall not be released from escrow until they are earned as a result of the occurrence of the applicable Milestone Event or as provided in Section 3.6(c). The Earnout Shares that are not earned on or before the expiration of the applicable Earnout Period shall be forfeited and thereupon returned to Parent pursuant to the Earnout Escrow Agreement. The Earnout Shares that are earned shall be distributed to the Earnout Recipients in accordance with the principles set forth in the Consideration Spreadsheet.

(c) If, at any time after the Closing and prior to or on the third (3rd) anniversary of the Closing Date, there occurs any transaction resulting in a Change in Control, and the per share valuation of Parent Common Stock in such Change in Control transaction prior to giving effect to the provisions of this Section 3.6(c) is (i) greater than or equal to $16.50, then, immediately prior to the consummation of such Change in Control the Milestone Event set forth in Section 3.6(a)(i) shall be deemed to have occurred if such Milestone Event shall not have previously occurred; (ii) greater than or equal to $23.00, then, immediately prior to the consummation of such Change in Control the Milestone Event set forth in Section 3.6(a)(ii) shall be deemed to have occurred if such Milestone Event shall not have previously occurred; and (iii) greater than or equal to $30.00, then, immediately prior to the consummation of such Change in Control the Milestone Event set forth in Section 3.6(a)(iii) shall be deemed to have occurred if such Milestone Event shall not have previously occurred (it being understood that such Change in Control may result in the occurrence of more than one of the events as provided in clauses (i), (ii) and (iii)); provided, however, that, in each case of clauses (i), (ii) and (iii), the applicable Earnout Shares shall be released to the recipients thereof as of immediately prior to the Change in Control, and the recipients of such Earnout Shares shall be eligible to participate in such Change in Control transaction with respect to such Earnout Shares.

(d) Parent shall take such actions as are reasonably requested by the Earnout Recipients to evidence the issuances pursuant to this Section 3.6, including through the provision of an updated stock ledger showing such issuances (as certified by an officer of Parent responsible for maintaining such ledger or the applicable registrar or transfer agent of Parent).

(e) In the event Parent shall at any time during the Earnout Period pay any dividend on Parent Common Stock by the issuance of additional shares of Parent Common Stock, or effect a subdivision or combination or consolidation of the outstanding Parent Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Parent Common Stock, then in each such case, (i) the number of Earnout Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Parent Common Stock (including any other shares so reclassified as Parent Common Stock) outstanding immediately after such event and the denominator of which is the number of shares of Parent Common Stock that were outstanding immediately prior to such event, and (ii) the dollar values set forth in Sections 3.6(a)(i)-(a)(iii) and Sections 3.6(c)(i)-(c)(iii) above shall be appropriately adjusted to provide to such Earnout Recipients the same economic effect as contemplated by this Agreement prior to such event.

(f) During the Earnout Period, Parent shall take all commercially reasonable efforts for Parent to remain listed as a public company on, and for the Parent Common Stock to be tradable over, Nasdaq; provided, however, that the foregoing shall not limit Parent from consummating a Change in Control or entering into a Contract that contemplates a Change in Control. Upon the consummation of any Change in Control during the Earnout Period, other than as set forth in Section 3.6(c), Parent shall have no further obligations pursuant to this Section 3.6(f).

(g) Except with respect to any amounts treated as imputed interest under Section 483 of the Code, any issuance of shares of Earnout Shares pursuant to this Section 3.6 shall be treated as an adjustment to the merger consideration by the parties for Tax purposes, unless otherwise required by a change in applicable Tax Law. Any Earnout Share that is issued pursuant to this Section 3.6 will be treated as eligible for non-recognition treatment under Section 354 of the Code (and will not be treated as “other property” within the meaning of Section 356 of the Code).

3.7 Adjustment. The Merger Consideration Shares and Closing Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Parent Common Stock occurring prior to the date the Merger Consideration Shares are issued.

3.8 No Fractional Shares. No fractional shares of Parent Common Stock, or certificates or scrip representing fractional shares of Parent Common Stock, will be issued upon the conversion of the Company Common Stock pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. After aggregating all shares of Company Common Stock represented by all Company Stock Certificates and book-entry shares delivered by a holder thereof, any fractional share of Parent Common Stock will be rounded up or down to the nearest whole number of shares of Parent Common Stock.

3.9 Withholding. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Parent and the Surviving Corporation shall provide notice of any withholding that either intends to make (or cause to be made) in connection with consideration payable or otherwise deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least five (5) days prior to the date of the relevant payment and shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

3.10 Lost or Destroyed Certificates. Notwithstanding the foregoing, if any Company Stock Certificate, shall have been lost, stolen or destroyed, then upon the making of a customary affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Parent, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Stock Certificate, the portion of the Merger Consideration Shares to be paid in respect of the shares of Company Common Stock formerly represented by such Company Stock Certificate as contemplated under this ARTICLE III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Parent prior to the execution of this Agreement (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such disclosure letter relates (which qualify (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company hereby represents and warrants to Parent as follows:

4.1 Corporate Existence and Power. The Company and each other member of the Company Group is a corporation or legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the laws of its jurisdiction of its incorporation or formation, as the case may be. The Company and each other member of the Company Group has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on the Business as currently conducted. The Company and each other member of the Company Group is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect in respect of the Company Group. The Company and each other member of the Company Group has offices located only at the addresses set forth on Schedule 4.1. The Company has made available to Parent, prior to the date of this Agreement, complete and accurate copies of the Company Certificate of Incorporation and the Company’s Bylaws, and the comparable organizational or constitutive documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company Certificate of Incorporation, the Company’s Bylaws and the comparable organizational or constitutive documents of the Company’s Subsidiaries so delivered are in full force and effect. The Company is not in violation of the Company Certificate or Company’s Bylaws and each of its Subsidiaries is not in violation of its respective comparable organizational or constitutive documents.

4.2 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Company Stockholder Approval. The execution and delivery by the Company of this Agreement and the Additional Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Company Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement and the Additional Agreements to which the Company is a party constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”).

(b) By resolutions duly adopted (and not thereafter modified or rescinded) by the requisite vote of the Board of Directors of the Company, the Board of Directors of the Company has (i) approved the execution, delivery and performance by the Company of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which it is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and the Company Stockholders; (iii) directed that the adoption of this Agreement be submitted to the Company Stockholders for consideration and recommended that all of the Company Stockholders adopt this Agreement. The affirmative vote or written consent of Persons holding a majority of the voting power of the shares of Company Common Stock entitled to vote thereon to adopt this Agreement (the “Company Stockholder Approval”) is the only vote or consent of any of the holders of Company Common Stock or any other class or series of capital stock of the Company that is necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

4.3 Governmental Authorization. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party, or the consummation of the transactions contemplated hereby or thereby, requires any consent, approval, license, Order or other action by or in respect of, or registration, declaration or filing with, any Authority, except for (a) the filing of a premerger notification and report form by the Company under the HSR Act and the termination of the waiting period required thereunder and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL.

4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby and thereby does or will (a) contravene or conflict with the Company Certificate of Incorporation or the Company’s Bylaws or the organizational or constitutive documents of any other member of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to any member of the Company Group or to any of their respective properties, rights or assets, (c) except for the Contracts listed on Schedule 4.8 requiring Company Consents (but only as to the need to obtain such Company Consents), (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or to a loss of any material benefit to which any member of the Company Group is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon any member of the Company Group or any of their respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the Company Certificate of Incorporation or Bylaws of the Company or the organizational or constitutive documents of any other member of the Company Group, except for such consent, approval or waiver which shall be obtained (and a copy provided to Parent) prior to the Closing.

4.5 Capitalization.

(a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Class A Common Stock, par value $0.0001 per share, and 100,000,000 shares of Company Class F Common Stock, par value $0.0001 per share, of which 14,061,958 shares of Company Class A Common Stock and 89,285,591 shares of Company Class F Common Stock are issued and outstanding as of the date of this Agreement. As of the date hereof, there are 28,313,664 shares of Company Common Stock reserved for issuance under the Equity Incentive Plan for outstanding unexercised Company Options. No other shares of capital stock or other voting securities of the Company are authorized or reserved for issuance or, other than issuances of Company Common Stock after the date hereof (1) in connection with exercises of Company Options outstanding as of the date hereof or (2) as set forth on Schedule 4.5(a), issued or outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and were issued in compliance with all applicable Laws (including any applicable securities laws) and in compliance with the Company Certificate of Incorporation and the Company’s Bylaws. No shares of Company Common Stock are subject to or were issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the DGCL, the Company Certificate of Incorporation or any Contract to which the Company is a party or by which the Company or any of its properties, rights or assets are bound). As of the date of this Agreement, all outstanding shares of Company Common Stock are owned of record by the Persons set forth on Schedule 4.5(a) in the amounts set forth opposite their respective names. Schedule 4.5(a) contains a complete and correct list of each Company Option outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof.

(b) Except for the Company Options, there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares of Company Common Stock or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company (including pursuant to any provision of Law, the Company Certificate of Incorporation or any Contract to which the Company is a party), or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable). There are no issued, outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

(c) Each Company Option (i) was granted in compliance in all material respects with (A) all applicable Laws and (B) all of the terms and conditions of the Equity Incentive Plans pursuant to which it was issued, (ii) has an exercise price per share of Company Class A Common Stock equal to or greater than the fair market value of such share at the close of business on the date of such grant, and (iii) has a grant date identical to the date on which the Board of Directors of the Company or compensation committee actually awarded such Company Option.

4.6 Corporate Records. All proceedings occurring since January 2, 2019 of the Board of Directors of the Company, including all committees thereof, and of the Company Stockholders, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company and made available to Parent. The stockholder ledger of the Company is true, correct and complete.

4.7 Subsidiaries. Schedule 4.7 lists each Subsidiary of the Company (including its jurisdiction of incorporation or formation). All the issued and outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all Liens. Except for the Subsidiaries of the Company, the Company does not own, directly or indirectly, as of the date hereof, (a) any capital stock of, or other voting securities or other equity or voting interests in, any Person or (b) any other interest or participation that confers on the Company or any Subsidiary of the Company the right to receive (i) a share of the profits and losses of, or distributions of assets of, any other Person or (ii) any economic benefit or right similar to, or derived from, the economic benefits and rights occurring to holders of capital stock of any other Person. The Company and its Subsidiaries (x) have fully and formally closed and dissolved up any and all of its Subsidiaries, and ceased all of its operations, in the People’s Republic of China (the “PRC”), without incurring any additional material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) as a result thereof, except as already set forth on Schedule 4.9(b), (y) have no employees in the PRC (for the avoidance of doubt, non-employee consultants shall not be considered as employees in the PRC), and (z) have no equity investments in any entity organized under the laws of the PRC.

4.8 Consents. The Contracts listed on Schedule 4.8 are the only Contracts requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is or will be a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.9 Financial Statements.

(a) The Company Group has delivered to Parent (a) the audited consolidated balance sheets of the Company, and the related statements of operations, changes in stockholders’ equity and cash flows, for the fiscal years ended December 31, 2020 and December 31, 2019 including the notes thereto (collectively, the “Annual Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company as of September 30, 2021 and September 30, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the three-month periods ended September 30, 2021 and September 30, 2020 (collectively, the “Unaudited Financial Statements” and, together with the Annual Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein subject, in the case of the Unaudited Financial Statements, to normal audit adjustments and the absence of notes thereto. The Company Financial Statements were prepared from the Books and Records of the Company Group in all material respects. Since the Balance Sheet Date, except as required by applicable Law or U.S. GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice.

(b) Except: (i) as specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date; (iii) for liabilities that are executory obligations arising under Contracts to which a member of the Company Group is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; and (v) for liabilities set forth on Schedule 4.9(b), the Company Group does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(c) Except as set forth on Schedule 4.9(c), the Company Group does not have any Indebtedness.

(d) Except as may be specifically disclosed in the Company Financial Statements, since December 31, 2021 through the date hereof, the Company has not incurred any material losses in excess of $100,000 arising from its proprietary desk trading activities.

4.10 Books and Records. The Books and Records of the Company and the other members of the Company Group accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company Group. The Books and Records of the Company and the other members of the Company Group have been maintained, in all material respects in accordance with reasonable business practices.

4.11 Internal Accounting Controls. The Company Group has established a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and the Company Group’s historical practices and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.12 Absence of Certain Changes. From the Balance Sheet Date until the date of this Agreement, except as set forth on Schedule 4.12, (a) the Company and each other member of the Company Group have conducted their respective businesses in the ordinary course and in a manner consistent with past practices; (b) there has not been any Material Adverse Effect in respect of the Company Group; and (c) neither the Company nor any other member of the Company Group has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of Parent pursuant to Section 6.1 and Parent has not given consent.

4.13 Properties; Title to the Company’s Assets.

(a) All items of Tangible Personal Property are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted), have been properly maintained and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. All of the Tangible Personal Property is located at the offices or properties of the Company or any other member of the Company Group.

(b) The Company or a Subsidiary has good, valid and marketable title in and to, or in the case of the Lease and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use all of the tangible assets reflected on the Balance Sheet. Except as set forth on Schedule 4.13(b), no such tangible asset is subject to any Lien other than Permitted Liens. The Company Group’s assets constitute all of the rights, properties, and assets of any kind or description whatsoever, including goodwill, necessary for the Company Group to operate the Business immediately after the Closing in substantially the same manner as the Business is currently being conducted.

4.14 Litigation. Except as set forth on Schedule 4.14, there is no Action pending or, to the Knowledge of the Company, threatened against or affecting any member of the Company Group, any of the officers or directors of any member of the Company Group, the Business, any of the Company Group’s rights, properties or assets or any Contract before any Authority or which, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement and there are no outstanding judgments against any member of the Company Group or any of its respective rights, properties or assets. No member of the Company Group or any of its respective rights, properties or assets is, nor has been since January 2, 2019, subject to any Action by any Authority.

4.15 Contracts.

(a) Schedule 4.15(a) sets forth a complete and correct list, as of the date of this Agreement, of all of the following Contracts as amended to date which are currently in effect (collectively, “Material Contracts”):

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $250,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practices);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar Contracts;

(iii) each Contract with any current officer, director, employee or consultant of any member of the Company Group, under which the Company Group (A) has continuing obligations for payment of an annual compensation of at least $250,000, and which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation; (B) has severance or post-termination obligations to such Person (other than COBRA obligations); or (C) has an obligation to make a payment upon consummation of the transactions contemplated by this Agreement or any Additional Agreement or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, limited liability company or partnership arrangement to which the Company Group is a party;

(v) all Contracts relating to any acquisitions or dispositions of material assets by the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices) in excess of $250,000;

(vi) all IP Contracts, separately identifying all such IP Contracts under which any member of the Company Group is obligated to pay royalties thereunder and all such IP Contracts under which any member of the Company Group is entitled to receive royalties thereunder;

(vii) all Contracts limiting the freedom of any member of the Company Group to compete in any line of business or industry, with any Person or in any geographic area;

(viii) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by any member of the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts;

(ix) all Contracts with or pertaining to the Company Group to which any Affiliate of the Company Group is a party, other than any Contracts for less than $50,000 or relating to such Affiliate’s status as a Company Securityholder;

(x) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which any member of the Company Group holds a leasehold interest (including the Lease) and which involve payments to the lessor thereunder in excess of $250,000 per year;

(xi) all Contracts creating or otherwise relating to outstanding Indebtedness (other than intercompany Indebtedness), except any such Contract with an aggregate outstanding principal amount not exceeding $250,000;

(xii) all Contracts relating to the voting or control of the equity interests of any member of the Company Group or the election of directors of any member of the Company Group (other than the organizational or constitutive documents of any member of the Company Group);

(xiii) all Contracts not cancellable by the Company Group with no more than sixty (60) days’ notice if the effect of such cancellation would result in monetary penalty to the Company Group in excess of $250,000 per the terms of such contract;

(xiv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Additional Agreement;

(xv) all Contracts under which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated by this Agreement or any Additional Agreement, or the amount or value thereof will be calculated on the basis of, the transactions contemplated by this Agreement or any Additional Agreement; and

(xvi) all collective bargaining agreements or other agreement with a labor union or labor organization.

(b) Each Material Contract is (i) a valid and binding agreement, (ii) in full force and effect and (iii) enforceable by and against the Company or its Subsidiary and each counterparty that is party thereto, subject, in the case of this clause (iii), to the Enforceability Exceptions. Neither the Company Group nor, to the Company’s Knowledge, any other party to a Material Contract is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company Group has not assigned, delegated or otherwise transferred any of its rights or obligations under any Material Contract or granted any power of attorney with respect thereto (other than, in each case, to another member of the Company Group).

(c) The Company Group is in compliance in all material respects with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or Contracts establishing or evidencing any Indebtedness. The consummation and closing of the transactions contemplated by this Agreement shall not cause or result in an event of default under any instruments or Contracts establishing or evidencing any Indebtedness.

4.16 Licenses and Permits. Schedule 4.16 sets forth a complete and correct list of each material Permit, together with the name of the Authority issuing the same. Such Permits are valid and in full force and effect, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement or any Additional Agreement. The Company Group has all Permits necessary to operate the Business, and each of the Permits is in full force and effect. The Company Group is not in material breach or violation of, or material default under, any such Permit, and, to the Company Group’s Knowledge, no basis (including the execution of this Agreement and the other Additional Agreements to which the Company is a party and the consummation of the transactions contemplated by this Agreement or any Additional Agreement) exists which, with notice or lapse of time or both, would reasonably constitute any such breach, violation or default or give any Authority grounds to suspend, revoke or terminate any such Permit. The Company has not received any written (or, to the Company’s Knowledge, oral) notice from any Authority regarding any material violation of any Permit. There has not been and there is not any pending or, to the Company Group’s Knowledge, threatened Action, investigation or disciplinary proceeding by or from any Authority against the Company involving any Permit, and the Company Group has not received any written communications from any Authority notifying the Company of a Permit it does not currently possess, or has not applied for, that is required in connection with the Company’s operation of the Business.

4.17 Compliance with Laws.

(a) Neither the Company Group nor, to the Knowledge of the Company, any Representative or other Person acting on behalf of the Company Group, is in violation in any material respect of, and, since January 2, 2019, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since January 2, 2019, (i) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by any member of the Company Group of, or failure on the part of any member of the Company Group to comply with, or any liability suffered or incurred by any member of the Company Group in respect of any violation of or material noncompliance with, any Laws, Orders or policies by Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (ii) no Action by any Authority or other adversarial litigant is pending, or to the Knowledge of the Company Group, threatened, alleging any such violation or noncompliance by a member of the Company Group. Since January 2, 2019, the Company Group has not been threatened in writing or, to the Company Group’s Knowledge, orally to be charged with, or given written or, to the Company Group’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Authority. Without limiting the generality of the foregoing, the Company Group is, and since January 2, 2019 has been, in compliance in all material respects with: (i) every Law applicable to the Company Group due to the specific nature of the Business, including Data Protection Laws; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to any member of the Company Group; and (iii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. Since January 2, 2019, the Company Group has not been threatened or charged in writing (or to the Company’s Knowledge, orally) with or given written (or to the Company’s Knowledge, oral) notice of any violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence by any Authority and, to the Company Group’s Knowledge, the Company Group is not under any investigations with respect to any such Law.

(b) Neither the Company Group nor, to the Knowledge of the Company Group, any Representative or other Person acting on behalf of the Company Group (or such Representative’s or other Person’s immediate family) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.18 Intellectual Property.

(a) The Company Group is the sole and exclusive owner of each item of Company Owned IP, free and clear of any Liens (except for Permitted Liens). To the Knowledge of the Company, the Company Group is the sole and exclusive licensee of each item of Company Exclusively Licensed IP, free and clear of any Liens. The Company Group has a valid right to use the Company Licensed IP as currently used.

(b) Schedule 4.18(b) sets forth a complete and correct list of all (i) Registered Owned IP; (ii) unregistered material Trademarks constituting Company Owned IP; (iii) Domain Names constituting Company Owned IP; and (iv) all social media handles constituting Company Owned IP; accurately specifying as to each of the foregoing, as applicable: (A) the filing number, issuance or registration number, or other identify details; (B) the owner and nature of the ownership; and (C) the jurisdictions by or in which such Registered Owned IP has been issued, registered, or in which an application for such issuance or registration has been filed.

(c) All Registered Owned IP is subsisting and valid and enforceable. All Registered Exclusively Licensed IP All Registered Owned IP is subsisting and to the Knowledge of the Company valid and enforceable. All Persons (including members of the Company Group) have, in connection with the prosecution of all Patents before the United States Patent and Trademark Office and other similar offices in other jurisdictions complied with the applicable obligations of candor owed to the United States Patent and Trademark Office and such other offices. Since January 2, 2019, no Registered Owned IP is or has been involved in any interference, opposition, reissue, reexamination, revocation or equivalent proceeding, and no such proceeding has been threatened in writing with respect thereto. Since January 2, 2019, there have been no claims filed, served or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company contesting the validity, use, ownership, enforceability, patentability, registrability, or scope of any Registered Owned IP. All registration, maintenance and renewal fees currently due in the next ninety (90) days in connection with any Registered Owned IP have been paid and all documents, recordations and certificates in connection therewith have been filed with the authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such rights and recording the Company Group’s ownership or interests therein.

(d) To the Knowledge of the Company, the operation of the Business as currently conducted and as conducted since January 2, 2019 do not conflict with, infringe, misappropriate or otherwise violate any Intellectual Property Right of any third Person. Since January 2, 2019, there have been no claims filed, served or threatened in writing, or to the Knowledge of the Company orally threatened, against the Company alleging any conflict with, infringement, misappropriation, or other violation of any Intellectual Property of a third Person (including any unsolicited written offers to license any such Intellectual Property). There are no Actions pending that involving a claim against a member of the Company Group by a third Person alleging infringement or misappropriation of such third Person’s Intellectual Property. To the Knowledge of the Company, since January 2, 2019 no third Person has conflicted with, infringed, misappropriated, or otherwise violated any Company IP.

(e) Since January 2, 2019 no member of the Company Group has filed, served, or threatened a third Person with any claims alleging any conflict with, infringement, misappropriation, or other violation of any Company IP. There are no Actions pending that involving a claim against a third Person by a member of the Company Group alleging infringement or misappropriation of Company IP. The Company Group is not subject to any Order that adversely restricts the use, transfer, registration or licensing of any such Intellectual Property by the Company Group.

(f) Except as disclosed on Schedule 4.18(f), each employee, agent, consultant, and contractor who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar written Contract with the Company Group under which such Person: (i) has assigned all right, title and interest in and to such Intellectual Property to the Company Group (or such predecessor in interest, as applicable); and (ii) is obligated to maintain the confidentiality of the Company Group’s confidential information both during and after the term of such Person’s employment or engagement. To the extent any such proprietary information and/or inventions agreement or other similar written Contract permitted such employee, agent, consultant, and contractor to exclude from the scope of such agreement or Contract any Intellectual Property in existence prior to the date of the employment or relationship, no such employee, agent, consultant, and contractor excluded Intellectual Property that was related to the Business of the Company Group. To the Knowledge of the Company, no employee, agent, consultant or contractor of the Company Group is or has been in violation of any term of any such Contract.

(g) No government funding or facility of a university, college, other educational institution or research center was used in the development of any item of Company Owned IP.

(h) None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is or will be a party or the consummation by the Company of the transactions contemplated hereby or thereby will (i) cause any item of Company Owned IP, or any material item of Company Licensed IP immediately prior to the Closing, to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closing or (ii) require any additional payment obligations by the Company Group in order to use or exploit any other such Intellectual Property to the same extent as the Company Group was permitted immediately before the Closing.

(i) Except with respect to the agreements listed on Schedule 4.18(i), the Company Group is not obligated under any Contract to make any payments by way of royalties, fees, or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property.

(j) The Company Group has exercised reasonable efforts necessary to maintain, protect and enforce the confidentiality of all Trade Secrets constituting Company Owned IP and all other material Confidential Information. No Company IP is subject to any technology or source code escrow arrangement or obligation. No person other than the Company Group and their employees and contractors (i) has a right to access or possess any source code of the Software constituting the Company Owned IP, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement. The Company Group is in actual possession of the source code of any Software constituting Company Owned.

(k) The Company Group has a privacy policy regarding the collection, use or disclosure of data in connection with the operation of the business as currently conducted (the “Privacy Policy”) that is made available to all visitors to the Sites prior to the collection of any data in the possession, custody, or control, or otherwise held or processed by, or on behalf of the Company Group. For purposes of this subsection (m), “Sites” shall mean, any websites or applications made available to the general public provided by or on behalf of the Company Group. The Privacy Policy accurately describes the Company Group’s data collection, disclosure and use practices, complies with all Laws, and is consistent with good industry practice and. None of the marketing materials and/or advertisements made, or provided by, or on behalf of the Company Group have been inaccurate in a material way, misleading in a material way, unfair or deceptive in violation of applicable Laws.

(l) In connection with its Processing of any Personal Information, the Company is and has been in compliance with all applicable Laws, including without limitation all Data Privacy Laws and Laws related to data loss, theft, and security breach notification obligations, and, to the Knowledge of the Company, there has been no unauthorized disclosure of any Personal Information for which the Company would be required to make a report to a governmental authority, a data subject, or any other Person. In addition, the Company Group has in place and since January 2, 2019 has had in place commercially reasonable policies (including the Privacy Policy and any other internal and external privacy policies), rules, and procedures regarding the Company’s collection, use, disclosure, disposal, dissemination, storage, protection and other Processing of Personal Information. The Company Group has complied in all respects with such privacy policies, rules, and procedures in connection with any collection, use, or disclosure by the Company Group of any Personal Information of any Person. The Company Group has not be subject to, and, to the Knowledge of the Company, there are no, complaints to or audits, proceedings, investigations or claims pending against the Company Group by any Authority, or by any Person, in respect of the collection, use, storage disclosure or other Processing of Personal Information. The Company (i) has implemented commercially reasonable physical, technical, organization and administrative security measures and policies designed to protect all Personal Information of any Person accessed, Processed or maintained by the Company from unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse, and (ii) requires by written contract all material third party providers and other persons who have or have had access to Personal Information, or who Process Personal Information on Company’s behalf, to implement, appropriate security programs and policies consistent with the Data Protection Laws. Without limiting the generality of the foregoing, since January 2, 2019, to the Knowledge of the Company, the Company Group has not experienced any material loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Information maintained by or on behalf of the Company Group (including by any agent, subcontractor or vendor of the Company Group).

(m) The Software that constitutes Company Owned IP and all Software that is used by the Company Group is, to the Knowledge of the Company, free of all viruses, worms, Trojan horses and other material known contaminants and does not contain any bugs, errors, or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other Software. The Company Group has not incorporated Publicly Available Software into the Company Group’s products and services, and the Company Group has not distributed Publicly Available Software as part of the Company Group’s products and services other than as set forth on Schedule 4.18(m) in a manner that subjects, in whole or in part, any Software constituting Company Owned IP to any Copyleft License obligations. The Company Group is in material compliance with all Publicly Available Software license terms applicable to any Publicly Available Software licensed to or used by the Company Group. The Company Group has not received any written (or, to the Knowledge of the Company, oral) notice from any Person that it is in breach of any license with respect to Publicly Available Software.

(n) The Company Group has implemented and maintained (or, where applicable, has required its vendors to maintain), consistent with commercially reasonable and industry practices and in compliance with its contractual obligations to other Persons, reasonable security measures designed to protect, preserve and maintain the performance, security and integrity of all computers, servers, equipment, hardware, networks, Software and systems used, owned, leased or licensed by the Company Group in connection with the operation of the Business (the “Company Information Systems”). There has been no unauthorized access to or use of the Company Information Systems, nor has there been any downtime or unavailability of the Company Information Systems that resulted in a material disruption of the Business. The Company Information Systems are adequate and sufficient (including with respect to working condition and capacity) for the operations of the Business. There has been no failure with respect to any Company Information System that has had a material effect on the operations of the Company Group.

(o) The Company Group is not bound by, and has not agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company Group is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Setting Body”) that requires or purports to require Company to contribute, disclose or license any Intellectual Property to such Standards Setting Body or its other members, other than the Standards Setting Agreements. Schedule 4.18(o) sets forth a listing of the membership agreements and other Contracts relating to such Standards Bodies, to which Company Group is bound (collectively, “Standards Setting Agreements”). True, complete and correct copies of all Standards Setting Agreements have been delivered to Parent. The Company Group has not made any written Patent disclosures to any Standards Setting Body. The Company Group is in material compliance with all Standards Setting Agreements that relate to Intellectual Property. The Company is not engaged in any material dispute with any Standards Setting Body with respect to any Intellectual Property or with any third Persons with respect to Company Group’s conduct with respect to any Standards Setting Body.

4.19 Accounts Payable; Affiliate Loans.

(a) The accounts payable of the Company Group reflected on the Company Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course of business consistent with past practices.

(b) The information set forth on Schedule 4.19(b) separately identifies any and all accounts, receivables or notes of the Company Group which are owed by any Affiliate of the Company Group. Except as set forth on Schedule 4.19(b), the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company Group.

4.20 Employees; Employment Matters.

(a) Schedule 4.20(a) sets forth a complete and correct list of each of the five (5) highest compensated officers or employees of the Company Group as of the date hereof, setting forth the name, title, current base salary or hourly rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal years ended December 31, 2020 and 2019.

(b) The Company Group is not a party to any collective bargaining agreement, and, since January 2, 2019, there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group. There is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened against the Company Group, and, since January 2, 2019, the Company Group has not experienced any strike, material slowdown, material work stoppage or lockout by or with respect to its employees. To the Knowledge of the Company, the Company Group is not subject to any attempt by any union to represent Company Group employees as a collective bargaining agent.

(c) There are no pending or, to the Knowledge of the Company, threatened Actions against the Company Group under any worker’s compensation policy or long-term disability policy. There is no unfair labor practice charge or complaint pending or, to the Knowledge of the Company, threatened before any applicable Authority relating to employees of the Company Group. Since January 2, 2019, the Company Group has not engaged in, and is not currently contemplating, any location closing, employee layoff, or relocation activities that would trigger the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local statute, rule or regulation (collectively, the “WARN Act”).

(d) The Company Group is, and since January 2, 2019 has been, in material compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, overtime, collective bargaining, equal employment opportunity, anti-discrimination, anti-harassment (including, but not limited to sexual harassment), anti-retaliation, immigration, employee leave, disability rights or benefits, employment and reemployment rights of members and veterans of the uniformed services, paid time off/vacation, unemployment insurance, safety and health, workers’ compensation, pay equity, restrictive covenants, child labor, whistleblower rights, classification of employees and independent contractors, meal and rest breaks, business expenses, and the collection and payment of withholding or social security Taxes. Since January 2, 2019, no audits have been conducted, or are currently being conducted, or, to the Knowledge of the Company, are threatened to be conducted by any Authority with respect to applicable Laws regarding employment or labor Laws. No employee of the Company Group has, since January 2, 2019, brought or, to the Knowledge of the Company, threatened to bring a claim for unpaid compensation, including overtime amounts.

(e) The Company Group has complied, in all material respects, with all Laws relating to the verification of identity and employment authorization of individuals employed in the United States, and none of the Company Group currently employs, or since January 2, 2019 has employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. No audit by any Authority is currently being conducted, pending or, to the Knowledge of the Company, threatened to be conducted in respect to any foreign workers employed by the Company Group. Schedule 4.20(e) sets forth with respect to each individual who is employed by the Company Group pursuant to a visa, (i) the expiration date of such visa and (ii) whether the Company Group has made any attempts to renew such visa.

(f) To the Knowledge of the Company, no key employee or officer of the Company Group is a party to or is bound by any confidentiality agreement, non-competition agreement or other contract (with any Person) that would materially interfere with: (i) the performance by such officer or key employee of any of his or her duties or responsibilities as an officer or employee of the Company Group or (ii) the Company’s business or operations. No key employee or officer of the Company Group has given written notice of their definite intent to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any of the foregoing.

(g) Except as set forth on Schedule 4.20(g), the employment of each of the key employees is terminable at will without any penalty or severance obligation on the part of the Company Group. All material sums due for employee compensation and all vacation time owing to any employees of the Company Group, and all fees owing to any independent contractors and consultants, have been duly accrued on the accounting records of the Company Group.

(h) Each current and former employee and officer, and where appropriate, each independent contractor and consultant, of the Company Group who has contributed to or participated in the creation or development of any material Intellectual Property on behalf of the Company Group or any predecessor in interest thereto has executed a form of proprietary information and/or inventions agreement or similar agreement (the “IP Assignment Agreements”). To the Knowledge of the Company, no current or former employees, officers or consultants are or were, as the case may be, in violation thereof. Other than with respect to exclusions previously accepted by the Company involving works or inventions unrelated to the business of the Company Group, no current or former employee, officer or consultant of the Company Group has disclosed excluded works or inventions made prior to his or her employment or consulting relationship with the Company Group from his, her or its assignment of inventions pursuant to such employee, officer or consultant’s IP Assignment Agreement. The IP Assignment Agreements of each current and/or former PRC employee and/or officer, and where appropriate, each independent PRC contractor and/or consultant, of the Company Group (the “PRC IP Assignment Agreements”) are set forth on Schedule 4.20(h).

(i) With regard to any individual who performs or performed services for the Company and who is not treated as an employee for Tax purposes by the Company Group, the Company Group has complied in all material respects with applicable Laws concerning independent contractors, including for Tax withholding purposes or Plan purposes, and the Company Group does not have any Liability by reason of any individual who performs or performed services for the Company Group, in any capacity, being improperly excluded from participating in any Plan. Each individual engaged by the Company Group as an independent contractor or consultant is, and since January 2, 2019 has been, properly classified by the Company Group as an independent contractor, and the Company Group has not received any notice from any Authority or Person disputing such classification. Each of the employees of the Company Group is, and since January 2, 2019 has been, properly classified by the Company Group as “exempt” or “non-exempt” under applicable Law.

(j) There is no, and since January 2, 2019 there has been no, written notice provided to the Company Group of any claim or litigation relating to, or any complaint or allegation of, discrimination, retaliation, wrongful termination, constructive termination, harassment (including sexual harassment), sexual misconduct, or wage and hour violation against the Company Group; nor there is any pending obligation for the Company Group under any settlement or out-of-court or pre-litigation arrangement relating to such matters or (iii) nor to the Knowledge of the Company, has any such litigation, settlement or other arrangement been threatened.

(k) Since January 2, 2019, the Company Group has investigated all workplace harassment (including sexual harassment), discrimination, retaliation, and workplace violence written claims relating to current and/or former employees of the Company Group or third-parties who interacted with current and/or former employees of the Company Group. With respect to each such written claim with potential merit, the Company Group has taken corrective action. Further, to the Knowledge of the Company, no allegations of sexual harassment have been made to the Company Group against any individual in his or her capacity as director or an employee of the Company Group at a level of Senior Vice President/insert lowest level manager level or above.

(l) As of the date hereof and since January 2, 2019, there have been no audits by any Authority, nor have there been any charges, fines, or penalties, including those pending or threatened, under any applicable federal, state or local occupational safety and health Law and Orders (collectively, “OSHA”) against the Company Group. The Company Group is in compliance in all material respects with OSHA and there are no pending appeals of any Authority’s decision or fines issued in relation to OSHA.

(m) The Company Group has complied with all applicable Laws regarding the COVID-19 pandemic, including all applicable federal, state and local Orders issued by any Authority (whether in the United States or any other jurisdiction) regarding shelters-in-place, or similar Orders in effect as of the date hereof and have taken appropriate precautions regarding its employees. As of the date hereof, all employees of the Company Group who are reasonably able to conduct their duties remotely are working remotely. There have been no, and there are no pending or anticipated layoffs, leaves of absence or terminations of employment in respect to the employees of the Company as a result of the COVID-19 pandemic. The Company Group has promptly and thoroughly investigated all occupational safety and health complaints, issues, or inquiries related to the COVID-19 pandemic. With respect to each occupational safety and health complaint, issue, or inquiry related to the COVID-19 pandemic, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further spread of COVID-19 within the Company Group’s workplace.

(n) Except as set forth on Schedule 4.20(n), the Company Group has not paid or promised to pay any bonus to any employee in connection with the consummation of the transactions contemplated hereby.

4.21 Withholding. Except as disclosed on Schedule 4.21, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by Contract, or attributable to payments by the Company Group to trusts or other funds or to any Authority, with respect to unemployment compensation benefits or social security benefits for its employees through the date hereof, have been paid or adequate accruals therefor have been made on the Company Financial Statements. Except as disclosed on Schedule 4.21, all reasonably anticipated obligations of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business consistent with past practices), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

4.22 Employee Benefits.

(a) Schedule 4.22(a) sets forth a complete and correct list of all Plans. With respect to each Plan, the Company has made available to Parent or its counsel a true, complete and correct copy, to the extent applicable, of: (i) each writing constituting a part of such Plan and all amendments thereto, including all plan documents, material employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual report on Form 5500 and accompanying schedules; (iii) the current summary plan description and any material modifications thereto; (iv) the most recent annual financial and actuarial reports; (v) the most recent determination or advisory letter received by the Company Group from the Internal Revenue Service regarding the tax-qualified status of such Plan and (vi) the three (3) most recent written results of all required compliance testing.

(b) No Plan is (i) subject to Title IV of ERISA or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). None of the Company Group, or any ERISA Affiliate, has withdrawn at any time since January 2, 2019 from any multiemployer plan or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and, to the Knowledge of the Company, no circumstances exist that could reasonably be expected to result in any such liability to the Company Group with respect to any multiemployer plan.

(c) With respect to each Plan that is intended to qualify under Section 401(a) of the Code, such Plan, including its related trust, has received a determination letter (or may rely upon opinion letters in the case of any prototype plans) from the Internal Revenue Service that it is so qualified and that its trust is exempt from Tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Plan that could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d) There are no pending or, to the Knowledge of the Company, threatened Actions against or relating to the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any Plan with respect to the operation of such Plan (other than routine benefits claims). No Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Authority.

(e) Each Plan has been established, administered and funded in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. All premiums due or payable with respect to insurance policies funding any Plan have been made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

(f) None of the Plans provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA or any other applicable Law. There has been no violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Plan to which such continuation coverage requirements apply.

(g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company Group with respect to any Plan; (ii) increase any benefits otherwise payable under any Plan; or (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company Group as a result of the imposition of the excise taxes required by Section 4999 of the Code or any taxes required by Section 409A of the Code.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, be an “excess parachute payment” within the meaning of Section 280G of the Code.

(i) Each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in material documentary compliance with, and has been administered in material compliance with Section 409A of the Code.

(j) Each Plan that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”) has been established, maintained and administered in compliance with the requirements of the Affordable Care Act.

(k) All Plans subject to the laws of any jurisdiction outside of the United States (i) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (ii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

4.23 Real Property.

(a) Except as set forth on Schedule 4.23, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Leases are the only Contracts pursuant to which the Company Group leases any real property or right in any Real Property. The Company Group has provided to Parent and Merger Sub accurate and complete copies of all Leases. The Company Group has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.23, free and clear of all Liens. The Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance.

(b) With respect to each Lease: (i) it is valid, binding and enforceable in accordance with its terms and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the Company Group has been in peaceable possession of the premises leased thereunder since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the Company’s obligations thereunder has been granted by the lessor; (v) the Company Group has performed all material obligations imposed on it under such Lease and there exist no default or event of default thereunder by the Company Group or, to the Company’s Knowledge, by any other party thereto; (vi) there exists, to the Company’s Knowledge, no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would reasonably be expected to become a default or event of default by the Company Group thereunder; (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder and (viii) the Company Group has not exercised early termination options, if any, under such Lease. The Company Group holds the leasehold estate established under the Leases free and clear of all Liens, except for Liens of mortgagees of the Real Property on which such leasehold estate is located. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with such leased Real Property. The Company Group is in physical possession and actual and exclusive occupation of the whole of the leased premises, none of which is subleased or assigned to another Person. Each Lease leases all useable square footage of the premises located at each leased Real Property. The Company Group does not owe any brokerage commission with respect to any Real Property. With respect to alterations or improvements made by the Company Group that require restoration by the Company Group upon the expiration or the earlier termination of the applicable Leases in accordance with the terms of such Leases, the cost of the Company Group’s restoration obligations shall not exceed $50,000 in the aggregate.

4.24 Tax Matters. Except as set forth on Schedule 4.24:

(a) (i) The Company Group has duly and timely filed all income and all other material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes (whether or not shown on such Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) to the Knowledge of the Company, there is no Action, pending or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company Group has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group; (vi) the Company has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to the Company Group; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction, the Company Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company Group members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company Group are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Company Group has provided to Parent true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2017; (xi) the Company Group is not, and has never been, a party to any Tax sharing, Tax indemnity or Tax allocation Contract; (xii) the Company has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company); (xiii) the Company has no liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or by contract or (3) otherwise by operation of applicable Law; (xiv) to the Knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; (xv) the Company Group has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xvi) the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xvii) the Company has not disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law and (xviii) the Company has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

(b) The Company Group will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date; (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d) The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) The Company Group has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of the Company and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of the Company up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

4.25 Environmental Laws. The Company Group has materially complied and is in material compliance with all Environmental Laws, and there are no Actions pending or, to the Knowledge of the Company Group, threatened against the Company Group alleging any failure to so comply. The Company Group has not (a) received any notice of any alleged claim, violation of or liability under any Environmental Law nor any claim of potential liability with regard to any Hazardous Material, which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Material; arranged for the disposal, discharge, storage or release of any Hazardous Material; or exposed any employee or other individual or property to any Hazardous Material so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activity, in each case, except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect in respect of the Company Group. There are no Hazardous Materials in, on or under any properties owned, leased or used at any time by the Company Group that could give rise to any liability or corrective or remedial obligation of the Company Group under any Environmental Laws.

4.26 Finders’ Fees. Except for the fees due to Chardan Capital Markets LLC and/or its designees, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any other member the Company Group or any of its respective Affiliates who might be entitled to any fee or commission from the Company, any other member of the Company Group, Merger Sub, Parent or any of its respective Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

4.27 Powers of Attorney, Suretyships and Bank Accounts. The Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person . Schedule 4.27 sets forth, as of the date hereof, a true, complete and correct list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company Group has an account or safe deposit box, including the names and identification of all Persons authorized to draw thereon or have access thereto.

4.28 Directors and Officers. Schedule 4.28 sets forth a complete and correct list of all directors and officers of each member of the Company Group.

4.29 Anti-Money Laundering Laws.

(a) The Company Group currently is and, since January 2, 2019, has been, in compliance with applicable Laws in all applicable jurisdictions related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by an Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; or (iv) an officer or employee of any Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company Group nor, to the Knowledge of the Company, any Representative of the Company Group (acting on behalf of the Company Group), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

(c) The Company has not received written notice of, nor, to the Knowledge of the Company, any of its Representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

4.30 Insurance. All liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the Company Group or its employees (other than self-obtained insurance policies by such employees) are set forth on Schedule 4.30(a), and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been or will be paid when due, no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination and there is no claim by the Company Group or, to the Company’s Knowledge, any other Person pending under any of such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such policies. There is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute noncompliance with, or a default under, any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company Group is a party are sufficient for compliance with all requirements of all Material Contracts to which the Company Group is a party or by which the Company Group is bound, and, in light of the nature of the Company Group’s business, assets and properties, are in amounts and have coverage as are carried by Persons engaged in similar business and having similar assets and properties. Since January 2, 2019, the Company Group has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements. Except as set forth on Schedule 4.30(b), no fidelity bonds, letters of credit, performance bonds or bid bonds have been issued to or in respect of the Company Group.

4.31 Related Party Transactions. Except as set forth on Schedule 4.31, as contemplated by this Agreement or as provided in the Company Financial Statements, no Affiliate of the Company Group, current or former director, manager, officer or employee of any Person in the Company Group or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with any member of the Company Group, (b) owns any asset, property or right, tangible or intangible, which is used by any member of the Company Group, or (c) is a borrower or lender, as applicable, under any Indebtedness owed by or to any member of the Company Group since January 2, 2019.

4.32 No Trading or Short Position. None of the Company, any other member of the Company Group, or any of their respective managers and officers, members and employees has engaged in any short sale of Parent’s voting stock or any other type of hedging transaction involving Parent’s securities (including, without limitation, depositing shares of Parent’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling Parent’s securities).

4.33 Not an Investment Company. Neither the Company nor any other member of the Company Group is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.34 Information Supplied. None of the information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the time of the Parent Stockholder Meeting or at the S-4 Effective Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company Group or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent SEC Documents filed and publicly available in unredacted form no later than the second day prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is reasonably apparent on its face, other than any risk factor disclosures or other similar cautionary or predictive statements therein; provided that nothing disclosed in any such Parent SEC Document will be deemed to modify or qualify the representations and warranties set forth in Section 5.1 (Corporate Existence and Power), Section 5.2 (Corporate Authorization) and Section 5.7 (Capitalization)), Parent and Merger Sub (each sometimes referred to individually as a “Parent Party” and collectively as the “Parent Parties”) hereby represent and warrant to the Company as follows:

5.1 Corporate Existence and Power. Each Parent Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Parent Party has all requisite power and authority, corporate and otherwise, to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted. Each Parent Party is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect in respect of the Parent Parties. Since their organization, the Purchaser Parties have not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in their Organizational Documents, there is no agreement, exclusive license or Order binding upon a Parent Party or to which any Parent Party is a party that prohibits or materially restricts any business practice of the Parent Parties, any acquisition of property by the Parent Parties, or the conduct of business by the Parent Parties. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

5.2 Corporate Authorization. Each of the Parent Parties has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby, in the case of the Merger, subject to receipt of the Parent Stockholder Approval. The execution and delivery by each of the Parent Parties of this Agreement and the Additional Agreements to which it is a party and the consummation by each of the Parent Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Parent Party. No other corporate proceedings on the part of such Parent Party are necessary to authorize this Agreement or the Additional Agreements to which it is a party or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Parent Stockholder Approval) or the Additional Agreements. This Agreement and the Additional Agreements to which such Parent Party is a party have been duly executed and delivered by such Parent Party and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto (other than a Parent Party), this Agreement and the Additional Agreements to which such Parent Party is a party constitute a legal, valid and binding obligation of such Parent Party, enforceable against such Parent Party in accordance with their respective terms, subject to the Enforceability Exceptions. The affirmative vote of holders of a majority of the then outstanding shares of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholder Meeting, assuming a quorum is present (the “Parent Stockholder Approval”), is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby. The affirmative vote or written consent of the sole stockholder of the Merger Sub is the only vote of the holders of any of Merger Sub’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties of the Company set forth in Section 4.3, none of the execution, delivery or performance of this Agreement or any Additional Agreement by a Parent Party or the consummation by a Parent Party of the transactions contemplated hereby and thereby requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority except for (a) the filing of a premerger notification and report form by the Company under the HSR Act and the termination of the waiting period required thereunder, and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the filing required pursuant to the HSR Act.

5.4 Non-Contravention. The execution, delivery and performance by a Parent Party of this Agreement or the consummation by a Parent Party of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Parent Parties or to any of their respective properties, rights or assets, (c) except for the Contracts listed on Schedule 5.4 requiring consents (but only as to the need to obtain such consents), (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of a Parent Party or to a loss of any material benefit to which any Parent Party is entitled, in the case of each of clauses (i) – (iv), under any provision of any Permit, Contract or other instrument or obligations binding upon any Parent Party or any of their respective properties, rights or assets, (d) result in the creation or imposition of any Lien (except for Permitted Liens) on any of a Parent Party’s properties, rights or assets, or (e) require any consent, approval or waiver from any Person pursuant to any provision of the amended and restated certificate of incorporation of Parent or bylaws of the Parent or the organizational or constitutive documents of any other Parent Party, except for such consent, approval or waiver which shall be obtained (and a copy provided to the Company) prior to the Closing.

5.5 Finders’ Fees. Except for the Persons identified on Schedule 5.5, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Shares. The Closing Merger Consideration Shares and Earnout Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7 Capitalization.

(a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”) of which 7,461,998 shares of Parent Common Stock (inclusive of Parent Common Stock included in any outstanding Parent Units), and no shares of Parent Preferred Stock are issued and outstanding. In addition, 6,028,518 Parent Warrants (inclusive of Parent Warrants included in any outstanding Parent Units and the Parent Private Warrants) exercisable for 6,028,518 shares of Parent Common Stock are issued and outstanding. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. No bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote, are issued or outstanding.

(b) Merger Sub is authorized to issue 1,000 shares of common stock, par value $0.0001 per share (“Merger Sub Common Stock”), of which 100 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. No bonds, debentures, notes or other Indebtedness of Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Merger Sub may vote, are issued or outstanding.

5.8 Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

5.9 Trust Fund. As of the date of this Agreement, Parent has at least $57,339,200 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) at J.P. Morgan Chase Bank, N.A., and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement dated as of August 12, 2021, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock sold in Parent’s IPO who shall have elected to redeem their shares of Parent Common Stock pursuant to Parent’s amended and restated certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation. The Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would reasonably be expected to constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.10 Listing. The Parent Common Stock, Parent Units, and Parent Warrants, are listed on Nasdaq, with trading tickers “ASPA,” and “ASPAU,” ASPAW.”

5.11 Board Approval.

(a) By resolutions duly adopted (and not thereafter modified or rescinded) by Parent’s Board of Directors (including any required committee or subgroup of such board), the Board of Directors of Parent has unanimously (i) approved the execution, delivery and performance by Parent and Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein; (ii) determined that this Agreement, the Additional Agreements to which a Parent Party is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of Parent and Parent’s stockholders; (iii) directed that the Parent Proposals be submitted to the Parent’s stockholders for consideration at the Parent Stockholder Meeting, (iv) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s amended and restated certificate of incorporation and (v) recommended to the Parent’s stockholders to adopt and approve each of the Parent Proposals (“Parent Board Recommendation”).

(b) By resolutions duly adopted (and not thereafter modified or rescinded) by Merger Sub’s Board of Directors (including any required committee or subgroup of such board), Merger Sub’s Board of Directors has, unanimously (i) approved the execution, delivery and performance by Merger Sub of this Agreement, the Additional Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Merger, on the terms and subject to the conditions set forth herein and therein, (ii) declared the advisability of the transactions contemplated by this Agreement, (iii) determined that the transactions contemplated hereby are in the best interests of its sole stockholder and (iv) recommended to Merger Sub’s sole stockholder to adopt this Agreement.

5.12 Parent SEC Documents and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Closing (the “Additional Parent SEC Documents”). Parent has made available to the Company true and complete copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) Business Days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year that Parent was required to file such a form, (ii) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (iii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12(a)) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i) through (iv) above, whether or not available through EDGAR, collectively, the “Parent SEC Documents”).

(b) Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing.

(c) The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent SEC Documents (collectively, the “Parent Financial Statements”) have been prepared in conformity with U.S. GAAP applied on a consistent basis and in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Parent Financial Statements fairly present (or with respect such financial statements contained or incorporated by reference in the Additional Parent SEC Documents, will fairly present) in all material respects, the financial position of Parent as of the dates thereof and the results of operations of Parent for the periods reflected therein subject, in the case of the Unaudited Financial Statements, to normal audit adjustments and the absence of notes thereto. The Parent Financial Statements were (or with respect such financial statements contained or incorporated by reference in the Additional Parent SEC Documents, will be) prepared from the Books and Records of Parent in all material respects.

(d) Except: (i) as specifically disclosed, reflected or fully reserved against on the Parent Financial Statements (including the notes thereto); (ii) for liabilities and obligations incurred in the ordinary course of business consistent since March 19, 2021; (iii) for liabilities that are executory obligations arising under Contracts to which any Parent Party is a party (none of which, with respect to the liabilities described in clause (ii) and this clause (iii) results from, arises out of, or relates to any breach or violation of, or default under, a Contract or applicable Law); (iv) for expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; and (v) for liabilities set forth on Schedule 5.12(d), Parent does not have any material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise).

(e) As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

5.13 Certain Business Practices. Neither Parent nor any Representative of Parent has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act or (d) made any other unlawful payment. Neither Parent nor any director, officer, agent or employee of Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or assist Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business of Parent and (ii) subject Parent to suit or penalty in any private or governmental Action.

5.14 Anti-Money Laundering Laws. The operations of Parent are and have at all times been conducted in compliance with the Money Laundering Laws, and no Action involving Parent with respect to the Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

5.15 Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Parent or any of its subsidiaries, on the other hand.

5.16 Litigation. There is no (a) Action pending or, to the Knowledge of Parent, threatened against Parent or any of its subsidiaries or any of its or their respective officers or directors or that affects its or their assets or properties or which, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any Additional Agreement, or (b) Order outstanding against Parent or any of its subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its subsidiaries.

5.17 Compliance with Laws.

(a) No Parent Party or, to the Knowledge of Parent, any Representative or other Person acting on behalf of a Parent Party, is in violation in any material respect of, and, since March 19, 2021, no such Person has failed to be in compliance in all material respects with, all applicable Laws and Orders. Since March 19, 2021, (i) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by any Parent Party of, or failure on the part of any Parent Party to comply with, or any liability suffered or incurred by any Parent Party in respect of any violation of or material noncompliance with, any Laws, Orders or policies by Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (ii) no Action by any Authority is pending, or to the Knowledge of Parent, threatened, alleging any such violation or noncompliance by a member of the Company Group. Since March 19, 2021, the Parent Parties have not been threatened in writing or, to Parent’s Knowledge, orally to be charged with, or given written or, to Parent’s Knowledge, oral notice of any violation of any Law or any judgment, order or decree entered by any Authority. Without limiting the generality of the foregoing, the Parent Parties are, and since March 19, 2021 have been, to the Knowledge of Parent, in compliance in all material respects with: (i) every Law applicable to the Parent Parties due to the specific nature of their business, including the Data Protection Laws; (ii) the Foreign Corrupt Practices Act and any comparable or similar Law of any jurisdiction applicable to any Parent Party; and (iii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. Since March 19, 2021, the Parent Parties have not been threatened or charged in writing (or to Parent’s Knowledge, orally) with or given written (or to Parent’s Knowledge, oral) notice of any violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence by any Authority and, to Parent’s Knowledge, the Parent Parties are not under any investigations with respect to any such Law.

(b) Neither the Parent Parties nor, to the Knowledge of Parent, any Representative or other Person acting on behalf of the Parent Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

5.18 Absence of Certain Changes. From the date of the latest balance sheet included in the Parent Financial Statements until the date of this Agreement, (a) the Parent Parties have conducted their respective businesses in the ordinary course and in a manner consistent with past practices; (b) there has not been any Material Adverse Effect in respect of Parent Parties; and (c) neither Parent Party has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Merger, would require the consent of the Company pursuant to Section 6.1 and the Company has not given consent.

5.19 Expenses, Indebtedness and Other Liabilities. Except as set forth in Parent SEC Documents, Parent does not have any Indebtedness or other liabilities.

5.20 Not an Investment Company. No Parent Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.21 Employment Matters. The Parent Parties do not maintain, sponsor, contribute to and is not required to contribute to, and does not have any liability to and could not reasonably be expected to have any Liability to any: “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), any severance, gratuity, termination indemnity, incentive or bonus, retention, change in control, deferred compensation, profit sharing, retirement, welfare, post-employment welfare, vacation or paid-time-off, stock purchase, stock option or equity incentive plan, program, policy, Contract or arrangement or any other stock purchase, stock option or other equity or equity-based, termination, severance, transition, employment, individual consulting, retention, transaction, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan or other compensation or benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (collectively, the “SPAC Benefit Plans”) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (a) result in any material payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of the Parent Parties or (b) result in the acceleration, vesting or creation of any rights of any shareholder, director, officer or employee of the Parent Parties to material (i) payments or (ii) benefits or (iii) increases in any existing payments or benefits or any loan forgiveness. No amount that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of Indebtedness) by any director, manager, officer, employee, individual independent contractor or other service providers of any of the Parent Parties or their Affiliates under any SPAC Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise Tax under Section 4999 of the Code.

5.22 Tax Matters.

(a) (i) Parent has duly and timely filed all income and all other material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due (whether or not shown on such Tax Returns); (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) to the Knowledge of Parent, there is no Action, pending or proposed in writing, with respect to Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent for which a Lien may be imposed on any of Parent’s assets has been waived or extended, which waiver or extension is in effect; (v) Parent has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all material Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by Parent; (vi) Parent has (A) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Taxing authority in the time and in the manner required by applicable Law and (B) properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority or agreement with any Taxing Authority with respect to Parent; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Parent; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns, asserting that Parent is or may be subject to Tax in such jurisdiction, Parent is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of Parent members by virtue of having a permanent establishment or other place of business in that country, and the members of Parent are and have always been tax residents solely in their respective countries of incorporation or formation; (x) Parent has provided to Company true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period since its formation; (xi) there is no outstanding power of attorney from Parent authorizing anyone to act on behalf of Parent in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of Parent; (xii) Parent is not, and has ever been, a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than any customary commercial contract the principal purpose of which is not Taxes); (xiii) Parent has not been a member of an “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return (other than a group the common parent of which was the Parent); (xiv) Parent has no liability for the Taxes of any other Person: (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor or by contract or (3) otherwise by operation of applicable Law; (xv) Parent has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xvi) the Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xvii) the Parent has not been a party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c) of the Code and Treasury Regulation Section 1.6011-4(b).

(b) The Parent will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) the use of, or change in, a method of accounting with respect to any transaction that occurred on or before the Closing Date (ii) any closing agreement described in Section 7121 of the Code (or similar provision of state, local or foreign Law); (iii) any installment sale or open sale transaction disposition made in a pre-Closing Tax period; (iv) any prepaid amount received in a pre-Closing Tax period; or (v) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(c) The unpaid Taxes of Parent (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Parent Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Parent in filing its Tax Return.

(d) The Parent has been in compliance in all respects with all applicable transfer pricing laws and legal requirements.

(e) The Parent is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) The Parent has not deferred the withholding or remittance of any Applicable Taxes related or attributable to any Applicable Wages for any employees of Parent and shall not defer the withholding or remittance any Applicable Taxes related or attributable to Applicable Wages for any employees of Parent up to and through and including Closing Date, notwithstanding Internal Revenue Service Notice 2020-65 (or any comparable regime for state or local Tax purposes).

ARTICLE VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a) Except as expressly contemplated by this Agreement or the Additional Agreements or as set forth on Schedule 6.1(a), from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms (the “Interim Period”), each party shall (i) conduct its business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, (ii) duly and timely file all material Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period, (iii) duly observe and comply with all applicable Law and Orders, and (iv) use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or the Additional Agreements, or as required by applicable Law, from the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, without the other party’s prior written consent (which shall not be unreasonably conditioned, withheld or delayed), neither the Company nor Parent shall, or permit its Subsidiaries to:

(i) amend, modify or supplement its certificate of incorporation or bylaws or other organizational or governing documents except as contemplated hereby, or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, any (A) in the case of the Company, any Material Contract or (B) in the case of Parent, material contract, agreement, lease, license or other right or asset of Parent, as applicable;

(iii) other than in the ordinary course of business, modify, amend or enter into any contract, agreement, lease, license or commitment, including for capital expenditures, that extends for a term of one year or more or obligates the payment by the Company or Parent, as applicable, of more than $750,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $1,000,000 (individually or in the aggregate), except for capital expenditures for bitcoin mining equipment which shall not be in excess of $5 million (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of the Company Group’s or Parent’s, as applicable, material assets, except pursuant to existing contracts or commitments disclosed herein or in the ordinary course of business;

(vi) solely in the case of the Company, sell, lease, license or otherwise dispose of any Company Owned IP;

(vii) solely in the case of the Company, permit any material Registered Owned IP to go abandoned or expire for failure to make an annuity or maintenance fee payment, or file any necessary paper or action to maintain such rights;

(viii) (A) pay, declare or promise to pay any dividends, distributions or other amounts with respect to its capital stock or other equity securities; (B) pay, declare or promise to pay any other amount to any stockholder or other equityholder in its capacity as such; and (C) except as contemplated hereby or by any Additional Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix) (A) make any loan, advance or capital contribution to any Person; (B) incur any Indebtedness including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus and (2) intercompany Indebtedness; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof;

(x) suffer or incur any Lien, except for Permitted Liens, on the Company Group’s or Parent’s, as applicable, assets;

(xi) delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to the Company Group or Parent, as applicable, or write off or make reserves against the same (other than, in the case of the Company, in the ordinary course of business);

(xii) merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person; make any material investment in any Person; or be acquired by any other Person;

(xiii) terminate or allow to lapse any insurance policy protecting any of the Company Group’s or Parent’s, as applicable, assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv) adopt any severance, retention or other employee plan or fail to continue to make timely contributions to each Plan in accordance with the terms thereof;

(xv) institute, settle or agree to settle any Action before any Authority, in each case in excess of $250,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi) except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xvii) change its principal place of business or jurisdiction of organization;

(xviii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities, other than (A) any redemption by Parent of shares of Parent Common Stock and Parent Units held by its public stockholders as contemplated by Section 6.6 and (B) any issuance of Company Class A Common Stock in connection with the exercise of any option to purchase shares of Company Class A Common stock that are outstanding on the date hereof;

(xix) (A) make, change or revoke any material Tax election; (B) change any material method of accounting; (C) settle or compromise any material claim, notice, audit report or assessment in respect of Taxes of the Company Group; (D) enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes of the Company Group; or (E) surrender or forfeit any right to claim a Tax refund;

(xx) enter into any transaction with or distribute or advance any material assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course;

(xxi) solely in the case of the Company, other than as required by a Plan, (A) increase or change the compensation or benefits of any employee or service provider of the Company Group, (B) accelerate the vesting or payment of any compensation or benefits of any employee or service provider of the Company Group, (C) enter into, amend or terminate any Plan (or any plan, program, agreement or arrangement that would be a Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder, (D) fund any payments or benefits that are payable or to be provided under any Plan, (E) make any loan to any present or former employee or other individual service provider of the Company Group, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxii) fail to duly observe and conform to any applicable Laws and Orders; or

(xxiii) agree or commit to do any of the foregoing.

(b) Neither party shall (i) take or agree to take any action with the intent to cause any representation or warranty of such party to be inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date, or (ii) omit to take, or agree to omit to take, any action with the intent to cause any such representation or warranty to be inaccurate or misleading in any respect at any such time.

(c) Notwithstanding the foregoing, the Company and Parent and their respective Subsidiaries shall be permitted to take any and all actions required to comply in all material respects with the quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any governmental authority (including the Centers for Disease Control and Prevention and the World Health Organization) in each case in connection with, related to or in response to COVID-19, including the CARES Act or any changes thereto.

6.2 Exclusivity.

(a) During the Interim Period, neither the Company, on the one hand, nor Parent, on the other hand, shall, and such Persons shall cause each of their respective Representatives not to, without the prior written consent of the other party (which consent may be withheld in the sole and absolute discretion of the party asked to provide consent), directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any contract or agreement related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company, on the one hand, and Parent, on the other hand, shall, and shall cause each of their Representatives, to terminate any existing discussion or negotiations with any Persons other than the Company or Parent, as applicable, concerning any Alternative Transaction. Each of the Company and Parent shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company or Parent, as applicable, would be deemed a breach of such party’s obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company or Parent, as applicable, may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company or Parent or their respective Subsidiaries (other than the transactions contemplated by this Agreement or the Additional Agreements): (A) any merger, consolidation, share exchange, business combination or other similar transaction, (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of such Person or any capital stock or other equity interests of such party or its Subsidiaries in a single transaction or series of transactions and (C) any purchase, lease, exchange, transfer or other acquisition of (1) all or a material portion of the assets of any Person by the Company or Parent or their respective Subsidiaries or (2) any capital stock or other equity interests of any Person by the Company or Parent or their respective Subsidiaries, in each case, in a single transaction or series of transactions.

(b) In the event that there is an unsolicited proposal for, or an indication of interest in entering into, an Alternative Transaction, communicated in writing to the Company or Parent or any of their respective Representatives (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt thereof) advise the other parties to this Agreement, orally and in writing, of such Alternative Proposal and the material terms and conditions thereof (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and Parent shall keep each other informed on a reasonably current basis of material developments with respect to any such Alternative Proposal. As used herein with respect to Parent, the term “Alternative Proposal” shall not include the receipt by Parent of any unsolicited communications (including the receipt of draft non-disclosure agreements) in the ordinary course of business inquiring as to Parent’s interest in a potential target for a business combination; provided, however, that Parent shall inform the person initiating such communication of the existence of this Agreement and its obligations under this Section 6.2.

6.3 Access to Information. During the Interim Period, the Company and Parent shall each use its commercially reasonable efforts to, (a) continue to give the other party, its legal counsel and its other Representatives full access to the offices, properties and Books and Records, (b) furnish to the other party, its legal counsel and its other Representatives such information relating to the business of the Company Group and Parent as such Persons may reasonably request and (c) cause its employees, legal counsel, accountants and other Representatives to cooperate with the other party in its investigation of the Business (in the case of the Company) or the business of Parent (in the case of Parent); provided, that no investigation pursuant to this Section 6.3 (or any investigation made prior to the date hereof) shall affect any representation or warranty given by the Company or Parent; and provided, further, that any investigation pursuant to this Section 6.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company Group. Notwithstanding the foregoing, to the extent the furnishing of any information pursuant to this Section 6.3, would, in the opinion of legal counsel to such Party, result in the loss of attorney-client privilege or other privilege from such disclosure, the Parties will enter into a joint defense arrangement or similar agreement, in a form and substance reasonably satisfactory to the Parties, in order to allow such information to be disclosed without the loss of attorney-client privilege or other privilege with respect to such information.

6.4 Notices of Certain Events. During the Interim Period, each of Parent and the Company shall promptly notify the other party of:

(a) any notice from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent Parties, post-Closing) to any such Person or create any Lien on any of the Company Group’s or Parent’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to the Knowledge of Parent or the Company, as applicable, threatened relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Effect; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in ARTICLE IX not to be satisfied;

provided, however, that no such notification or failure to provide such notification pursuant to clause (d) or clause (e) of this Section 6.4 shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement, and a failure to comply with clause (d) or clause (e) of this Section 6.4 shall not, of itself, cause the condition stated in Section 9.2(a) or Section 9.3(a), as the case may be, to fail to be satisfied.

6.5 Cooperation with Form S-4/Proxy Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning the Company and the Company Securityholders as is either required by the federal securities Laws or reasonably requested by Parent for inclusion in the Offer Documents. Promptly after the receipt by Parent from the Company of all such information, Parent shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock sufficient to obtain Parent Stockholder Approval at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholder Meeting”). Such proxy materials shall be in the form of a proxy statement (the “Proxy Statement”), which shall be included in a Registration Statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the Parent Common Stock issuable in the Merger shall be registered. Parent shall promptly respond to any SEC comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b) Parent (i) shall permit the Company and its counsel to review and comment on the Proxy Statement and Form S-4 and any exhibits, amendments or supplements thereto (or other related documents) at a reasonable time prior to the filing except to the extent not legally permissible; (ii) shall consider any such comments reasonably and in good faith; and (iii) shall not file the Proxy Statement and Form S-4 or any exhibit, amendment or supplement thereto without giving reasonable and good faith consideration to the comments of the Company. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its Representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the Form S-4, and, in each case, shall consult reasonably and in good faith with the Company and its counsel concerning any such correspondence. Parent shall not file any response letters to any comments from the SEC without consulting reasonably and in good faith with the Company except to the extent not practicable or legally permissible. Parent will use its reasonable efforts to permit the Company’s counsel to participate in any calls, meetings or other communications with the SEC or its staff. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the Form S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 declared effective or any stop order relating to the Form S-4 is issued.

(c) As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (the “S-4 Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholder Meeting to be held on a date no later than forty-five (45) days after the S-4 Effective Date in accordance with its organizational documents and the laws of the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the Parent Stockholders for approval or adoption at the Parent Stockholder Meeting.

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware and Nasdaq, in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, Parent shall ensure that each of the Form S-4, as of the S-4 Effective Date, and the Proxy Statement, as of the date on which it is first distributed to Parent Stockholders, and as of the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company (or any other information) that is furnished by the Company expressly for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in the Proxy Statement or the Form S-4, as applicable, will not as of the S-4 Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent Stockholders or at the time of the Parent Stockholder Meeting does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub or the Company for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, Merger Sub or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s stockholders. In connection therewith, Parent, Merger Sub and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing.

(e) In accordance with Parent’s amended and restated certificate of incorporation and applicable securities laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq, in the Proxy Statement, Parent shall seek from the holders of Parent Common Stock the approval of the following proposals: (i) the Parent Stockholder Approval; (ii) adoption and approval of the second amended and restated certificate of incorporation of Parent, in the form attached hereto as Exhibit F, including the change of the name of Parent to “Apifiny Group Inc.” (the “Amended Parent Charter”), other than the approval described in the immediately following clause (iii); (iii) adoption and approval of the provision authorizing the Series A Preferred Stock under the Amended Parent Charter (such adoption and approval, the “Parent Dual Class Approval”), which, if approved, shall be deemed to be included in the Amended Parent Charter, (iv) adoption and approval of the amended and restated bylaws of Parent in the form attached hereto as Exhibit G; (v) approval of the members of the Board of Directors of Parent immediately after the Closing; (vi) approval of the issuance of more than 20% of the issued and outstanding shares of Parent Common Stock to the Company Securityholders in connection with the Merger under applicable exchange listing rules; (vii) approval to adjourn the Parent Stockholder Meeting, if necessary, and (viii) approval to obtain any and all other approvals necessary to effect the consummation of the Merger as reasonably determined by the Company and the Parent (the proposals set forth in the foregoing clauses (i), (ii), (iv), (v), (vi), and (viii) collectively, the “Required Parent Proposals” and, together with the proposals set forth in the foregoing clauses (iii) and (vii), the “Parent Proposals”; provided, that if the Parent Dual Class Approval is not obtained at the Parent Stockholder Meeting or at any adjournment or postponement thereof, this Agreement shall be deemed to be revised as set forth in Annex I to this Agreement.

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the Form S-4 and the Proxy Statement to “clear” comments from the SEC and the Form S-4 to become effective as promptly as reasonably practicable thereafter. As soon as practicable after the Proxy Statement is “cleared” by the SEC, Parent shall cause the Proxy Statement, together will all other Offer Documents, to be disseminated to holders of Parent Common Stock. The Offer Documents shall provide the public stockholders of Parent with the opportunity to redeem all or a portion of their public shares of Parent Common Stock, up to that number of shares of Parent Common Stock that would permit Parent to maintain consolidated net tangible assets of at least $5,000,001 either immediately prior to or upon the consummation of the Merger, at a price per share equal to the pro rata share of the funds in the Trust Account, all in accordance with and as required by Parent’s amended and restated certificate of incorporation, the Trust Agreement, applicable Law and any applicable rules and regulations of the SEC. In accordance with Parent’s amended and restated certificate of incorporation, the proceeds held in the Trust Account will first be used for the redemption of the shares of Parent Common Stock held by Parent’s public stockholders who have elected to redeem such shares.

(g) Parent shall call and hold the Parent Stockholder Meeting as promptly as practicable after the S-4 Effective Date for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger and this Agreement and the other Parent Proposals. Parent’s Board of Directors shall include the Parent Board Recommendation in the Proxy Statement and shall recommend that the Parent Stockholders vote in favor of the Parent Proposals and neither Parent’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to the Company, the Parent Board Recommendation. If on the date for which the Parent Stockholder Meeting is scheduled (including any postponed or adjourned date), Parent has not received proxies representing a sufficient number of shares to obtain the Parent Stockholder Approval, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Parent Stockholder Meeting, each such postponement or adjournment to be no more than ten (10) Business Days, and shall continue to use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger and this Agreement and the other Parent Proposals; provided that, without the consent of the Company, Parent shall not postpone or adjourn the Parent Stockholder Meeting to a date later than the Outside Closing Date.

(h) The Company acknowledges that a substantial portion of the Proxy Statement/Form S-4 shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be requested by Parent for inclusion in or attachment to the Proxy Statement/Form S-4, and that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith. In connection with the preparation and filing of the Form S-4 and any amendments thereto, the Company Group shall reasonably cooperate with the Parent and shall make their directors, officers and appropriate senior employees reasonably available to Parent and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

(i) Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, Parent may make any public filing with respect to the Merger to the extent required by applicable Law, provided that prior to making any filing that includes information regarding the Company Group, Parent shall provide a copy of the filing to the Company and permit the Company to make revisions to protect confidential or proprietary information of the Company Group.

6.6 Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including for the payment of (a) all amounts payable to public holders of shares of Parent Common Stock (the “Parent Redemption Amount”), (b) deferred underwriting commissions and the expenses of Parent and the Company Group to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent or the Surviving Corporation after the Closing.

6.7 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement. No later than one (1) Business Day after the date hereof, Parent, as the sole stockholder of Merger Sub, shall take all necessary action to adopt this Agreement and approve the Merger and consummation of the other transactions contemplated hereby and shall promptly thereafter provide written evidence of such action to the Company.

6.8 Parent Private Warrant Amendment. Parent shall, and shall use its reasonable best efforts to cause the holders of the Parent Private Warrants and Continental Stock Transfer & Trust Company, in its capacity as the warrant agent thereunder (the “Warrant Agent”), to amend the Warrant Agreement, dated as of August 9, 2021 (as amended, the “Warrant Agreement”), by and between Parent and the Warrant Agent, subject to and effective upon the Closing, to delete the last sentence of Section 2.6 thereof and make such other amendments thereto as reasonably agreed in good faith by Parent and the Company in order for the Parent Private Warrants to be accounted for as equity (rather than as liabilities) under U.S. GAAP, SEC requirements (including the SEC Warrant Pronouncement) and other applicable Law (the “Parent Private Warrant Amendment”).

ARTICLE VII
COVENANTS OF THE COMPANY

7.1 Reporting; Compliance with Laws; No Insider Trading. During the Interim Period,

(a) The Company shall, on behalf of the Company Group, duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities and pay any and all Taxes due and payable during such time period.

(b) The Company shall duly observe and conform in all material respects to all applicable Law, including the Exchange Act, and Orders.

(c) The Company shall not, and it shall direct its Representatives to not, directly or indirectly, (i) purchase or sell (including entering into any hedge transaction with respect to) any Parent Common Stock, Parent Unit, Parent Warrant or Parent Right, except in compliance with all applicable securities Laws, including Regulation M under the Exchange Act; (ii) use or disclose or permit any other Person to use or disclose any information that Parent or its Affiliates has made or makes available to the Company and its Representatives in violation of the Exchange Act, the Securities Act or any other applicable securities Law; or (iii) disclose to any third party any non-public information about the Company, Parent, the Merger or the other transactions contemplated hereby or by any Additional Agreement.

7.2 Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain any required Company Consent.

7.3 Company’s Stockholders Approval.

(a) As promptly as reasonably practicable after the S-4 Effective Date and in any event within five (5) Business Days following the S-4 Effective Date (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Parent a true, complete and correct copy of a written consent (in form and substance reasonably satisfactory to Parent) evidencing the Company Stockholder Approval that is duly executed by the Company Stockholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Stockholder Approval (the “Company Stockholder Written Consent”).

(b) The Company’s Board of Directors shall recommend that the Company Stockholders vote in favor of this Agreement, the Additional Agreements to which the Company is or will be a party, the transactions contemplated hereby and thereby and other related matters, and neither the Company’s Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the recommendation of the Company’s Board of Directors.

7.4 Additional Financial Information. The Company shall provide Parent with the Company’s audited financial statements for the twelve month periods ended December 31, 2020 and 2019 consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve month period ended on such date, and the audited consolidated cash flow statements for the twelve month period ended on such date. No later than March 15, 2022, the Company will provide Parent with the Company’s audited financial statements for the twelve month period ended December 31, 2021 consisting of the audited consolidated balance sheets as of such date, the audited consolidated income statements for the twelve month period ended on such date, and the audited consolidated cash flow statements for the twelve month period ended on such date (the “2021 Year End Financials”). Subsequent to the delivery of the 2021 Year End Financials, the Company’s consolidated interim financial information for each quarterly period thereafter shall be delivered to Parent no later than forty (40) calendar days following the end of each quarterly period and consolidated interim monthly information for each month thereafter shall be delivered to Parent no later than twenty-five (25) days following the end of each month (the “Required Financial Statements”). All of the financial statements to be delivered pursuant to this Section 7.4, shall be prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies. The Required Financial Statements shall be accompanied by a certificate of the Chief Executive Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. The Company will promptly provide additional Company financial information (including information required to prepare a Management Discussion and Analysis) reasonably requested by Parent for inclusion in the Proxy Statement and any other filings to be made by Parent with the SEC.

7.5 Lock-Up Agreements. Prior to the Closing, the Company shall cause those persons set forth on Schedule 7.5 to enter into a Company Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a lock-up in accordance with the terms and conditions more fully set forth in the Company Lock-Up Agreements. Prior to the Closing, Parent shall cause the Sponsor to enter into a Sponsor Lock-Up Agreement with Parent to be effective as of the Closing, pursuant to which the Merger Consideration Shares shall be subject to a lock-up in accordance with the terms and conditions more fully set forth in the Sponsor Lock-Up Agreement.

7.6 Amended Parent Charter. Prior to the Effective Time, subject to the Parent Stockholder Approval, Parent shall duly amend and restate its certificate of incorporation to be in the form of the Amended Parent Charter by filing the Amended Parent Charter with the Delaware Secretary of State.

7.7 No Dividends or Extraordinary Bonuses Until 6 Months After Closing. Except as expressly contemplated by this Agreement or the Additional Agreements, or as required by applicable Law, from the Closing Date until 6 months after the date thereof, neither the Surviving Corporation nor Parent shall, or permit its Subsidiaries to: (a) pay, declare or promise to pay any dividends, distributions or other amounts with respect to its capital stock or other equity securities; or (b) pay, declare or promise to pay, any bonus to any employee, except (i) year-end bonuses arising by operation of Law or by previously existing contract (without limit), and/or (ii) on-going bonuses arising by operation of Law or by previously existing contract in an aggregate annual amount not to exceed $200,000.

7.8 Application Filing for PRC Company Owned IP. The Company agrees and covenants to submit an application to register all of its PRC Company Owned IP, including the PRC IP Assignment Agreements set forth on Schedule 4.20(h), with the Copyright Protection Centre of China and exercise its reasonable best efforts to obtain relevant agency approval of all such applications prior to Closing; provided, however, that the Parties acknowledge and agree that obtaining the approvals contemplated by this Section 7.8 shall not be a condition to Closing.

7.9 Nasdaq Listing Requirements. From and after the date as of which the Parent Stockholder Approval is obtained, and until the Closing, the Company agrees and covenants to take all actions necessary and/or appropriate to cause and ensure that the listing requirements set forth under Nasdaq Rule 5505(b)(2) with respect to the Parent, are satisfied.

7.10 Employment Agreements. The Company shall use its commercially reasonable efforts to enter into on or prior to Closing an employment agreement with each of the Key Personnel identified on Schedule 1.1(A) hereto, which employment agreement may contain restrictive covenant agreements as may be mutually agreed upon by the Company and Parent.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

8.1 Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a) Except in relation to Antitrust Laws, which are addressed in Section 8.1(c), subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time; (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Except in relation to Antitrust Laws, which are addressed in Section 8.1(c), subject to applicable Law, each of the Company and Parent agrees to (i) reasonably cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices and other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c) Cooperation With Respect to Regulatory Approvals.

(i) Subject to the terms and conditions of this Agreement, each party shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(ii) Promptly after the date hereof, to the extent required by applicable Law, Parent and the Company agree to make any filings as may be required by any applicable competition, antitrust or investment Laws, rules or regulations and to take all other actions necessary, proper, or advisable in order to obtain the clearance, termination, or expiration of any applicable regulatory waiting period. In furtherance of the foregoing, each of the Parent and the Company shall prepare and file, or shall cause their respective ultimate parent entities to prepare and file, as promptly as practicable but not later than ten (10) Business Days after the date of this Agreement, with the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”) a Notification and Report Form as required under the HSR Act in connection with the transactions contemplated by this Agreement. Each of the Parent and the Company agree to promptly and in good faith respond to all information requested of it by the FTC, DOJ, any other Authority in connection with such notification and otherwise cooperate in good faith with each other and such Authorities. To the extent permitted by applicable Laws and redaction where necessary. each party will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods as soon as practicable, including, if appropriate, by requesting early termination of the HSR waiting period. Neither Parent nor the Company shall, and each shall use its commercially reasonable efforts to cause their respective Affiliates not to, directly or indirectly take any action, including, directly or indirectly, acquiring or investing in any Person or acquiring, leasing or licensing any assets, or agreement to do any of the foregoing, if doing so would reasonably be expected to impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any required approval under the HSR Act.

(iii) Without limiting the foregoing, Parent and the Company shall: (i) promptly inform the other of any material communication to or from the FTC, the DOJ or any other Authority with respect to Antitrust Laws regarding the transactions contemplated by this Agreement; (ii) permit each other to review reasonably in advance any proposed material written communication to any such Authority and incorporate reasonable comments thereto; (iii) give the other prompt written notice of the commencement of any Action with respect to such transactions under Antitrust Laws; (iv) not agree to participate in any material telephonic, video, or in-person meeting or discussion with any such Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated by this Agreement with respect to Antitrust Laws unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Authority, gives the other party the opportunity to attend; (v) keep the other reasonably informed as to the status of any such Action; and (vi) promptly furnish each other with copies of all material correspondence, filings (except for filings made under the HSR Act) and written communications (and memoranda setting forth the substance of all material oral communications) between such party and their Subsidiaries and their respective Representatives and advisors, on one hand, and any such Authority, on the other hand, in each case, with respect to this Agreement and the transactions contemplated by this Agreement with respect to Antitrust Laws; provided that materials required to be supplied pursuant to this section may be redacted (1) to remove references concerning the valuation of the Company, (2) as necessary to comply with contractual arrangements, (3)as necessary to comply with applicable Law, and (4) as necessary to address reasonable privilege or confidentiality concerns; provided further, that a party may reasonably designate any competitively sensitive material provided to another party under this Section 8.1(c) as “Outside Counsel Only”.

(d) During the Interim Period, Parent, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Action (including derivative claims) relating to this Agreement, any of the Additional Agreements or any matters relating thereto commenced against Parent, any of the Parent Parties or any of its or their respective Representatives in their capacity as a representative of a Parent Party or against any member of the Company Group (collectively, the “Transaction Litigation”). The Parent shall control the negotiation, defense and settlement of any such Transaction Litigation brought against the Parent, the Merger Sub or members of the boards of directors of the Parent or Merger Sub and the Company shall control the negotiation, defense and settlement of any such Transaction Litigation brought against any member of the Company Group or the members of their boards of directors; provided, however, that in no event shall the Company or the Parent settle, compromise or come to any arrangement with respect to any Transaction Litigation, or agree to do the same, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed; provided, that it shall be deemed to be reasonable for Parent (if the Company is controlling the Transaction Litigation) or the Company (if the Parent is controlling the Transaction Litigation) to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of each Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if the Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation, (B) provides for any non-monetary, injunctive, equitable or similar relief against any Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if the Parent is controlling the Transaction Litigation) or (C) contains an admission of wrongdoing or Liability by a Parent Party (if the Company is controlling the Transaction Litigation) or the Company and its Subsidiaries and related parties (if the Parent is controlling the Transaction Litigation) and its respective Representative that is the subject of such Transaction Litigation. Parent and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other.

8.2 Compliance with SPAC Agreements. Without the prior written consent of the Company, during the Interim Period, Parent shall (a) comply with the Trust Agreement, the Underwriting Agreement, dated as of August 9, 2021, by and between Parent and Chardan Capital Markets, LLC and (b) enforce the terms of (i) the letter agreement, dated as of August 9, 2021, by and among Parent, the Sponsor and each of the officers and directors of Parent named therein, and (ii) the Stock Escrow Agreement, dated as of August 9, 2021, by and among Parent, Continental Stock Transfer & Trust Company, as escrow agent, and the Sponsor and the other stockholders of Parent named therein.

8.3 Confidentiality. Except as necessary to complete the SEC Statement, the other Offer Documents or any Other Filings, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall comply with the Confidentiality Agreement.

8.4 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company or its Subsidiaries or the Parent Parties and Persons who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company or its Subsidiaries or the Parent Parties, as provided in their respective organizational documents or in any indemnification agreements shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years after the Effective Time, Parent shall cause the organizational documents of Parent and the Surviving Corporation and their respective Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses than are set forth as of the date of this Agreement in the organizational documents of, with respect to Parent, Parent, and with respect to the Surviving Corporation and its Subsidiaries, the Company and its Subsidiaries, as applicable, to the extent permitted by applicable Law.

(b) Prior to the Closing, Parent and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for Parent and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of the Company prior to the Closing and (ii) those Persons who will be the directors and officers of Parent and its Subsidiaries (including the Surviving Corporation after the Effective Time) at and after the Closing on terms not less favorable than the better of (x) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (y) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as the Company.

(c) The provisions of this Section 8.4 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or Parent for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall obtain and fully pay the premium for a six year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of six years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms (other than premiums payable) substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby.

(e) Parent shall obtain and deliver to the Company resignations executed by each director of Parent in office immediately prior to the Effective Time, such resignations to be effective as of immediately prior to the Effective Time.

8.5 Parent Public Filings; Nasdaq. During the Interim Period, Parent will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws, and shall use its reasonable best efforts prior to the Closing to maintain the listing of the Parent Units, the Parent Warrants and the Parent Rights on Nasdaq. During the Interim Period, and subject to the Company’s compliance with the provisions of Section 7.9, Parent shall use its reasonable best efforts to cause (a) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) all applicable initial and continuing listing requirements of Nasdaq to be satisfied; and (c) the Parent Common Stock, including the Merger Consideration Shares, the Parent Warrants and the Parent Rights to be approved for listing on Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the Effective Time.

8.6 Certain Tax Matters. Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Parent and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

8.7 Parent Equity Incentive Plan. Immediately after the Closing, Parent shall adopt a new equity incentive plan (such agreement not to be unreasonably withheld, conditioned or delayed) (the “Parent Equity Incentive Plan”) upon such terms as Parent and the Company shall mutually agree. The Parent Equity Incentive Plan shall have such number of shares available for issuance in total equal to ten percent (10%) of the Parent Common Stock to be issued and outstanding immediately after the Closing.

8.8 Assurance Arrangements. Each of Parent and the Company shall, and shall cause its respective Representatives to, use their commercially reasonable efforts, and negotiate in good faith, during the period from and after the date hereof through the date that is seven (7) days after the date hereof (the “Assurance Arrangement Negotiation Period”) to enter into an assurance agreement, Parent’s initial draft of which is attached hereto as Exhibit N and which remains subject to further negotiation and changes as mutually agreed by the Parties (the “Assurance Agreement”), and related escrow agreement, Parent’s initial draft of which is attached hereto as Exhibit O and which remains subject to further negotiation and changes as mutually agreed by the Parties.

ARTICLE IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (where permissible) by Parent and the Company of all the following conditions:

(a) No Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect that makes the transactions contemplated by this Agreement illegal or otherwise prohibits consummation of such transactions.

(b) (i) All applicable waiting periods under the HSR Act with respect to the Merger shall have expired or been terminated, and (ii) each consent, approval or authorization of any Authority required of Parent, the Company or any of their respective Subsidiaries to consummate the Merger as may be reasonably agreed upon by the Parties after the date hereof shall have been obtained and shall be in full force and effect.

(c) There shall not be any Action commenced or asserted in writing (and not orally) by any Authority to enjoin or otherwise materially restrict the consummation of the Closing.

(d) After giving effect to any redemption of shares of Parent Common Stock in connection with the transactions contemplated by this Agreement, Parent shall have net tangible assets of at least $5,000,001 upon consummation of the Merger.

(e) The Company Stockholder Approval shall have been obtained.

(f) Each of the Required Parent Proposals shall have been approved at the Parent Stockholder Meeting or at any adjournment or postponement thereof.

(g) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the Merger Consideration Shares shall have been approved for listing on Nasdaq.

(h) The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC that remains in effect and no proceeding seeking such a stop order shall have been initiated by the SEC and not withdrawn.

9.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed or complied with, in all material respects, all of its covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any “in all material respects” qualifiers contained therein) by the Company at or prior to the Closing Date.

(b) The representations and warranties of the Company contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than as has not had, or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect in respect of the Company Group.

(c) The Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) Since the date of this Agreement, there shall not have occurred any Effect in respect of the Company Group, that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect in respect of the Company Group.

(e) Parent shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of the Company, in such Person’s capacity as an officer of the Company and not in such Person’s individual capacity, certifying the accuracy of the provisions of the foregoing clauses (a), (b), (c) and (d) of this Section 9.2.

(f) Parent shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of (i) the Company Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) the Company’s Bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

(g) Each of the Company and the Company Securityholders, as applicable, shall have duly executed and delivered to Parent a copy of each Additional Agreement to which the Company or such Company Securityholder, as applicable, is a party.

(h) The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the United States Treasury regulations, and a notice to be delivered to the United States Internal Revenue Service as required under Section 1.897-2(h)(2) of the United States Treasury regulations, each dated no more than thirty (30) days prior to the Closing Date and in form and substance reasonable acceptable to Parent.

(i) Not more than five percent (5%) of the issued and outstanding shares of Company Common Stock shall constitute Dissenting Shares.

(j) The Company shall have delivered to Parent the financial statements required to be included in the Parent SEC Documents.

(k) The Company shall have complied in all respects with the provisions of Section 7.8 (Application Filing for PRC Company Owned IP).

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a) Parent and Merger Sub shall each have duly performed or complied with, in all material respects, all of its respective covenants, agreements and obligations hereunder required to be performed or complied with (without giving effect to any “in all material respects” qualifiers contained therein) by Parent or Merger Sub, as applicable, at or prior to the Closing Date.

(b) The representations and warranties of Parent and Merger Sub contained in this Agreement (disregarding all qualifications contained therein relating to materiality or Material Adverse Effect), other than the Parent Fundamental Representations, shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than as has not had, or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect in respect of the Parent Parties.

(c) The Parent Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) Since the date of this Agreement, there shall not have occurred any Effect in respect of Parent that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect in respect of Parent.

(e) The Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer of Parent accuracy of the provisions of the foregoing clauses (a), (b), (c) and (d) of this Section 9.3.

(f) The Amended Parent Charter, in the form attached hereto as Exhibit F, shall have been filed with the Delaware Secretary of State and become effective.

(g) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Parent attaching true, correct and complete copies of (i) the amended and restated certificate of incorporation of Parent, certified as of a recent date by the Secretary of State of the State of Delaware; (ii) bylaws of Parent, (iii) copies of resolutions duly adopted by the Board of Directors of Parent authorizing this Agreement, the Additional Agreements to which Parent is a party and the transactions contemplated hereby and thereby and the Parent Proposals; and (iv) a certificate of good standing of Parent, certified as of a recent date by the Secretary of State of the State of Delaware.

(h) The Company shall have received a certificate, dated as of the Closing Date, signed by the Secretary of Merger Sub attaching true, correct and complete copies of (i) copies of resolutions duly adopted by the Board of Directors and sole stockholder of Merger Sub authorizing this Agreement, the Additional Agreements to which Merger Sub is a party and the transactions contemplated hereby and thereby and (ii) a certificate of good standing of Merger Sub, certified as of a recent date by the Secretary of State of the State of Delaware.

(i) Each of Parent, Sponsor or other stockholder of Parent, as applicable, shall have executed and delivered to the Company a copy of each Additional Agreement to which Parent, Sponsor or such other stockholder of Parent, as applicable, is a party.

(j) Parent shall have delivered to the Company true and complete copies of the resignations from the Parent Board of Directors of all directors of the Parent Board of Directors, effective as of immediately prior to the Effective Time.

(k) The size and composition of the post-Effective Time Parent Board of Directors shall have been established as set forth in Section 2.8.

ARTICLE X
TERMINATION

10.1 Termination Without Default.

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred by the six (6)-month anniversary of the date of this Agreement (as may be extended as provided in the immediately following proviso, the “Outside Closing Date”) (provided that, if the SEC has not declared the Proxy Statement/Form S-4 effective on or prior to the six (6)-month anniversary of the date of this Agreement, the Outside Closing Date shall be automatically extended by one (1) month), then Parent and the Company shall each have the right, in its sole discretion, to terminate this Agreement; provided that the material breach of any representation, warranty, covenant or obligation under this Agreement by such Party (i.e., Parent or the Merger Sub, on one hand, or the Company, on the other hand) seeking to terminate this Agreement was not the cause of, or did not result in, the failure of the Closing to occur on or before the Outside Closing Date. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date but not after the Closing has occurred.

(b) In the event an Authority shall have issued an Order or enacted a Law, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order or Law is final and non-appealable, Parent and the Company shall each have the right, in its sole discretion, to terminate this Agreement.

(c) The Parent and the Company shall each have the right, in its sole discretion, to terminate this Agreement if, at the Parent Stockholder Meeting (including any postponements or adjournments thereof), the Required Parent Proposals shall fail to be approved by the affirmative vote of Parent stockholders required under Parent’s organizational documents and applicable Law.

(d) This Agreement may be terminated at any time by mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors.

10.2 Termination Upon Default.

(a) Parent may terminate this Agreement by giving notice to the Company, without prejudice to any rights or obligations Parent or Merger Sub may have: (i) at any time prior to the Closing Date if (x) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.2(a), Section 9.2(b) or Section 9.2(c) impossible; (y) such breach cannot be cured or, if such breach is capable of being cured, such breach is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach; or (ii) at any time after the Company Stockholder Written Consent Deadline if the Company has not previously received the Company Stockholder Approval (provided, that upon the Company receiving the Company Stockholder Approval, Parent shall no longer have any right to terminate this Agreement under this clause (ii)); provided, however that no Parent Party is then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) from being satisfied.

(b) The Company may terminate this Agreement by giving notice to Parent, without prejudice to any rights or obligations the Company may have, if: (i) Parent shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered or would reasonably be expected to render the satisfaction of any of the conditions set forth in Section 9.3(a), Section 9.3(b) or Section 9.3(c) impossible; and (ii) such breach cannot be cured or is not cured by the earlier of the Outside Closing Date and thirty (30) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach ; provided, however that Company is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 9.2(a), Section 9.2(b) or Section 9.2(c) from being satisfied.

(c) Parent may terminate this Agreement by giving notice to the Company, without liability to the Company for breach of its obligations set forth in Section 8.8 or prejudice to any rights or obligations Parent or Merger Sub may have, if the Company, Parent and their respective Affiliates, as applicable, have not by the end of the Assurance Arrangement Negotiation Period executed and delivered pursuant to Section 8.8 each of the Assurance Agreement and the Assurance Escrow Agreement; provided, that the termination notice contemplated by this Section 10.2(c) shall be delivered by Parent no later than the date that is five (5) days following the expiration of the Assurance Arrangement Negotiation Period and if such notice is not delivered prior to such date, the termination right of Parent set forth in this clause (c) shall immediately terminate and be of no further force or effect.

10.3 Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE X, this Agreement shall become void and of no further force or effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other parties hereto; provided that, nothing herein shall relieve any party hereto from liability for such party’s willful breach of its covenants and agreements hereunder or its intentional fraud or willful misconduct prior to the termination of this Agreement. The provisions of Section 8.3, this Section 10.3 and ARTICLE XI, and the Confidentiality Agreement, shall survive any termination hereof pursuant to this ARTICLE X.

ARTICLE XI
INDEMNIFICATION

11.1 Indemnification of Parent. Subject to the terms and conditions of this Article XI and from and after the Closing Date, the Company Securityholders (the “Indemnifying Parties”) hereby jointly and severally agree to indemnify and hold harmless Parent (the “Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (each a “Loss” and collectively “Losses”) incurred or sustained by the Parent, the Surviving Corporation and/or any of their respective Affiliates and Subsidiaries, to the extent resulting from (a) any breach or inaccuracy in any representation or warranty set forth in Article IV or the certificate delivered in satisfaction of the condition set forth in Section 9.2(e) or (b) any breach of any covenant of the Company contained in this Agreement. Except for claims against the Company for intentional fraud, willful misconduct or any breach of Section 4.9(b) or Section 4.9(c), (i) the Indemnified Party shall not assert any claim under the foregoing clause (a) of this Section 11.1, and shall not be entitled to indemnification, (A) in respect of any such claim (or series of claims arising out of the same or similar facts) unless the aggregate amount of Losses for such claim (or such series of claims) equals or exceeds $50,000, and (B) unless and until the aggregate amount of all Losses indemnifiable hereunder in accordance with the immediately preceding clause (A) exceeds an amount equal to $250,000 (the “Indemnity Threshold”), in which event the Indemnifying Parties shall be responsible for all such Losses from the first dollar regardless of such Indemnity Threshold; provided, that, the threshold set forth in clause (A) of this sentence shall continue to apply to each claim (or series of claims arising out of the same or similar facts) made subsequent to the satisfaction of the Indemnity Threshold pursuant to clause (B) of this sentence, and (ii) any liability incurred pursuant to the terms of this Article XI (subject to the immediately preceding clause (i)) shall be paid exclusively from the Indemnification Escrow Shares valued at the VWAP in accordance with the terms of the Indemnification Escrow Agreement.

11.2 Procedure. The following shall apply with respect to all claims by the Indemnified Party for indemnification:

(a) The Indemnified Party Representative shall give the Securityholder Representative prompt notice (an “Indemnification Notice”) of any Losses (including with respect to a third-party action) with respect to which the Indemnified Party Representative seeks indemnification pursuant to Sections 11.1 or 11.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss or Losses that have been or may be suffered or incurred by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Sections 11.1 or 11.2, except to the extent such failure materially and adversely affects the ability of the Securityholder Representative to defend such claim.

(b) In the case of any Third-Party Claims as to which indemnification is sought by the Indemnified Party Representative, the Indemnified Party Representative shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Securityholder Representative, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party Representative (but in any event within fifteen (15) days thereafter), shall (i) deliver a written confirmation to the Indemnified Party Representative that the indemnification provisions of Sections 11.1 or 11.2 are applicable to such action and the Indemnifying Parties will indemnify the Indemnified Party in respect of such action pursuant to the terms of Sections 11.1 or 11.2 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Parties’ liability for Losses, counterclaim or offset, (ii) notify the Indemnified Party Representative in writing of the intention of the Securityholder Representative to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party Representative to conduct the defense of such Third-Party Claim.

(c) If the Securityholder Representative assumes the defense of any such Third-Party Claim pursuant to Section 11.2(b), then the Indemnified Party Representative shall cooperate with the Securityholder Representative in any manner reasonably requested in connection with the defense, and the Indemnified Party Representative shall have the right to be kept fully informed by the Securityholder Representative and its legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Securityholder Representative so assumes the defense of any such Third-Party Claim, the Indemnified Party Representative shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Parent unless (i) the Securityholder Representative has agreed that the Indemnifying Parties will bear and pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include the Indemnified Party and an Indemnifying Party and the Indemnified Party Representative shall have been advised by its counsel that there may be a conflict of interest between the Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

(d) If the Securityholder Representative elects to assume the defense of any Third-Party Claim pursuant to Section 11.2(b), the Indemnified Party Representative shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Securityholder Representative withdraws from or fails to adequately prosecute the defense of such asserted liability, or unless a final judgment is entered against the Indemnified Party for such liability. If the Securityholder Representative does not elect to defend, or if, after commencing or undertaking any such defense, the Securityholder Representative fails to adequately prosecute or withdraw such defense, the Indemnified Party Representative shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party Representative (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third-Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party Representative retains control of the Third-Party Claim, the Indemnified Party Representative will not settle the subject claim without the prior written consent of the Securityholder Representative, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party Representative assumes the defense of any such Third-Party Claim pursuant to Section 11.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party Representative shall give the Securityholder Representative prompt written notice thereof and the Securityholder Representative shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Securityholder Representative shall not, without the prior written consent of the Indemnified Party Representative settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is granted or paid, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to the Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

11.3 Payment of Indemnified Losses. In the event that the Indemnified Party is entitled to any indemnification pursuant to this Article XI, Parent shall be paid exclusively from the Indemnification Escrow Shares. For the avoidance of doubt, in the event all Indemnification Escrow Shares have been distributed pursuant to this Article XI, there shall be no further indemnification obligation hereunder. Any and all such indemnification payments shall be treated as an adjustment to the Per Share Merger Consideration for Tax purposes, unless otherwise required by applicable Law.

11.4 Insurance; Tax Benefits. The amount of any Losses giving rise to any indemnification obligation hereunder shall be reduced by an amount equal to any insurance proceeds or other third party reimbursement actually received by the Indemnified Party with respect to such Losses.

11.5 Materiality.  For purposes of this Article XI, none of the materiality, “Material Adverse Effect,” or other similar qualifications included in any representation, warranty or covenant of the Company contained in this Agreement shall be disregarded for purposes of determining whether there has been any breach or non-fulfillment thereof or inaccuracy therein; provided, that, if it is determined in accordance with the foregoing provision of this Section 11.5 that there has been a breach or non-fulfillment of, or inaccuracy in, any such representation, warranty or covenant, then all materiality, “Material Adverse Effect,” or other similar qualifications therein shall be disregarded solely for purposes of calculating the amount of Losses resulting from, arising out of, or relating to such breach or non-fulfillment or inaccuracy.

11.6 Effect of Investigation.  The representations and warranties of the Company or Parent and Merger Sub, as applicable, and the Indemnified Party’s right to indemnification hereunder, shall not be affected or deemed waived by reason of any investigation made by or on behalf (or capable of being made by or on behalf of) of the Indemnified Party (including by any of their respective Representatives) or by reason of the fact that any Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in this Article XI, as the case may be.

11.7 Survival of Indemnification Rights. All representations and warranties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive until the earlier of (i) fifteen (15) months following the Closing, or (ii) the date of the audited consolidated balance sheet of the Parent, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows of the Parent, for the fiscal year of the Closing (the “Survival Period”). After the expiration of the Survival Period, the Indemnifying Parties shall have no further liability for indemnification pursuant to this Article XI other than with respect to the claims already made pursuant to and in accordance with the terms and conditions of this Article XI prior to the expiration of the Survival Period. Notwithstanding the foregoing, any claim made pursuant to this Article XI prior to the expiration of the Survival Period that is still pending or unresolved at the end of the Survival Period, shall continue to be covered by this Article XI notwithstanding any applicable statute of limitations (which the Indemnifying Parties hereby waive) or the expiration of the Survival Period, until such matter is finally terminated or otherwise resolved by and between the Indemnified Party Representative and the Securityholder Representative under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

11.8 Certain Indemnification Matters. The Indemnified Party shall use commercially reasonable efforts to mitigate the amount of its Losses to the extent required under applicable Law. The parties agree that Losses indemnifiable hereunder shall be limited to actual monetary damages only and shall not include punitive, incidental, consequential, special, indirect or treble damages or damages based on loss of future revenue, profits or income, loss of business reputation or opportunity, diminution of value or on any type of multiple (other than any punitive damages actually paid to a claimant in respect of a Third-Party Claim).

11.9 Sole and Exclusive Remedy. Subject to the occurrence of, and from and after, the Closing, except with respect to any claim to the extent based on or arising out of intentional fraud or willful misconduct, the remedies provided in this Article XI shall be deemed the sole and exclusive remedies of the Indemnified Parties with respect to any and all breaches of representations and warranties of the Company stated in Article IV or the certificate delivered in satisfaction of the condition set forth in Section 9.2(e).

11.10 Indemnification Escrow. Upon the release of all or any portion of the Indemnification Escrow Shares pursuant to the Indemnification Escrow Agreement (the “Released Shares”), to the extent a pro rata portion of such Released Shares is attributable to a holder of Parent Preferred Stock, then that certain number of shares of Parent Preferred Stock owned by such holder equal to the number of shares constituting such holder’s pro rata portion of the Released Shares shall be deemed transferred and retired for purposes of Section 4.2(b)(i) of the Amended Parent Charter, and Parent shall take all actions reasonably necessary to effect such cancellation.

ARTICLE XII
MISCELLANEOUS

12.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (b) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation or Parent), to:

Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn; Haohan Xu, Chief Executive Officer
E-mail: hoahan@apifiny.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

if to Parent or Merger Sub (prior to the Closing):

Abri SPAC I, Inc.
9663 Santa Monica Blvd., No. 1091,

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer
E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212.504.3013
E-mail: mnussbaum@loeb.com

if to the Securityholder Representative:

Erez Simha
30 West 63 Street,

New York, NY 10023

E-mail: erez.simha@apifiny.com

if to the Indemnified Party Representative:

Abri Ventures I, LLC
9663 Santa Monica Blvd., No. 1091,

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer
E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212.504.3013
E-mail: mnussbaum@loeb.com

12.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything to the contrary contained herein, but subject to Section 11.8, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

12.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

12.4 Publicity. Except as required by Law or applicable stock exchange rules and except with respect to the Additional Parent SEC Documents, the parties agree that neither they nor their Representatives shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by Law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance.

12.5 Expenses. Except as otherwise expressly set forth herein, the costs and expenses in connection with this Agreement and the transactions contemplated hereby shall be paid jointly and severally by Parent and the Surviving Corporation upon the Closing. The anticipated costs and expenses of the Company in connection with this Agreement and the transactions contemplated hereby as of the Closing Date are set forth on Schedule 12.5. If the Closing does not take place, each party shall be solely responsible for its own expenses (except that in such event, Parent and the Company shall each bear one-half of the cost of the filing fee paid in connection with any filing under the HSR Act).

12.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void.

12.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

12.8 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

12.9 Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. Notwithstanding the foregoing, the Confidentiality Agreement is not superseded by this Agreement or merged herein and shall continue in accordance with its terms, including in the event of any termination of this Agreement.

12.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

12.11 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

12.12 Third Party Beneficiaries. Except as provided in Section 8.4 and Section 12.18, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

12.13 Waiver. Reference is made to the Prospectus. The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company, for itself and on behalf of the Company Securityholders, hereby agrees that it does not now and shall not at any time hereafter prior to the Closing have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent and hereby agrees that it will not seek recourse against the Trust Account for any reason.

12.14 No Other Representations; No Reliance.

(a) NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its Representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE IV as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Parent or Merger Sub in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE IV, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in ARTICLE IV, in each case as modified by the Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Securityholders nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub or their respective Representatives or made available to any Parent Party and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE IV and subject to the limited remedies herein provided; (b) each of Parent and Merger Sub specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Securityholders nor any other Person shall have any liability to Parent, Merger Sub or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company. Except as expressly provided in the foregoing provisions of this Section 12.14(a), nothing in this Section 12.14(a) is intended, nor shall it be deemed or construed, to limit or excuse the liability of any Person for intentional fraud or willful misconduct.

(b) NONE OF THE PARENT, MERGER SUB NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE PARENT, MERGER SUB, THEIR RESPECTIVE BUSINESSES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT AND THE PARENT SEC DOCUMENTS. Without limiting the generality of the foregoing, neither the Parent, the Merger Sub nor any of their respective Representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Parent and the Merger Sub made available to the Company and the Company Securityholders and their Representatives, including due diligence materials, or in any presentation of the business of the Parent by management of the Parent or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company and the Company Securityholders in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V as modified by the Schedules to this Agreement and the Parent SEC Documents. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Parent, the Merger Sub or their respective Representatives are not and shall not be deemed to be or to include representations or warranties of the Parent and Merger Sub, and are not and shall not be deemed to be relied upon by the Company or Company Securityholders in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V, in each case, as modified by the Schedules to this Agreement and the Parent SEC Documents. Except for the specific representations and warranties expressly made by the Parent and Merger Sub in ARTICLE V, in each case as modified by the Schedules and Parent SEC Documents: (a) the Company acknowledges and agrees that: (i) neither the Parent, Merger Sub nor any of their respective Representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Parent, Merger Sub, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Parent or Merger Sub, the nature or extent of any liabilities of the Parent or Merger Sub, the effectiveness or the success of any operations of the Parent or Merger Sub or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Parent or Merger Sub furnished to the Company, the Company Securityholders or their respective Representatives or made available to the Company, the Company Securityholders and their Representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no Representative of the Parent or Merger Sub has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE V and subject to the limited remedies herein provided; (b) the Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Parent and the Merger Sub have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Parent, Merger Sub nor any other Person shall have any liability to the Company, the Company Securityholders or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Parent or the future business, operations or affairs of the Parent. Except as expressly provided in the foregoing provisions of this Section 12.14(b), nothing in this Section 12.14(b) is intended, nor shall it be deemed or construed, to limit or excuse the liability of any Person for intentional fraud or willful misconduct.

12.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.15.

12.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 12.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 11.1 shall be effective service of process for any such Action.

12.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

12.18 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 12.18) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, and for the purpose of clarification, this Section 12.18 is not intended, nor shall it be deemed or construed, to limit or otherwise affect the rights of the Indemnified Party to indemnification or otherwise in accordance with the provisions of Article XI.

12.19 Securityholder Representative.

(a) By approving this Agreement and the transactions contemplated hereby or by executing and delivering a Letter of Transmittal, each Company Securityholder shall have irrevocably authorized and appointed Securityholder Representative as such Person's representative and attorney-in-fact to act on behalf of such Person for all purposes in connection with this Agreement, the Additional Agreements and the agreements ancillary hereto and thereto. The Securityholder Representative shall act as the representative of the Company Securityholders in respect of all matters arising under this Agreement, the Additional Agreements and the agreements ancillary hereto and thereto, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of the Company Securityholders or the Securityholder Representative, including to enforce any rights granted to the Company Securityholders hereunder and thereunder, in each case as the Securityholder Representative believes is necessary or appropriate under this Agreement, the Additional Agreements and/or the agreements ancillary hereto and thereto, for and on behalf of the Company Securityholders. The Company Securityholders shall be bound by all such actions taken by the Securityholder Representative and the Company Securityholders shall not be permitted to take any such actions.

(b) The Securityholder Representative is serving as the Securityholder Representative solely for purposes of administrative convenience, and is not personally liable for any of the obligations of the Company, any of its Subsidiaries or the Company Securityholders hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Securityholder Representative or the underlying assets of the Securityholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or the Company Securityholders. The Securityholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Securityholder Representative of the Securityholder Representative’s duties or the exercise by the Securityholder Representative of the Securityholder Representative’s rights and remedies under this Agreement, any Additional Agreement or any agreement ancillary hereto or thereto, except in the case of its intentional fraud or willful misconduct. No bond shall be required of the Securityholder Representative. The Securityholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Securityholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Additional Agreement or any agreement ancillary hereto or thereto. Without limiting the generality of the foregoing, the Securityholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Additional Agreements or any agreement ancillary hereto or thereto, and to consent to any amendment hereof or thereof on behalf of the Company Securityholders and their respective successors.

(c) Each Company Securityholder, jointly and severally, agrees to indemnify and hold harmless the Securityholder Representative against all fees and expenses (including legal fees and expenses) and other amounts payable or incurred by the Securityholder Representative in connection with the performance of any of its duties under this Agreement or the Additional Agreements, including any such fees, expenses, or other amounts that may be incurred by the Securityholder Representative in connection with any Action to which the Securityholder Representative is made a party by reason of the fact it is or was acting as the Securityholder Representative pursuant to the terms of this Agreement or the Additional Agreements. Notwithstanding the foregoing in this clause (c), in no event will the indemnity contemplated in this clause (c) be paid by the Company Securityholders to the Securityholder Representative in the form of Indemnification Escrow Shares released pursuant to the Indemnification Escrow Agreement.

(d) Parent, the Indemnified Party and the Indemnified Party Representative shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Securityholder Representative as being the statements, representations, decisions of, and actions of Company Securityholders with respect to the matters relating to this Agreement or any Additional Agreement or any agreement ancillary hereto or thereto. Parent, the Indemnified Party and the Indemnified Party Representative shall be entitled to deal solely with the Securityholder Representative (and shall not be required to deal with any Company Securityholder, in his, her or its capacity as such) with respect to the matters relating to this Agreement or any Additional Agreement or any agreement ancillary hereto or thereto.

(e) The Securityholder Representative may resign at any time by giving twenty (20) days’ notice to Parent and the Company Securityholders; provided, however, in the event of the resignation or removal of the Securityholder Representative, a new Securityholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of a majority of the shares of Parent Common Stock, voting together as a single class (with each such share entitled to one vote), then held by the Company Securityholders as of immediately prior to the Effective Time; provided, further, that if any such vacancy is not so filled within thirty (30) days following the occurrence of such vacancy, the Indemnified Party Representative shall be entitled to appoint a successor Securityholder Representative, and the provisions of this Section 12.19 shall apply in all respects to such successor Securityholder Representative

(f) The appointment of the Securityholder Representative is coupled with an interest and shall be irrevocable by Company Securityholders in any manner or for any reason. This authority granted to the Securityholder Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law. Erez Simha hereby accepts his appointment as the initial Securityholder Representative. Any decision, act, consent or instruction taken by the Securityholder Representative in accordance with this Section 12.19 on behalf of Company Securityholders (each, an “Securityholder Representative Authorized Action”) shall be final, binding and conclusive on Company Securityholders as fully as if such Persons had taken such Securityholder Representative Authorized Action. The Indemnified Party agrees that the Securityholder Representative, as the Securityholder Representative, shall have no liability to the Indemnified Party for any Authorized Action.

12.20 Indemnified Party Representative.

(a) By approving this Agreement and the transactions contemplated hereby, the Parent shall have irrevocably authorized and appointed the Indemnified Party Representative as such Person's representative and attorney-in-fact to act on behalf of such Person for all purposes in connection with this Article XI of the Agreement, and the Indemnification Escrow Agreement. The Indemnified Party Representative shall act as the representative of the Indemnified Party in respect of all matters arising under Article XI of this Agreement, and the Indemnification Escrow Agreement, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of the Parent or the Indemnified Party, including to enforce any rights granted to the Parent under Article XI of this Agreement and under the Indemnification Escrow Agreement, in each case as the Indemnified Party Representative believes is necessary or appropriate under Article XI of this Agreement and under the Indemnification Escrow Agreement, for and on behalf of the Party and/or the Indemnified Party. The Parent (including the Surviving Corporation) and/or the Indemnified Party shall be bound by all such actions taken by the Indemnified Party Representative and the Parent (including the Surviving Corporation) and the Indemnified Party shall not be permitted to take any such actions.

(b) The Indemnified Party Representative is serving as the Indemnified Party Representative solely for purposes of administrative convenience, and is not personally liable for any of the obligations of the Parent, any of its Subsidiaries or the Indemnified Party hereunder, and the Company (on behalf of itself and its Affiliates), the Company Securityholders and the Securityholder Representative agrees that it will not look to the Indemnified Party Representative or the underlying assets of the Indemnified Party Representative for the satisfaction of any obligations of the Parent, any of its Subsidiaries or the Indemnified Party. The Indemnified Party Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Indemnified Party Representative of the Indemnified Party Representative ’s duties or the exercise by the Indemnified Party Representative of the Indemnified Party Representative ’s rights and remedies under Article XI of this Agreement and the Indemnification Escrow Agreement, except in the case of its intentional fraud or willful misconduct. No bond shall be required of the Indemnified Party Representative. The Indemnified Party Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Indemnified Party Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of Article XI of this Agreement and/or the Indemnification Escrow Agreement. Without limiting the generality of the foregoing, the Indemnified Party Representative shall have the full power and authority to interpret all the terms and provisions of Article XI of this Agreement and/or the Indemnification Escrow Agreement, and to consent to any amendment hereof or thereof on behalf of the Parent, and the Indemnified Party and their respective successors.

(c) The Company, the Company Securityholders and the Securityholder Representative shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Indemnified Party Representative as being the statements, representations, decisions of, and actions of Parent and/or the Indemnified Party with respect to the matters relating to Article XI of this Agreement and/or the Indemnification Escrow Agreement. The Company, the Company Securityholders and the Securityholder Representative shall be entitled to deal solely with the Indemnified Party Representative with respect to the matters relating to this Article XI of this Agreement and/or the Indemnification Escrow Agreement.

(d) The Indemnified Party Representative may resign at any time by giving twenty (20) days’ notice to the Company Securityholders and the Securityholder Representative; provided, however, in the event of the resignation or removal of the Indemnified Party Representative, a new Indemnified Party Representative (who shall be reasonably acceptable to the Securityholder Representative) shall be appointed by the vote or written consent of a majority of the shares of Parent Common Stock, voting together as a single class (with each such share entitled to one vote), then held by the Company Securityholders as of immediately prior to the Effective Time; provided, further, that if any such vacancy is not so filled within thirty (30) days following the occurrence of such vacancy, the Securityholder Representative shall be entitled to appoint a successor Indemnified Party Representative , and the provisions of this Section 12.20 shall apply in all respects to such successor Indemnified Party Representative

(e) The appointment of the Indemnified Party Representative is coupled with an interest and shall be irrevocable by Parent and the Indemnified Party in any manner or for any reason. This authority granted to the Indemnified Party Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law. Abri Ventures I, LLC hereby accepts his appointment as the initial Indemnified Party Representative . Any decision, act, consent or instruction taken by the Indemnified Party Representative in accordance with this Section 12.20 on behalf of Parent and/or the Indemnified Party (each, an “Indemnified Party Representative Authorized Action”) shall be final, binding and conclusive on Parent and the Indemnified Party as fully as if such Persons had taken such Indemnified Party Representative Authorized Action. The Parent and the Indemnified Party agree that the Indemnified Party Representative, as the Indemnified Party Representative, shall have no liability to the Parent and/or the Indemnified Party for any Indemnified Party Representative Authorized Action.

(f) Parent shall indemnify and hold harmless the Indemnified Party Representative from and against any loss incurred without gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) on the part of the Indemnified Party Representative and arising out of or in connection with the acceptance or administration of its duties hereunder. Any expenses or taxable income incurred by the Indemnified Party Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Indemnified Party Representative but shall be payable by and attributable to Parent. The Indemnified Party Representative may also from time to time submit invoices to Parent covering such expenses and liabilities, which shall be paid by Parent promptly following the receipt thereof. Upon the request of Parent, the Indemnified Party Representative shall provide Parent with an accounting of all material expenses and liabilities paid by the Indemnified Party Representative in its capacity as such

12.21 Privileged Communications.

(a) Mayer Brown LLP and the Company’s in-house legal department (collectively, “Company Counsel”) have acted as counsel for the Securityholder Representative and the Company for various matters prior to the Closing, including in connection with this Agreement and the Additional Agreements, the negotiation and documentation of this Agreement and the Additional Agreements, and the consummation of the transactions contemplated by this Agreement and the Additional Agreements (collectively, the “Pre-Closing Engagements”). Parent agrees, on behalf of itself and, after the Closing, on behalf of the Surviving Corporation, that (a) all communications in any form or format whatsoever between or among Company Counsel, on the one hand, and the Securityholder Representative, the Company, or any of their respective Representatives, on the other hand, that relate in any way to the Pre-Closing Engagements (collectively, the “Company Privileged Communications”) will be deemed to be attorney-client privileged, (b) immediately prior to the Closing, without the need for any further action on the part of any Person, all right, title, and interest of the Company in and to any and all Company Privileged Communications shall transfer to and be vested solely in the Securityholder Representative, (c) from and after the Closing, the Company Privileged Communications and the expectation of client confidence relating thereto shall belong solely to the Securityholder Representative and may be controlled by the Securityholder Representative and shall not pass to or be claimed by Parent or the Surviving Corporation, and (d) Company Counsel shall have no duty whatsoever to reveal or disclose any such Company Privileged Communications, or any of its files relating to the Pre-Closing Engagements, to Parent, the Surviving Corporation, or any of their respective Representatives by reason of any attorney-client relationship between Company Counsel and the Company or otherwise. Parent and its Affiliates (including, after the Closing, the Surviving Corporation) will not have access to any such Company Privileged Communications, or to the files of Company Counsel relating to the Pre-Closing Engagements. Notwithstanding anything set forth in the foregoing provisions of this Section 12.21(a) to the contrary, if after the Closing a dispute arises between Parent or any of its Affiliates, including the Surviving Company, on the one hand, and a third party, other than the Securityholder Representative or any of its respective Affiliates, on the other hand, the Surviving Corporation may assert the attorney-client privilege to prevent disclosure of Company Privileged Communications to such third party; provided, however, that neither Parent nor the Surviving Company may waive such privilege without the prior written consent of the Securityholder Representative.

(b) Loeb & Loeb LLP and the Parent’s in–house legal department (collectively, “Parent Counsel”) have acted as counsel for the Parent and the Sponsor for various Pre-Closing Engagements. Each of the Company and the Company Securityholders agree, on behalf of itself and/or themselves, as the case may be, and, after the Closing, on behalf of the Surviving Corporation, that (a) all communications in any form or format whatsoever between or among Parent Counsel, on the one hand, and the Sponsor, the Parent, or any of their respective Representatives, on the other hand, that relate in any way to the Pre-Closing Engagements (collectively, the “Parent Privileged Communications”) will be deemed to be attorney-client privileged, (b) immediately prior to the Closing, without the need for any further action on the part of any Person, all right, title, and interest of the Parent in and to any and all Parent Privileged Communications shall transfer to and be vested solely in the Sponsor, (c) from and after the Closing, the Parent Privileged Communications and the expectation of client confidence relating thereto shall belong solely to the Sponsor and shall not pass to or be claimed by Parent or the Surviving Corporation, and (d) Parent Counsel shall have no duty whatsoever to reveal or disclose any such Parent Privileged Communications, or any of its files relating to the Pre-Closing Engagements, to the Company, the Company Securityholders, the Surviving Corporation, or any of their respective Representatives by reason of any attorney-client relationship between Parent Counsel and the Parent and/or the Sponsor or otherwise. Company and its Affiliates (including, after the Closing, the Surviving Corporation) and/or the Company Securityholders will not have access to any such Parent Privileged Communications, or to the files of Parent Counsel relating to the Pre-Closing Engagements. Notwithstanding anything set forth in the foregoing provisions of this Section 12.21(b) to the contrary, if after the Closing a dispute arises between Company or any of its Affiliates, including the Surviving Company and the Company Securityholders, on the one hand, and a third party, other than the Sponsor or any of its respective Affiliates, on the other hand, the Surviving Corporation may assert the attorney-client privilege to prevent disclosure of Parent Privileged Communications to such third party; provided, however, that neither Company, the Company Securityholders, the Parent nor the Surviving Company may waive such privilege without the prior written consent of the Sponsor.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

ABRI SPAC I, INC.

By:	/s/ Jeffrey Tirman
	Name:	Jeffrey Tirman
	Title:	Chief Executive Officer

Merger Sub:

ABRI MERGER SUB, INC.

By:	/s/ Jeffrey Tirman
	Name:	Jeffrey Tirman
	Title:	President

Indemnified Party Representative:

ABRI VENTURES I, LLC.

By:	/s/ Jeffrey Tirman
	Name:	Jeffrey Tirman
	Title:	Managing Member

Company:

APIFINY GROUP INC.

By:	/s/ Haohan Xu
	Name:	Haohan Xu
	Title:	Chief Executive Officer

Securityholder Representative:

By:	/s/ Erez Simha
Erez Simha

[Signature page to Merger Agreement]

Annex I

Single-Class Structure Revisions

Pursuant to Section 6.5(e), the provisions set forth below in this Annex I shall be included in the Agreement if the Parent Dual Class Approval is not obtained.

A. Definitions. In Section 1.1 of the Agreement:

i.	the definitions of “Parent Common Stock” and “Parent Preferred Stock” shall be replaced in their entirety with the following definition:

“Parent Common Stock” means, the common stock of Parent, par value $0.0001 per share.

ii.	the definition of “Closing Per Share Merger Consideration” shall be replaced in its entirety with the following definition:

“Closing Per Share Merger Consideration” means with respect to a share of Company Common Stock, a number of shares of Parent Common Stock equal to the Closing Exchange Ratio.

iii.	the definition of “Closing Merger Consideration Shares” shall be replaced in its entirety with the following definition:

“Closing Merger Consideration Shares” means collectively, the aggregate number of shares of Parent Common Stock equal to the sum of the number of shares of (a) Company Class A Common Stock that are issued and outstanding immediately prior to the Effective Time, multiplied by the Closing Exchange Ratio, plus (b) Company Class F Common Stock multiplied by the Closing Exchange Ratio (the “Closing Merger Consideration Common Shares”).

B. Company Common Stock. Except as set forth in Section A above, all references in the Agreement to “Company Class A Common Stock” shall be replaced in their entirety with “Company Common Stock.”

C. Parent Common Stock. Except as set forth in Section A above, all references in the Agreement to “Parent Preferred Stock” shall be replaced in their entirety with “Parent Common Stock.”

D. Amended Parent Charter. Section 4.2(b) of the Amended Parent Charter shall be deemed removed therefrom.

E. Preservation of Intent. Notwithstanding anything in this Annex I to the contrary, the Parties acknowledge and agree that the list of revisions included in this Annex I to be made upon the failure to obtain the Parent Dual Class Approval may not be exhaustive and such failure to obtain the Parent Dual Class Approval may have additional consequences not anticipated by the Parties with respect to the original intent of the Parties hereunder and in such a scenario and, to the extent any of the foregoing changes are inconsistent with such original intent, the Parties agree in each case to negotiate in good faith to preserve their original intent as set forth herein, including with respect to the economics of the transactions contemplated hereby.

Exhibit A

EXECUTION COPY

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT, dated as of January 27, 2022 (this “Company Support Agreement”), is entered into by and among the stockholder named on the signature page hereto (the “Stockholder”), Apifiny Group Inc., a Delaware corporation (the “Company”), and Abri SPAC I, Inc., a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Company Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, Abri Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent, and as a result of which, among other matters, all of the issued and outstanding capital stock of the Company as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Closing Merger Consideration Shares and the Earnout Merger Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, as of the date hereof, the Stockholder owns the number of shares of the Company’s class A common stock, par value $0.0001 per share and/or class F common stock, par value $0.0001 per share (together, the “Company Common Stock”), as set forth underneath Stockholder’s name on the signature page hereto (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Company Support Agreement being referred to herein as the “Stockholder Shares”);

WHEREAS, the Board of Directors of the Company has (a) approved the execution, delivery and performance by the Company of the Merger Agreement, the Additional Agreements to which the Company is a party and the consummation of the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are advisable and in the best interests of the Company and its stockholders (the “Company Stockholders”) and (c) recommend the adoption by the Company Stockholders of the Merger Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is executing and delivering this Company Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Stockholder, solely in its capacity as a stockholder of the Company, agrees that, during the term of this Company Support Agreement, at any meeting of the Company Stockholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), including any separate class or series vote thereof, and/or in connection with any written consent of the Company Stockholders related to the Transactions (all meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), Stockholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares in favor of the Merger Agreement and the Transactions; and

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Company Support Agreement.

2. Restrictions on Transfer. The Stockholder agrees that, during the term of this Company Support Agreement, it shall not sell, assign or otherwise transfer any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Company Support Agreement in a form reasonably acceptable to Parent and the Company. The Company shall not register any sale, assignment or transfer of the Stockholder Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the term of this Company Support Agreement, in the event that, (a) any shares of Company Common Stock or other equity securities of the Company are issued to the Stockholder after the date of this Company Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of the Company securities owned by the Stockholder, (b) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other equity securities of the Company after the date of this Company Support Agreement, or (c) the Stockholder acquires the right to vote or share in the voting of any Company Common Stock or other equity securities of the Company after the date of this Company Support Agreement (such Company Common Stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of this Company Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

4. No Challenge. Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Company Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law (including Section 262 of the DGCL) relating to the Merger and the consummation of the Transactions, including any notice requirements.

6. Consent to Disclosure. Stockholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of Stockholder’s commitments, arrangements and understandings under and relating to this Company Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Company Support Agreement. Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Stockholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

7. Stockholder Representations: Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Stockholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Company Support Agreement;

(c) (i) if Stockholder is not an individual, Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Company Support Agreement and the consummation of the transactions contemplated hereby are within the Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder and (ii) if Stockholder is an individual, the signature on this Company Support Agreement is genuine, and Stockholder has legal competence and capacity to execute the same;

(d) this Company Support Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by the other parties to this Company Support Agreement, this Company Support Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Company Support Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not, (i) if Stockholder is not an individual, conflict with or result in a violation of the organizational documents of Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Company Support Agreement;

(f) there are no Actions pending against Stockholder or, to the knowledge of Stockholder, threatened against Stockholder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Stockholder of Stockholder’s obligations under this Company Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Company Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of the Stockholder;

(h) Stockholder has had the opportunity to read the Merger Agreement and this Company Support Agreement and has had the opportunity to consult with Stockholder’s tax and legal advisors;

(i) Stockholder has not entered into, and shall not enter into, any agreement that would prevent Stockholder from performing any of Stockholder’s obligations hereunder;

(j) Stockholder has good title to the Stockholder Shares underneath Stockholder’s name on the signature page hereto, free and clear of any Liens other than Permitted Liens and Liens under the Company’s Certificate of Incorporation and/or Bylaws and investment documents with the Company, and Stockholder has the sole power to vote or cause to be voted the Stockholder Shares; and

(k) the Stockholder Shares set forth underneath Stockholder’s name on the signature page to this Company Support Agreement are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by the Stockholder as of the date hereof, and none of the Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Stockholder Shares that is inconsistent with Stockholder’s obligations pursuant to this Company Support Agreement.

8. Specific Performance. The Stockholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Company Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

9. Entire Agreement; Amendment; Waiver. This Company Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Company Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Company Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

10. Binding Effect; Assignment; Third Parties. This Company Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Company Support Agreement and all obligations of Stockholder are personal to Stockholder and may not be assigned, transferred or delegated by Stockholder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Company Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

11. Counterparts. This Company Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Company Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Company Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Company Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 12.7 (Governing Law), 12.15 (Waiver of Jury Trial), 12.16 (Submission to Jurisdiction) and 12.17 (Remedies) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Company Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Company Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 12.1 of the Merger Agreement, and, with respect to the Stockholder, at the address set forth underneath Stockholder’s name on the signature page hereto.

15. Termination. This Company Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or Stockholder shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of Parent, the Company and the Stockholder, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Stockholder, Parent or the Company from any liability resulting from a breach of this Company Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 15 shall survive the termination of this Company Support Agreement.

16. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

17. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Company Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Company Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

18. Interpretation. The titles and subtitles used in this Company Support Agreement are for convenience only and are not to be considered in construing or interpreting this Company Support Agreement. In this Company Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Company Support Agreement as a whole and not to any particular section or other subdivision of this Company Support Agreement. The parties have participated jointly in the negotiation and drafting of this Company Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Company Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Company Support Agreement.

19. No Partnership, Agency or Joint Venture. This Company Support Agreement is intended to create a contractual relationship among Stockholder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Stockholders entering into support agreements with the Company or Parent. Stockholder has acted independently regarding its decision to enter into this Company Support Agreement. Nothing contained in this Company Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares. All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to Stockholder, and neither Company nor Parent shall have any authority to direct Stockholder in the voting or disposition of any Stockholder Shares, except as otherwise provided herein.

20. Capacity as Stockholder. Stockholder signs this Company Support Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of the Company or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by Stockholder or any representative of Stockholder, as applicable, serving as a director of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director of the Company or any Subsidiary of the Company.

{remainder of page intentionally left blank}

IN WITNESS WHEREOF, the parties have executed this Company Support Agreement as of the date first written above.

The Company:

APIFINY GROUP INC.

By:	/s/ Haohan Xu
	Name:	Haohan Xu
	Title:	Chief Executive Officer

Parent:

ABRI SPAC I, INC.

By:	/s/ Jeffrey Tirman
	Name:	Jeffrey Tirman
	Title:	Chief Executive Officer

{Signature Page to Company Stockholder Support Agreement}

Stockholder:

[_________________________________]

By:
Name:
Title:

Number and Type of Shares:

Shares of Class A Company Common Stock:
Shares of Class F Company Common Stock:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:                                                                            :

{Signature Page to Company Stockholder Support Agreement}

Exhibit B

EXECUTION COPY

PARENT STOCKHOLDER SUPPORT AGREEMENT

This PARENT STOCKHOLDER SUPPORT AGREEMENT, dated as of January 27, 2022 (this “Parent Support Agreement”), is entered into by and among the stockholder named on the signature page hereto (the “Stockholder”), Apifiny Group Inc., a Delaware corporation (the “Company”), and Abri SPAC I, Inc., a Delaware corporation (“Parent”). Capitalized terms used but not defined in this Parent Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent, Abri Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are parties to that certain Merger Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent, and as a result of which, among other matters, all of the issued and outstanding capital stock of the Company as of the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Closing Merger Consideration Shares and the Earnout Merger Consideration as set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL;

WHEREAS, as of the date hereof, the Stockholder owns the number of shares of Parent’s common stock, par value $0.0001 (“Parent Common Stock”), as set forth underneath Stockholder’s name on the signature page hereto (all such shares, or any successor or additional shares of Parent of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Parent Support Agreement being referred to herein as the “Stockholder Shares”);

WHEREAS, the Board of Directors of Parent has (a) approved the execution, delivery and performance by Parent and Merger Sub of the Merger Agreement, the Additional Agreements to which it is a party and the Merger and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are advisable and in the best interests of Parent and its stockholders (the “Parent Stockholders”) and (c) recommended the approval and the adoption by the Parent Stockholders of the Merger Agreement, the Additional Agreements, the Merger and the other Transactions; and

WHEREAS, in order to induce the Company, to enter into the Merger Agreement, Stockholder is executing and delivering this Parent Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Stockholder, solely in its capacity as a stockholder of Parent, agrees that, during the term of this Parent Support Agreement, at the Parent Stockholder Meeting, at any other meeting of the Parent Stockholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Parent Stockholders related to the Transactions (the Parent Stockholder Meeting and all other meetings or consents related to the Merger Agreement and/or the Transactions collectively referred to herein as the “Meeting”), Stockholder shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares in favor of all Parent Proposals, including approval of the Merger Agreement and the Transactions; and

(c) vote or cause to be voted at the Meeting (or validly execute and return an action by written consent or an action to cause such consent to be granted with respect to) all of the Stockholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Parent Support Agreement.

2. Restrictions on Transfer. The Stockholder agrees that, during the term of this Parent Support Agreement, it shall not sell, assign or otherwise transfer any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Parent Support Agreement in a form reasonably acceptable to the Company and Parent. Parent shall not, and shall not permit Parent’s transfer agent to, register any sale, assignment or transfer of the Stockholder Shares on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. Stockholder hereby agrees that, during the term of this Agreement, it shall not redeem, or submit a request to Parent’s transfer agent or otherwise exercise any right to redeem, any Stockholder Shares.

4. New Securities. During the term of this Parent Support Agreement, in the event that, (a) any shares of Parent Common Stock or other equity securities of Parent are issued to the Stockholder after the date of this Parent Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent securities owned by the Stockholder, (b) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of Parent Common Stock or other equity securities of Parent after the date of this Parent Support Agreement, or (c) the Stockholder acquires the right to vote or share in the voting of any Parent Common Stock or other equity securities of Parent after the date of this Parent Support Agreement (such Parent Common Stock or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by the Stockholder shall be subject to the terms of this Parent Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

5. No Challenge. Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Parent Support Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

6. Waiver. Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal, dissenter’s rights and any similar rights under applicable law (including Section 262 of the DGCL) relating to the Merger and the consummation of the Transactions, including any notice requirements.

7. Consent to Disclosure. Stockholder hereby consents to the publication and disclosure in the Form S-4 and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of Stockholder’s commitments, arrangements and understandings under and relating to this Parent Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Parent Support Agreement. Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Stockholder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Parent.

8. Stockholder Representations: Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a) Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Stockholder has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Parent Support Agreement;

(c) (i) if Stockholder is not an individual, Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Parent Support Agreement and the consummation of the transactions contemplated hereby are within the Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder and (ii) if Stockholder is an individual, the signature on this Parent Support Agreement is genuine, and Stockholder has legal competence and capacity to execute the same;

(d) this Parent Support Agreement has been duly executed and delivered by Stockholder and, assuming due authorization, execution and delivery by the other parties to this Parent Support Agreement, this Parent Support Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(e) the execution and delivery of this Parent Support Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not, (i) if Stockholder is not an individual, conflict with or result in a violation of the organizational documents of Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Stockholder of its obligations under this Parent Support Agreement;

(f) there are no Actions pending against Stockholder or, to the knowledge of Stockholder, threatened against Stockholder, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Stockholder of Stockholder’s obligations under this Parent Support Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Parent Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of the Stockholder;

(h) Stockholder has had the opportunity to read the Merger Agreement and this Parent Support Agreement and has had the opportunity to consult with Stockholder’s tax and legal advisors;

(i) Stockholder has not entered into, and shall not enter into, any agreement that would prevent Stockholder from performing any of Stockholder’s obligations hereunder;

(j) Stockholder has good title to the Stockholder Shares underneath Stockholder’s name on the signature page hereto, free and clear of any Liens other than Permitted Liens and Liens under Parent’s Certificate of Incorporation and/or Bylaws, and Stockholder has the sole power to vote or cause to be voted the Stockholder Shares; and

(k) the Stockholder Shares set forth underneath Stockholder’s name on the signature page to this Parent Support Agreement are the only shares of Parent’s outstanding capital stock owned of record or beneficially owned by the Stockholder as of the date hereof, and none of the Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Stockholder Shares that is inconsistent with Stockholder’s obligations pursuant to this Parent Support Agreement.

9. Specific Performance. The Stockholder hereby agrees and acknowledges that (a) Parent and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Parent Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) Parent and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

10. Entire Agreement; Amendment; Waiver. This Parent Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Additional Agreement. This Parent Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Parent Support Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

11. Binding Effect; Assignment; Third Parties. This Parent Support Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Parent Support Agreement and all obligations of Stockholder are personal to Stockholder and may not be assigned, transferred or delegated by Stockholder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Parent Support Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

12. Counterparts. This Parent Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. Severability. This Parent Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Parent Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Parent Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 12.7 (Governing Law), 12.15 (Waiver of Jury Trial), 12.16 (Submission to Jurisdiction) and 12.17 (Remedies) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Parent Support Agreement.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Parent Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 (Notices) of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the respective addresses set forth in Section 12.1 of the Merger Agreement, and, with respect to the Stockholder, at the address set forth underneath Stockholder’s name on the signature page hereto.

16. Termination. This Parent Support Agreement shall become effective upon the date hereof and shall automatically terminate, and none of Parent, the Company or Stockholder shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of Parent, the Company and the Stockholder, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), or (iii) the termination of the Merger Agreement in accordance with its terms. No such termination shall relieve the Stockholder, Parent or the Company from any liability resulting from a breach of this Parent Support Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of this Section 16 shall survive the termination of this Parent Support Agreement.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Parent Support Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Parent Support Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

19. Interpretation. The titles and subtitles used in this Parent Support Agreement are for convenience only and are not to be considered in construing or interpreting this Parent Support Agreement. In this Parent Support Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Parent Support Agreement as a whole and not to any particular section or other subdivision of this Parent Support Agreement. The parties have participated jointly in the negotiation and drafting of this Parent Support Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Parent Support Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Parent Support Agreement.

20. No Partnership, Agency or Joint Venture. This Parent Support Agreement is intended to create a contractual relationship among Stockholder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Parent Stockholders entering into support agreements with the Company or Parent. Stockholder has acted independently regarding its decision to enter into this Parent Support Agreement. Nothing contained in this Parent Support Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares. All rights, ownership and economic benefits of and relating to the Stockholder Shares shall remain vested in and belong to Stockholder, and neither Company nor Parent shall have any authority to direct Stockholder in the voting or disposition of any Stockholder Shares, except as otherwise provided herein.

21. Capacity as Stockholder. Stockholder signs this Parent Support Agreement solely in Stockholder’s capacity as a stockholder of Parent, and not in any other capacity, including, if applicable, as a director (including “director by deputization”), officer or employee of Parent or any of its Subsidiaries. Nothing herein shall be construed to limit or affect any actions or inactions by Stockholder or any representative of Stockholder, as applicable, serving as a director of Parent or any Subsidiary of Parent, acting in such Person’s capacity as a director of Parent or any Subsidiary of Parent.

{remainder of page intentionally left blank}

IN WITNESS WHEREOF, the parties have executed this Parent Support Agreement as of the date first written above.

The Company:

APIFINY GROUP INC.

By:
	Name:	Haohan Xu
	Title:	Chief Executive Officer

Parent:

ABRI SPAC I, INC.

By:
	Name:	Jeffrey Tirman
	Title:	Chief Executive Officer

{Signature Page to Parent Stockholder Support Agreement}

Stockholder:

[_________________________________]

By:
Name:
Title:

Number of Shares:

Shares of Parent Common Stock:______________________________________

Address for Notice:

Address:_____________________________________

____________________________________________

____________________________________________

Facsimile No.:________________________________

Telephone No.:_______________________________

Email:______________________________________:

{Signature Page to Parent Stockholder Support Agreement}

Exhibit C1

FORM OF

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of January [●], 2022 by and between the undersigned stockholder (the “Holder”) and Abri SPAC I, Inc., a Delaware corporation (the “Parent”).

A. Parent, Abri Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Parent, Apifiny Group Inc., a Delaware corporation (the “Company”) and Erez Simha, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders, entered into a Merger Agreement dated as of January 27, 2022 (the “Merger Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

B. Pursuant to the Merger Agreement, Parent will become the 100% stockholder of the Company.

C. The Holder is the record and/or beneficial owner of certain shares of Company Common Stock, which will be exchanged for shares of Parent Common Stock pursuant to the Merger Agreement.

D. As a condition of, and as a material inducement for the Parent and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement, which shall be effective as of the Closing Date of the Merger.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-up.

(a) Subject to Section 1(b) below, during the Lock-up Period, the Holder agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b) In furtherance of the foregoing, during the Lock-up Period, the Parent will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Parent’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct the Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d) The term “Lock-up Period” means the date that is twelve (12) months after the Closing Date (as defined in the Merger Agreement).

C1-1

2. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of Parent Common Stock, or any economic interest in or derivative of such shares, other than those shares of Parent Common Stock issued pursuant to the Merger Agreement. For purposes of this Agreement, the Merger Consideration Shares beneficially owned by the Holder, together with any other shares of Parent Common Stock, and including any securities convertible into, or exchangeable for, or representing the rights to receive Parent Common Stock, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares,” provided, however, that such Lock-up Shares shall not include shares of Parent Common Stock acquired by such Holder in open market transactions during the Lock-up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-up Shares in connection with (a) transfers or distributions to the Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) any transfers exempt from registration under the Securities Act; (c) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (d) by virtue of the laws of descent and distribution upon death of the Holder; (e) pursuant to a qualified domestic relations order; (f) transfers to the Parent’s officers, directors or their affiliates; (g) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Parent; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-up Shares subject to this Agreement shall remain subject to this Agreement; (h) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the Lock-up Period; (i) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Parent Common Stock or the vesting of stock-based awards; and (j) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Parent Common Stock; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (f) clauses, it shall be a condition to any such transfer that (i) the transferee/donee agrees in writing (a copy of which shall be provided by the Holder to the parties hereto and to Continental Stock and Transfer Company), to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period. The Holder hereby covenants to Parent that the Holder will give notice to Parent of any transfer of Lock-up Shares pursuant to this Section 2 of the Agreement, with such notice given in accordance with Section 5 of this Agreement.

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of Company, Company’s legal counsel, or any other person.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

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5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to Company, to:

Apifiny Group Inc.

1675 Broadway, FL 35

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: haohan@apifiny.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com ; anoreuil@mayerbrown.com

if to Parent or Merger Sub (prior to the Closing):

Abri SPAC I, Inc.
9663 Santa Monica Blvd., No. 1091
Beverly Hills, CA 90210
Attn: Jeffrey Tirman, Chief Executive Officer
E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212.504.3013
E-mail: mnussbaum@loeb.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Abri Ventures I, LLC.
9663 Santa Monica Blvd., No. 1091
Beverly Hills, CA 90210
Attn: Jeffrey Tirman, Chief Executive Officer
E-mail: jtirman@abriadv.com

or to such other address(es) as any party may have furnished to the others in writing in accordance herewith.

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6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Section 12.15 (Waiver of Jury Trial) and 12.16 (Submission to Jurisdiction) of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. Section 12.7 (Governing Law) of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with any provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

C1-4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Abri SPAC I., Inc.

By:
Name:	Jeffrey Tirman
Title:	Chief Executive Officer

HOLDER:

By:
Name:
Title:

C1-5

Exhibit C2

FORM OF

SPONSOR LOCK-UP AGREEMENT

THIS SPONSOR LOCK-UP AGREEMENT (this “Agreement”) is dated as of January [●], 2022 by and between Abri Ventures I, LLC (the “Sponsor”) and Abri SPAC I, Inc., a Delaware corporation (the “Parent”).

A. Parent, Abri Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Parent, Apifiny Group Inc., a Delaware corporation (the “Company”) and Erez Simha, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders, entered into a Merger Agreement dated as of January 27, 2022 (the “Merger Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

B. Pursuant to the Merger Agreement, Parent will become the 100% stockholder of the Company.

C. The Sponsor is the record and/or beneficial owner of certain shares of Parent Common Stock and Warrants entitling the Sponsor to purchase shares of Parent Common Stock.

D. As a condition of, and as a material inducement for the Parent and the Company to enter into and consummate the transactions contemplated by the Merger Agreement, the Sponsor has agreed to execute and deliver this Agreement, which shall be effective as of the Closing Date of the Merger.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-up.

(a) Subject to Section 1(b) below, during the Lock-up Period, the Sponsor agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b) In furtherance of the foregoing, during the Lock-up Period, the Parent will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Parent’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct the Parent’s transfer agent not to process any attempts by the Sponsor to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d) The term “Lock-up Period” means the date that is six (6) months after the Closing Date (as defined in the Merger Agreement).

C2-1

2. Beneficial Ownership. The Sponsor hereby represents and warrants that it beneficially owns, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), [1,728,078] shares of Parent Common Stock (the “Sponsor Shares”), and [294,598] Warrants (the “Sponsor Warrants”) entitling the Sponsor to purchase [294,598] shares of Parent Common Stock (the “Sponsor Warrant Shares”). The Sponsor hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder) any shares of Company Common Stock convertible into Parent Common Stock pursuant to the Merger Agreement. For purposes of this Agreement, the Sponsor Shares and Sponsor Warrants beneficially owned by the Sponsor, together with the Sponsor Warrant Shares and any other shares of Parent Common Stock, and including any securities convertible into, or exchangeable for, or representing the rights to receive Parent Common Stock, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares,” provided, however, that such Lock-up Shares shall not include shares of Parent Common Stock acquired by the Sponsor in open market transactions during the Lock-up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-up Shares in connection with (a) transfers or distributions to the Sponsor’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Sponsor’s immediate family or to a trust, the beneficiary of which is the Sponsor or a member of the Sponsor’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon death of the Sponsor; (d) pursuant to a qualified domestic relations order, (e) transfers to the Parent’s officers, directors or their affiliates, (f) pledges of Lock-up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Sponsor, provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers, (g) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Parent; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-up Shares subject to this Agreement shall remain subject to this Agreement, (h) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the Lock-up Period, (i) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Parent Common Stock or the vesting of stock-based awards; and (j) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Parent Common Stock; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (e) clauses, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period.

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Sponsor has independently evaluated the merits of its decision to enter into and deliver this Agreement, and the Sponsor confirms that it has not relied on the advice of the Company, the Company’s legal counsel, or any other person.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Sponsor in connection with this Agreement.

C2-2

5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to Company, to:

Apifiny Group Inc.

1675 Broadway, FL 35

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: haohan@apifiny.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com ; anoreuil@mayerbrown.com

if to Parent or Merger Sub (prior to the Closing):

Abri SPAC I, Inc.
9663 Santa Monica Blvd., No. 1091
Beverly Hills, CA 90210
Attn: Jeffrey Tirman, Chief Executive Officer
E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: 212.504.3013
E-mail: mnussbaum@loeb.com

(b) If to the Sponsor, to the address set forth on the Sponsor’s signature page hereto, with a copy, which shall not constitute notice, to:

Abri Ventures I, LLC.
9663 Santa Monica Blvd., No. 1091
Beverly Hills, CA 90210
Attn: Jeffrey Tirman, Chief Executive Officer
E-mail: jtirman@abriadv.com

or to such other address(es) as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

C2-3

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Sponsor hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Company and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

 13. Dispute Resolution. Section 12.15 (Waiver of Jury Trial) and 12.16 (Submission to Jurisdiction) of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law. Section 12.7 (Governing Law) of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with any provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

C2-4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Abri SPAC I., Inc.

By:
Name:	Jeffrey Tirman
Title:	Chief Executive Officer

ABRI VENTURES I, LLC:

By:
Name:
Title:

C2-5

Exhibit D

FORM OF

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of the [●] day of January, 2022, is made and entered into by and among Abri SPAC I, Inc., a Delaware corporation (the “Company”), the undersigned party listed under Investor on the signature page hereto (the “Investor”) and Chardan Capital Markets, LLC, as the underwriter (the “Underwriter”) in connection with this Agreement.

WHEREAS, reference is made to that certain Registration Rights Agreement, dated August 9, 2021, by and among the Company, the Investor and Chardan Capital Markets, LLC as representative of the underwriter in connection with the IPO (as defined below) of the securities of the Company (the “Original Registration Rights Agreement”), pursuant to which the Company granted the Investor and the Underwriter certain registration rights with respect to certain securities of the Company, as set forth therein;

WHEREAS, pursuant to Section 6.7 of the Original Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the holders of at least a majority-in-interest of the “Registrable Securities” (as defined in the Original Registration Rights Agreement);

WHEREAS, the Company, Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Apifiny Group Inc. (“Apifiny”) and Securityholder Representative (as defined below) have entered into that certain Merger Agreement (as may be amended from time to time, the “Merger Agreement”), dated as of January 27, 2022, pursuant to which, on the Effective Date (as defined below), the Company, Merger Sub and Apifiny effected a merger of Merger Sub with and into Apifiny (the “Apifiny Merger”), upon which (a) Merger Sub ceased to exist, (b) Apifiny became a wholly owned subsidiary of the Company and (c) the outstanding shares of Apifiny Common Stock (as defined below) converted into the right to receive such number of shares of Common Stock (as defined below) as more fully described in the Merger Agreement. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, the Investor, the Company and the Underwriter desire to amend and restate the Original Registration Rights Agreement in its entirety and enter into this Agreement in connection with the closing of the transactions contemplated by the Merger Agreement and to amend and restate the Original Registration Rights Agreement to provide the Investor, the Underwriter and holders of the Lock-up Shares (as defined below), with certain rights relating to the registration of certain securities of the Company, as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Apifiny” is defined in the preamble to this Agreement.

“Apifiny Common Stock” means Apifiny’s (i) Class A common stock, par value $0.0001 per share and (ii) Class F common stock, par value $0.0001 per share.

“Apifiny Securityholders” shall have the meaning ascribed to such term in the Merger Agreement.

“Assurance Escrow Agreement” means the Assurance Escrow Agreement, dated January [ ], 2022, by and among Apifiny, certain Apifiny Securityholders, the Investor and the Escrow Agent

“Assurance Escrow Shares” means up to 6,650,000 shares of Apifiny Common Stock deposited in escrow pursuant to the Assurance Escrow Agreement, in connection with the closing of the transactions contemplated by the Merger Agreement, which shares of Apifiny Common Stock are convertible into the right to receive such number of shares of Common Stock as more fully described in the Merger Agreement.

“Apifiny Merger” is defined in the preamble to this Agreement.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Earnout Escrow Agreement” means the Earnout Escrow Agreement, dated January [ ], 2022, by and between the Company, the Securityholder Representative, the Investor, and the Escrow Agent

“Earnout Escrow Shares” means up to 1,050,000 shares of Common Stock held in escrow for the benefit of the Investor pursuant to the Earnout Escrow Agreement, in connection with the Earnout Agreement, dated [ ], 2022, by and between the Company and the Investor.

“Effective Date” means the closing date of the Apifiny Merger.

“Escrow Agent” means the Continental Stock Transfer & Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Initial Shares” means the 1,433,480 shares of Common Stock issued to the Investor prior to the consummation of the Company’s IPO.

“Initial Shares Escrow Agreement” the Stock Escrow Agreement dated as of August 9, 2021 by and among the Company, the Investor and the Escrow Agent.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Investor Lock-up Agreement” means the lock-up agreement, by and between the Company and the Investor, dated [    ], 2022, restricting the sale, transfer or other disposition of Common Stock held or received by the Investor for a period of six (6) months after the Effective Date.

“IPO” means the initial public offering of Company’s securities pursuant to a prospectus dated August 9, 2021.

“Lock-up Period” means the date that is twelve (12) months after the Effective Date.

“Lock-up Shares” is defined in the Company Lock-up Agreement.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Merger Agreement” is defined in the preamble to this Agreement.

“Merger Sub” is defined in the preamble to this Agreement.

“Notices” is defined in Section 6.3.

“Original Registration Rights Agreement” is defined in the preamble to this Agreement.

“Person” means a company, corporation, association, partnership, limited liability company, organization, joint venture, trust or other legal entity, an individual, a government or political subdivision thereof or a governmental agency.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Private Units” means the 294,598 Units the Investor privately purchased simultaneously with the consummation of the Company’s IPO.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Initial Shares, (ii) the Private Units (and underlying shares of Common Stock, including the shares of Common Stock issued or issuable upon the exercise of any Warrants), (iii) the Common Stock received by Investor from the conversion of any Assurance Escrow Shares, if released from escrow, in connection with the Apifiny Merger, if any, (iv) the Earnout Escrow Shares if released from escrow, if any, (v) the Units included in the Unit Purchase Option (and underlying shares of Common Stock, including the shares of Common Stock issued or issuable upon the exercise of any Warrants), if any, (vi) the Lock-up Shares held by Company affiliates after the Lock-up Period, and (vii) any securities issuable upon conversion of loans from Investor to the Company, if any (the “Loan Securities”). Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such (i) Initial Shares, (ii) Private Units (and underlying shares of Common Stock including the shares of Common Stock issued or issuable upon the exercise of any Warrants), (iii) Common Stock received by Investor from the conversion of any Assurance Escrow Shares, if released from escrow, (iv) Earnout Escrow Shares, if released from escrow, (v) Units included in the Unit Purchase Option, (and underlying shares of Common Stock, including the shares of Common Stock issued or issuable upon the exercise of any Warrants), (vi) Lock-up Shares and (vii) Loan Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Release Date” means the date on which any shares of Common Stock are released from escrow under any of the Initial Shares Escrow Agreement, the Assurance Shares Escrow Agreement and/or the Earnout Shares Escrow Agreement, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Securityholder Representative” shall have the meaning ascribed to such term in the Merger Agreement.

“Underwriter” means, solely for the purposes of this Agreement, Chardan Capital Markets, LLC as a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to the Underwriter in a firm commitment underwriting for distribution to the public.

“Unit or Units” means the units of the Company, each Unit comprised of one share of Common Stock and one redeemable Warrant to acquire one share of Common Stock at a price of $11.50 per share.

“Unit Purchase Option” means the Underwriter’s option to purchase up to 300,000 Units at $11.50 per Unit.

“Warrant(s)” means the warrants of the Company exercisable to acquire one share of Common Stock at a price of $11.50 per share.

2.	REGISTRATION RIGHTS.

2.1.	Demand Registration.

2.1.1.	Demand Registration Rights. At any time and from time to time on or after (A) the Effective Date, the shares of Common Stock (including the shares of Common Stock issued or issuable upon the exercise of any Warrants, or upon the conversion of any Assurance Escrow Shares), the Private Units (including the underlying shares of Common Stock and the shares of Common Stock issued or issuable upon the exercise of any Warrants), the Units included in the Unit Purchase Option (and underlying shares of Common Stock, including the shares of Common Stock issued or issuable upon the exercise of any Warrants), if any, and Loan Securities; (B) the lapse of the Lock-up Period of the Lock-up Shares; or (C) three months prior to the earlier of (i) the initial Release Date with respect to all other Registrable Securities, (ii) with respect to the Investor, the date on which the restrictions on transfer will lapse under the Investor Lock-up Agreement entered into in connection with the Merger Agreement with respect to all of the Registrable Securities held by the Investor, but prior to the five-year anniversary of Effective Date, the holders of (y) a majority-in-interest of the Registrable Securities held by the Investor, on the one hand, or (z) a majority-in-interest of the Lock-up Shares held by Company affiliates, on the other hand, as the case may be, and/or their respective transferees, may make a written demand, on no more than two occasions in any twelve month period, for registration under the Securities Act on Form S-1 (except if the Company is then eligible to register the Registrable Securities on Form S-3, then such registration shall be on Form S-3) of all or part of their Registrable Securities, as the case may be (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, within five (5) days after the receipt by the Company of such Demand Registration, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. Upon receipt of a Demand Registration (a) the Company agrees to file a Registration Statement with the Commission with respect to such Demand Registration not later than thirty (30) days after the receipt by the Company of such Demand Registration (the “Filing Deadline”) or (b) if a Registration Statement with respect to the Registerable Securities has been previously declared effective, the Company shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until such time as there are no Registrable Securities outstanding. The Company agrees to pay the Investor a cash penalty of $25,000 per day (x) for each day beyond the Filing Deadline for which it has failed to file such Registration Statement with the Commission or (y) if a Registration Statement with respect to the Registerable Securities has previously been declared effective, for each day that such Registration Statement is not continuously effective under the Securities Act, until such time as there are no Registerable Securities outstanding. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations per calendar year under this Section 2.1.1 in respect of all Registrable Securities. Notwithstanding the foregoing, the Underwriter and its related persons may not have more than one Demand Registration at the Company’s expense.

2.1.2.	Effective Registration. A registration will not count as a Demand Registration until (A) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and the Company has complied with all of its obligations under this Agreement with respect thereto, and (B) the Registration Statement has remained effective continuously until the earlier of (x) one (1) year after being declared effective, or (y) the date on which all of the Registrable Securities requested by the Demanding Holders to be registered in such Registration Statement have been sold; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3.	Underwritten Offering pursuant to Demand Registration. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or underwriters selected for such Underwritten Offering by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4.	Reduction of Underwritten Offering in Connection with Demand Registration. If the Underwriter or the managing underwriters in an Underwritten Offering effected pursuant to a Demand Registration in good faith advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which a registration has been requested pursuant to separate written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to other written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5.	Demand Registration Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any Underwritten Offering or are not entitled to include all of their Registrable Securities in any Underwritten Offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed Underwritten Offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in this Section 2.1.

2.2.	Piggy-Back Registration.

2.2.1.	Piggy-Back Registration Rights. If at any time on or after the Effective Date, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, or (ii) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their Registrable Securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Notwithstanding the provisions set forth in the immediately preceding sentences, the right to a Piggy-Back Registration set forth under this Section 2.2.1 with respect to the Registrable Securities shall terminate on the seventh anniversary of the Effective Date.

2.2.2.	Reduction of Underwritten Offering in Connection with Piggy-Back Registration. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Company and the holders of Registrable Securities participating in the Underwritten Offering in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell in such Underwritten Offering, taken together with the shares of Common Stock, if any, as to which inclusion in such Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which inclusion in such Underwritten Offering has been requested under this Section 2.2.1 above, and the shares of Common Stock, if any, as to which inclusion in such Underwritten Offering has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

a)	If the Underwritten Offering is undertaken for the Company’s account: (A) first, the shares of Common Stock or other equity securities that the Company desires to sell in such Underwritten Offering that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

b)	If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3.	Piggy-Back Registration Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4.	Unlimited Piggy-back Registration Rights. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to Section 2.2. hereof shall not be counted as a Demand Registration effected pursuant to Section 2.1 hereof.

2.3.	Registrations on Form S-3.

The holders of Registrable Securities may at any time and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that (i) the Company shall not be obligated to effect such request through an Underwritten Offering and (ii) the Company shall not be obligated to effect more than two such requests.1 Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $10,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.	REGISTRATIONPROCEDURES.

3.1.	Filings; Information.

Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1.	Filing Registration Statement; Restriction on Registration Rights. The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, that the Company shall not have the right to exercise the right set forth in this provision more than once in any 365-day period in respect of a Demand Registration hereunder.

[1]	NTD: To limit the period when the next demand for S-3 registration should be entertained (e.g. at least 12 months apart)?

3.1.2.	Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein except for such exhibits and documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3.	Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4.	Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5.	State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6.	Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7.	Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate in all reasonable respects in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8	Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.9.	Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10.	Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11.	Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12.	Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering.

3.1.13..	Regulation M. The Company shall take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable.

3.2.	Obligation to Suspend Distribution.

Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration, on Form S-1 or other applicable form pursuant to Section 2.1 hereof, or Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3.	Registration Expenses.

The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1 (as limited by Section 2.1.1), any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4.	Holder’s Information

The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

The Company’s obligations to include the Registrable Securities in any Registration Statement under this Agreement are contingent upon each holder of Registrable Securities furnishing in writing to the Company such information regarding such holder, the securities of the Company held by holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and such holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

4.	INDEMNIFICATION AND CONTRIBUTION.

4.1.	Indemnification by the Company.

The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in (or incorporated by reference in) any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereof), or any amendment or supplement to such Registration Statement, or any filing under any state securities law required to be filed or furnished, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2.	Indemnification by Holders of Registrable Securities.

Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, each Underwriter (if any) and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such selling holder.

4.3.	Conduct of Indemnification Proceedings.

Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4.	Contribution.

4.4.1.	If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2.	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3.	The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such selling holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.	RULE 144.

5.1.	Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.	MISCELLANEOUS.

6.1.	Other Registration Rights.

The Company represents and warrants that, except as disclosed in the Company’s registration statement on Form S-1 (File No. 333-257916) no person, other than the holders of the Registrable Securities hereunder, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include the Company’s shares of capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2.	Assignment;

No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part without the consent of the holders of a majority of Registrable Securities. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investor or holder of Registrable Securities or of any assignee of the Investor or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3.	Notices.

All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, or electronic transmission addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted electronically by email; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery. The parties hereto consent to the delivery of notices or other communications by electronic transmission at the e-mail address set forth below the respective party’s name in Section 6.3 hereto. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing. The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

To the Company:

Abri SPAC I, Inc.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer

Email: [●]

with a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Alex Weniger-Araujo, Esq.

Email: [●]

To the Investor: to the address set forth below such Investor’s name on Exhibit A hereto.

To the Underwriter:

Chardan Capital Markets, LLC

17 State Street, Suite 2100

New York, New York 10004

Attn: George Kaufman

Email: __________________

with copy to:

[      ]

Email: [      ]

6.4.	Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5.	Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement shall be effective when it has been executed by parties. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf,” “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. This Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or E-Fax, or otherwise to or from an electronic system or other equivalent service shall be as effective as delivery of a manually executed counterpart hereof.

6.6.	Entire Agreement.

This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7.	Modifications and Amendments.

No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority Registrable Securities.

6.8.	Titles and Headings.

Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9.	Waivers and Extensions.

Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10.	Remedies Cumulative.

In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, any Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11.	Governing Law.

This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12.	Consent to Jurisdiction.

The parties hereto agree to submit any matter or dispute resulting from, or arising out of, the execution, performance, interpretation, breach or termination of this Agreement to the non-exclusive jurisdiction of federal or state courts within the State of New York. Each of the parties agrees that service of any process, summons, notice or document in the manner set forth in Section 6.3 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.12. Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of New York for any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereunder and waives any objection to the laying of venue in the United States District Court for the Southern District of New York, or the New York state courts if the federal jurisdictional standards are not satisfied, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.13.	Waiver of Trial by Jury.

Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

ABRI SPAC I, INC.

By:
Name:	Jeffrey Tirman
Title:	Chief Executive Officer

INVESTOR:

ABRI VENTURES I, LLC

By:
Name:	Jeffrey Tirman
Title:	Authorized Member

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

UNDERWRITER:

CHARDAN CAPITAL MARKETS, LLC

By:
Name:	George Kaufman
Title:	Managing Partner

Exhibit A

Name and Address of Investor

To the Investor:

●	Abri Ventures I, LLC

c/o Abri SPAC I, Inc.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Authorized Member

Email: jtirman@abriadv.com

Exhibit E

FORM OF

SPONSOR EARNOUT AGREEMENT

This Sponsor Earnout Agreement (this “Agreement”), dated as of January [●], 2022, is entered into by and between Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), and Abri SPAC I, Inc., a Delaware corporation (“Parent”). The Sponsor and Parent are sometimes referred to herein each as a “Party” and together the “Parties”.

Recitals

WHEREAS, Parent, Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Apifiny Group, Inc., a Delaware corporation (the “Company”), and Erez Simha, solely in its capacity as representative, agent and attorney-in-fact of the Company Securityholders, have entered into a Merger Agreement (the “Merger Agreement”; capitalized terms used but not defined herein shall have their respective meanings assigned to them in the Merger Agreement), dated as of January 27, 2022, pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will be the surviving company and a wholly-owned subsidiary of Parent; and

WHEREAS, as a condition and an inducement to Parent and the Company entering into the Merger Agreement, the Sponsor and Parent have agreed that 1,050,000 shares of Class A Parent Common Stock (collectively, the “Sponsor Earnout Shares”) (i) will be issued to the Sponsor free and clear of all Liens other than applicable federal and state securities restrictions and restrictions set forth in the Escrow Earnout Agreement, (ii) shall be placed in escrow at the Closing pursuant to the Escrow Earnout Agreement, and (iii) shall not be released from escrow until they are earned as a result of the occurrence of the applicable Milestone Event (as defined herein).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Definitions. For purposes hereof, the following terms when used in this Agreement shall have the respective meanings set forth below:

“Earnout Period” means the First Earnout Period, the Second Earnout Period and the Third Earnout Period, as applicable.

“First Earnout Period” means the period from and after the Closing until the first anniversary of the Closing Date.

“First Milestone Event” means the occurrence of the following event: the closing share price of the shares of Class A Parent Common Stock over any twenty (20) consecutive Trading Days during the First Earnout Period is greater than or equal to $16.50 per share (subject to any adjustment pursuant to Section 3(c)).

“Milestone Event” means any of the First Milestone Event, Second Milestone Event and Third Milestone Event.

“Second Earnout Period” means the period from and after the Closing until the second anniversary of the Closing Date.

“Second Milestone Event” means the occurrence of the following event: the closing share price of the shares of Class A Parent Common Stock over any twenty (20) consecutive Trading Days during the Second Earnout Period is greater than or equal to $23.00 per share (subject to any adjustment pursuant to Section 3(c)).

“Third Earnout Period” means the period from and after the Closing until the third anniversary of the Closing Date.

“Third Milestone Event” means the occurrence of the following event: the closing share price of the shares of Class A Parent Common Stock over any twenty (20) consecutive Trading Days during the Third Earnout Period is greater than or equal to $30.00 per share (subject to any adjustment pursuant to Section 3(c)).

2. Issuance and Release of the Sponsor Earnout Shares.

(a) The Parties acknowledge and agree that the Sponsor Earnout Shares shall be: (i) issued by Parent to the Sponsor, as additional consideration for the Merger, free and clear of all Liens other than applicable federal and state securities restrictions and restrictions set forth in the Earnout Escrow Agreement; (ii) placed in escrow at the Closing pursuant to the Earnout Escrow Agreement; and (iii) released from escrow in accordance with the following provisions or the provisions in Section 4 (as applicable):

(A) 275,000 Sponsor Earnout Shares shall be earned and released from escrow upon satisfaction of the First Milestone Event;

(B) 350,000 Sponsor Earnout Shares shall be earned and released from escrow upon satisfaction of the Second Milestone Event; and

(C) 425,000 Sponsor Earnout Shares shall be earned and released from escrow upon satisfaction of the Third Milestone Event.

Any Sponsor Earnout Shares that are not earned on or before the expiration of the applicable Earnout Period shall be forfeited and thereupon returned to Parent pursuant to the Earnout Escrow Agreement.

(b) For the avoidance of doubt: (i) more than one of the Milestone Events described in Sections 2(a)(iii)(A)-(C) may occur at the same time if occurring during the portion of the Earnout Period starting from and after the Closing Date and ending on the second anniversary of the Closing Date; (ii) only the Milestone Events described in Sections 2(a)(iii)(B) and (C) may occur during the portion of the Earnout Period starting from and after the first anniversary of the Closing Date and ending on the second anniversary of the Closing Date; and (iii) only the Milestone Event described in Section 2(a)(iii)(C) may occur during the portion of the Earnout Period starting from and after the second anniversary of the Closing Date and ending on the third anniversary of the Closing Date.

3. Covenants of Parent.

(a) Promptly after each Milestone Event has occurred (but in any event within ten (10) Business Days after the occurrence of the applicable Milestone Event), Parent shall take all actions required to be taken by Parent under the Earnout Escrow Agreement to provide for the release of the applicable Sponsor Earnout Shares to the Sponsor.

(b) Parent shall take such actions as are reasonably requested by the Sponsor to evidence the issuances pursuant to Section 2(a), including through the provision of an updated stock ledger showing such issuances (as certified by an officer of Parent responsible for maintaining such ledger or the applicable registrar or transfer agent of Parent).

(c) In the event Parent shall at any time during the Earnout Period pay any dividend on Class A Parent Common Stock by the issuance of additional shares of Parent Common Stock, or effect a subdivision or combination or consolidation of the outstanding Class A Parent Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Parent Common Stock, then in each such case, (i) the number of Sponsor Earnout Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Class A Parent Common Stock (including any other shares so reclassified as Parent Common Stock) outstanding immediately after such event and the denominator of which is the number of shares of Class A Parent Common Stock that were outstanding immediately prior to such event, and (ii) the dollar values set forth in Sections 2(a)(iii)(A)-(C) and Sections 4(a)-(c) shall be appropriately adjusted to provide to the Sponsor the same economic effect as contemplated by this Agreement prior to such event.

(d) During the Earnout Period, Parent shall take all reasonable efforts for Parent to remain listed as a public company on, and for the Class A Parent Common Stock to be tradable over, Nasdaq; provided, however, that the foregoing shall not limit Parent from consummating a Change in Control or entering into a Contract that contemplates a Change in Control. Upon the consummation of any Change in Control during the Earnout Period, other than as set forth in Section 4, Parent shall have no further obligations pursuant to this Section 3(d).

(e) Except with respect to any amounts treated as imputed interest under Section 483 of the Code, any issuance of shares of Sponsor Earnout Shares pursuant to this Agreement shall be treated as an adjustment to the merger consideration by the Parties for Tax purposes, unless otherwise required by a change in applicable Tax Law. Any Earnout Share that is issued pursuant to this Agreement shall be treated as eligible for non-recognition treatment under Section 354 of the Code (and shall not be treated as “other property” within the meaning of Section 356 of the Code).

4. Change in Control. If, at any time after the Closing and prior to or on the third (3rd) anniversary of the Closing Date, there occurs any transaction resulting in a Change in Control, and the per share valuation of Parent Class A Common Stock in such Change in Control transaction prior to giving effect to the provisions of this Section 4 is: (a) greater than or equal to $16.50, then, immediately prior to the consummation of such Change in Control, the Milestone Event set forth in Section 2(a)(iii)(A) shall be deemed to have occurred if such Milestone Event shall not have previously occurred; (ii) greater than or equal to $23.00, then, immediately prior to the consummation of such Change in Control, the Milestone Event set forth in Section 2(a)(iii)(B) shall be deemed to have occurred if such Milestone Event shall not have previously occurred; and (iii) greater than or equal to $30.00 then, immediately prior to the consummation of such Change in Control, the Milestone Event set forth in Section 2(a)(iii)(C) shall be deemed to have occurred if such Milestone Event shall not have previously occurred (it being understood that such Change in Control may result in the occurrence of more than one of the events as provided in clauses (i), (ii) and (iii)); provided, however, that, in each case of clauses (i), (ii) and (iii), the applicable Sponsor Earnout Shares shall be released to the Sponsor as of immediately prior to the Change in Control, and the Sponsor shall be eligible to participate in such Change in Control transaction with respect to such Sponsor Earnout Shares.

5. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to Parent as follows:

(a) Organization and Power. The Sponsor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Sponsor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Sponsor, shall constitute the valid and legally binding obligation of the Sponsor, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Sponsor of this Agreement and the consummation by the Sponsor of the transactions contemplated by this Agreement will not result in any violation or default: (i) of any provisions of its organizational documents, if applicable; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to the Sponsor, in each case (other than clause (i)), which would have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement.

6. Representations and Warranties of Parent. Parent represents and warrants to the Sponsor as follows:

(a) Organization and Corporate Power. Parent is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. Parent has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Parent, shall constitute the valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Sponsor in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Parent in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default: (i) of any provisions of its certificate of incorporation or other governing documents; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to Parent, in each case (other than clause (i)) which would have a material adverse effect on Parent or its ability to consummate the transactions contemplated by this Agreement.

7. General Provisions.

(a) Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (ii) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (iii) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows, or to such other address as a Party shall specify to the others in accordance with these notice provisions:

if to Parent, to:

Abri SPAC I, Inc.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer

E-mail: jtirman@abriadv.comwith a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Mitchell S. Nussbaum

Fax: 212.504.3013

E-mail: mnussbaum@loeb.com

if to the Sponsor, to:

Abri Ventures I, LLC.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer

E-mail: jtirman@abriadv.comwith a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Mitchell S. Nussbaum

Fax: 212.504.3013

E-mail: mnussbaum@loeb.com

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(c) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Assignments. Except as otherwise specifically provided herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f)   Counterparts. This Agreement may be executed, by manual or electronic signature, in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(h) Governing Law. This Agreement, the entire relationship of the Parties, and any litigation between the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(i) Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(j) Waiver of Jury Trial. The Parties hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(k) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of Parent and the Sponsor.

(l) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(m) Expenses. Parent will bear all of the costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents (including transfer agents), representatives, financial advisors, legal counsel and accountants.

(n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant.

(o) Waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(p) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by Parent, the Parties shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

ABRI SPAC I, INC.

By:
Name:	Jeffrey Tirman
Title:	Chief Executive Officer

ABRI VENTURES I, LLC

By:
Name:
Title:

Exhibit F

FORM OF

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ABRI SPAC I, INC.

[●]

Abri SPAC I, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Abri SPAC I, Inc.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 18, 2021 (the “Original Certificate”).

2. The Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on August 9, 2021 (the “First A&R Certificate”).

3. This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”), which restates and amends the provisions of the First A&R Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

4. This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

5. The text of the First A&R Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Apifiny Group Inc. (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 3411 Silverside Road, Tatnall Building #104, in the City of Wilmington, County of New Castle, State of Delaware, 19810, and the name of the Corporation’s registered agent at such address is Corporate Creations Network Inc.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 300,000,000 shares, consisting of (a) 200,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2 Preferred Stock.

(a) Series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in Section 4.2(b) and in the resolution or resolutions adopted by the Board providing for the issuance of such other series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

(b) Designation of Series A Preferred Stock. There is hereby designated a class of Preferred Stock of the Corporation as the Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Preferred Stock shall be as set forth in this Section 4.2(b).

(i) Rights and Preferences. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below.

(i) Number. The number of authorized shares of the Series A Preferred Stock is [●]1 shares.

(ii) Vote. Each holder of Series A Preferred Stock (“Series A Holder”) shall be entitled to nine (9) votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for consent of the stockholders of the Corporation. Series A Holders shall vote on any matter submitted to the holders of the Common Stock or any class thereof for a vote, and shall vote together with the Common Stock, or any class thereof, as applicable, as one class on such matter for as long as any shares of Series A Preferred Stock are issued and outstanding. The Series A Holders shall not have the right to vote on any matter as to which solely another holder of a class of Preferred Stock of the Corporation is entitled to vote pursuant to the Preferred Stock Designation of such other class of Preferred Stock of the Corporation.

1 [Note to Draft: To be aligned with the merger consideration given to Apifiny Class F Shareholders.]

(iii) No Dividends. The Series A Holders shall not be entitled to receive any dividends paid on any other class of stock of the Corporation.

(iv) No Preferences upon Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation, the Series A Holders shall not be entitled to receive any distribution of any of the assets or surplus funds of the Corporation and shall not participate with the Common Stock or any other class of stock of the Corporation therein.

(v) No Participation. The Series A Holders shall not participate in any distributions or payments to the holders of the Common Stock or any other class of stock of the Corporation.

(vi) No Conversion. The Series A Preferred Stock shall not be convertible into shares of any other class of stock of the Corporation.

(vii) Amendment. The Corporation may not, and shall not, amend this Section 4.2(b) without the prior written consent of Series A Holders to whom the shares of Series A Preferred Stock were originally issued holding a majority of the issued and outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of the stockholders of the Corporation and with each Series A Holder having one vote on such matter for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for consent of the stockholders of the Corporation, including by merger, consolidation or otherwise, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

(viii) Protective Provisions. In addition to any other rights and restrictions provided under applicable law, the Corporation may not, and shall not, amend or repeal any provision of, or add any provision to, this Second Amended and Restated Certificate if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Series A Holders, as provided in this Second Amended and Restated Certificate, without the prior written consent of Series A Holders holding a majority of the issued and outstanding shares of Series A Preferred Stock, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of the stockholders of the Corporation and with each share of Series A Preferred Stock held by a Series A Holder as of the applicable date having one vote on any matter that is submitted to a vote or for consent of the stockholders of the Corporation, including by merger, consolidation or otherwise, and any such act or transaction entered into without such vote or consent shall be null and void ab initio and of no force or effect.

(ii) Restriction on Transfer. Notwithstanding any provision in this Second Amended and Restated Certificate to the contrary, no shares of Series A Preferred Stock shall be sold, transferred, conveyed, assigned, hypothecated, or otherwise disposed to any person or entity other than to any other person directly or indirectly controlling, controlled by or under common control with such person (an “Affiliate”) of the Series A Holders, whether or not for value or whether voluntary or involuntary or by operation of law (collectively, a “Transfer”). The definition of “Transfer” shall also include, without limitation, a transfer of a share of Series A Preferred Stock to a broker or other nominee regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Series A Preferred Stock by proxy or otherwise; Any Transfer of the Series A Preferred Stock not consistent with this Section 4.2(b)(ii) shall be null and void ab initio and of no force or effect. For purposes of this Section 4.2, “Voting Control” with respect to a share of Series A Preferred Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Series A Preferred Stock by proxy, voting agreement or otherwise.

(iii) Adjustment. In the event of any reverse or forward split of the Common Stock, the Series A Preferred Stock shall be adjusted automatically using a ratio of one Common Stock to one Series A Preferred Stock. By way of example and not limitation, in the event of a two-for-one reverse split of the Common Stock, whereby each share of Common Stock is converted into one half of a share of Common Stock, each share of Series A Preferred Stock will automatically become one half (1/2) of a share of Series A Preferred Stock. By way of further example and not limitation, in the event of a two-for-one forward split of the Common Stock, whereby each share of Common Stock is converted into two shares of Common Stock, each share of Series A Preferred Stock will automatically become two (2) shares of Series A Preferred Stock.

(iv) Retirement. In the event of any Transfer of any shares of Common Stock held by a Series A Holder, however and whenever obtained, the number of shares of Series A Preferred Stock held by such Series A Holder equivalent to the same number of shares of Common Stock so Transferred shall be automatically retired without cost to the Corporation. By way of example and not limitation, in the event that a Series A Holder which holds one hundred (100) shares of Common Stock and one hundred (100) shares of Series A Preferred Stock, subsequently sells ten (10) shares of the Common Stock, a corresponding ten (10) shares of Series A Preferred Stock of such Series A Holder will be automatically retired and will not be eligible to be reissued by the Corporation, and such Series A Holder will not be entitled to any compensation from the Corporation for the number of shares of Series A Preferred Stock so retired.

(v) Legend. Any certificates representing the Series A Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against Transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED TO ANY PERSON OR ENTITY OTHER THAN THE AFFILIATES OF THE SERIES A HOLDERS (AS DEFINED IN THE CORPORATION’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION). ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

IN THE EVENT OF ANY SALE, TRANSFER, RETIREMENT OR OTHER DISPOSITION OF ANY SHARES OF COMMON STOCK HELD BY A SERIES A HOLDER, HOWEVER AND WHENEVER OBTAINED, THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE AUTOMATICALLY RETIRED EQUIVALENT TO THE SAME NUMBER OF SHARES OF COMMON STOCK SO SOLD, TRANSFERRED, RETIRED OR DISPOSED, WITHOUT COST TO THE CORPORATION.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law, Section 4.2(b)(i) or other provisions of this Second Amended and Restated Certificate, the holders of the shares of Common Stock and the Series A Holders shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law, Section 4.2(b)(i) or other provisions this Second Amended and Restated Certificate, the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote.

(iii) Except as otherwise required by law, Section 4.2(b)(i) or other provisions this Second Amended and Restated Certificate, at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock and the Series A Holders shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate, the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate or the DGCL.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board.

(b) Each director of the Corporation shall serve for a term expiring at the next annual meeting of stockholders following such director’s appointment or election and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

(c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights with respect to any election of directors.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any director may be removed from office without cause but only by the affirmative vote of the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate.

ARTICLE VI
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided, further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation or the Board pursuant to a resolution adopted by the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by any other person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from its actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX
CORPORATE OPPORTUNITY

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee or officer of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE X
ANTITAKEOVER

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XI
AMENDMENT OF SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Seconded Amended and Restated Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Seconded Amended and Restated Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Seconded Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Seconded Amended and Restated Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII or this Article XI (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

ARTICLE XII
Exclusive forum for certain lawsuits

Section 12.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 12.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XIII
Severability

If any provision or provisions (or any part thereof) of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature page follows.]

IN WITNESS WHEREOF, Abri SPAC I, Inc. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

Abri SPAC I, Inc.

By:
Name:
Title:

Signature Page to Second Amended and Restated Certificate of Incorporation

Exhibit G

AMENDED AND RESTATED BYLAWS

OF

Apifiny Group, Inc.

(THE “CORPORATION”)

ARTICLE I
OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware and time and on such date as shall be determined by the Board and stated in the notice of the meeting; provided, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation or the Board pursuant to a resolution adopted by the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by any other person or persons. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting; provided, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3 Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided, that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, designate one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal) to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Consents in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and the DGCL to the Corporation, written consents signed by a sufficient number of holders entitled to vote to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III
DIRECTORS

Section 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV
BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI
OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII
SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII
INDEMNIFICATION

Section 8.1 Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9 Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3 Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments. In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided, further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Exhibit H

CERTIFICATE OF MERGER

OF

ABRI MERGER SUB, INC.

WITH AND INTO

APIFINY GROUP INC.

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation hereby certifies the following:

FIRST: The name of the surviving corporation is Apifiny Group Inc., a Delaware corporation (the “Surviving Corporation”), and the name of the corporation being merged into this surviving corporation is Abri Merger Sub, Inc., a Delaware corporation (the “Merging Corporation” and, together with the Surviving Corporation, the “Constituent Corporations”).

SECOND: A Merger Agreement, dated as of January 27, 2022 (the “Merger Agreement”), among Apifiny Group Inc., Abri SPAC I, Inc., Abri Merger Sub, Inc., Erez Simha, as Securityholder Representative, and Abri Ventures I, LLC, as Indemnified Party Representative, which Merger Agreement provides for the merger of the Merging Corporation with and into the Surviving Corporation (the “Merger”), has been approved, adopted, executed and acknowledged by each of the Constituent Corporations pursuant to Title 8 Section 251 of the DGCL (and with respect to the Merging Corporation, by the written consent of its sole stockholder in accordance with Title 8 Section 228(a) of the DGCL).

THIRD: Upon the effective time of the Merger as specified in this Certificate of Merger, the name of the Surviving Corporation shall be Apifiny Group Holdings, Inc.

FOURTH: Upon the effective time of the Merger as specified in this Certificate of Merger, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until further amended pursuant to the DGCL.

FIFTH: The Merger is to become effective upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: A copy of the executed Merger Agreement is on file at [___________________], an office of the Surviving Corporation.

SEVENTH: A copy of the executed Merger Agreement will be furnished by the Surviving Corporation on request, without cost, to any stockholder of the Constituent Corporations.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by the undersigned authorized officer on [________________], 2022.

Apifiny Group Inc.,
a Delaware corporation

By:
Name:
Title:

[Signature Page to Certificate of Merger]

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Exhibit I

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

APIFINY GROUP INC.

Article 1

The name of the corporation is: [Apifiny Group Inc.] (the “Corporation”)

Article 2

The address of the Corporation’s registered office in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware 19901. The name of the Corporation’s registered agent at such address is GKL Registered Agents of DE, Inc.]1

Article 3

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”) unless the bylaws of the Corporation provide otherwise.

Article 4

The total number of shares of stock which the Corporation shall have authority to issue is 1,000, all of which shall be common stock, and the par value of each such share shall be $0.0001.

Article 5

Meetings of stockholders may be held within or outside the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide.

[1]	Note to Draft: Registered agent information came from the draft Parent charter; to be updated as necessary.

I-1

Article 6

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VI will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Article 7

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights and powers conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned, has executed this Amended and Restated Certificate of Incorporation this [●] day of [●], [2022].

[●]
[●]

I-2

Exhibit J

FORM OF

EARNOUT ESCROW AGREEMENT

THIS EARNOUT ESCROW AGREEMENT (this “Agreement”) is made and entered into as of January [●], 2022, by and among Abri SPAC I, Inc., a Delaware corporation (“Parent”), Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), Howard Steinberg (the “Securityholder Representative”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

BACKGROUND

A. Parent, Securityholder Representative, Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Apifiny Group Inc., a Delaware corporation (the “Company”), have entered into a Merger Agreement, dated as of January 27, 2022 (as may be amended from time to time, the “Merger Agreement” capitalized terms used but not defined herein shall have their respective meanings assigned to them in the Merger Agreement), pursuant to which, among other things, Merger Sub, will merge with and into the Company, after which the Company will be the surviving corporation and a wholly-owned subsidiary of Parent and Parent shall change its name to “Affinity Group, Inc.”.

B. The Merger Agreement and the Sponsor Earnout Agreement (as defined below) provide that Parent shall deposit, or shall cause to be deposited, the Escrow Shares (as defined below) with the Escrow Agent to serve as a source of payment for certain Company Securityholders and the Sponsor in the event that the Surviving Corporation reaches certain Milestone Events after the Closing of the Merger Agreement.

C. In accordance with Section 3.6(b) of the Merger Agreement, 10,500,000 shares of Parent Common Stock (the “Management Escrow Shares”) shall be placed in escrow and shall be released upon the occurrence of certain Milestone Events as specifically set forth therein;

D. In accordance with Section 2(a) of the Sponsor Earnout Agreement, dated [ ], 2022, by and between the Parent, and the Sponsor (the “Sponsor Earnout Agreement”), the 1,050,000 shares of Parent Common Stock (the “Sponsor Escrow Shares”) shall be placed in escrow and shall be released upon the occurrence of certain Milestone Events as specifically set forth therein;

D. The Escrow Agent has agreed to accept, hold and disburse the Escrow Shares in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment.

(a) Each of Parent, the Sponsor and the Securityholder Representative hereby appoint the Escrow Agent to serve as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement or the Sponsor Earnout Agreement.

2. Escrow Shares.

(a) Simultaneously with the execution and delivery of this Agreement, Parent shall deposit in escrow 11,550,000 shares of the common stock of Parent (the “Escrow Shares”) with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of the Escrow Shares and shall hold the Escrow Shares as a book-entry position registered in the name of “Continental Stock Transfer & Trust Company as Escrow Agent”.

(b) During the term of this Agreement, neither the Securityholder Representative nor Parent or the Sponsor shall have the right to exercise any voting rights with respect to any of the Escrow Shares. With respect to any matter for which the Escrow Shares are permitted to vote, the Escrow Agent shall vote, or cause to be voted, the Escrow Shares in the same proportion that the number of common shares owned by all other stockholders of Parent are voted, as notified to the Escrow Agent by the Parent. In the absence of notice from the Parent, as to the proportion that the number of common shares of owned by all other stockholders of Parent are voted, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

(c) Any dividends paid with respect to the Escrow Shares shall be deemed part of the escrow hereunder and be delivered to the Escrow Agent to be held in a bank account and be deposited in a non-interest bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent.

(d) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of Parent, other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

3. Disposition and Termination.

(a) The Escrow Shares shall serve as a source of payment for certain Company Securityholders and the Sponsor in the event that the Surviving Corporation reaches certain Milestone Events after the Closing of the Merger Agreement. Claims for the release of Management Escrow Shares by Company Securityholders shall be referred to as “Management Escrow Claims”, and claims for the release of Sponsor Escrow Shares by the Sponsor shall be referred to as “Sponsor Escrow Claims” and, together with the Management Escrow Claims, the “Earnout Escrow Claims”. For the avoidance of doubt, Management Escrow Claims shall be asserted and resolved solely as set forth in the Merger Agreement, and Sponsor Escrow Claims shall be asserted and resolved solely as set forth in the Sponsor Earnout Agreement, in each case subject to the time periods and other restrictions set forth therein. Parent shall notify the other parties and the Escrow Agent in writing of the occurrence of any Milestone Event under the Merger Agreement and/or the Sponsor Earnout Agreement, as the case may be, and any Earnout Escrow Claims resulting therefrom (“Earnout Escrow Notice”) and, promptly after the receipt of such Earnout Escrow Notice (but in any event no later than two (2) Business Days thereafter), Parent, the Securityholder Representative and the Sponsor shall execute and deliver to the Escrow Agent a Joint Written Instruction (as defined below) with respect to the release of the number of Escrow Shares specified in such applicable Earnout Escrow Notice pursuant to the following sentence. In its Earnout Escrow Notice, the Parent shall provide a calculation of (i) the number of Escrow Shares due to the Company Securityholders in accordance with the Merger Agreement, and (ii) the number of Escrow Shares due to the Sponsor in accordance with the Sponsor Earnout Agreement. The Escrow Agent shall have no duty to determine whether any Earnout Escrow Notice accurately describes an Earnout Escrow Claim or conforms to or is permitted under by or by virtue of the Merger Agreement and/or the Sponsor Earnout Agreement, as the case shall be, but shall be entitled to assume conclusively and without inquiry that any such Earnout Escrow Notice satisfies the requirements of the Merger Agreement and/or the Sponsor Earnout Agreement, as the case may be, and this Agreement. The Escrow Agent shall not distribute all or a portion of the Escrow Shares except in accordance with Section 3(b).

(b) Within five (5) Business Days after receipt of either (i) a joint written instruction in the form attached hereto as Exhibit A signed by each of Parent, the Securityholder Representative and the Sponsor (a “Joint Written Instruction”) or (ii) a Final Order (as defined below), a copy of which shall be simultaneously provided to the other parties hereto, in each case specifying the amount of Escrow Shares asserted by Parent for such Management Escrow Claim and/or for such Sponsor Escrow Claim, as the case may be, the Escrow Agent shall disburse the portion of the Escrow Shares to such parties as provided in the Joint Written Instruction or Final Order, as the case may be. Any Joint Written Instruction shall contain all requisite information needed by the Escrow Agent in order to distribute the Escrow Shares in accordance with this Agreement, including names, addresses, number of shares, and any other information requested by the Escrow Agent. For the avoidance of doubt, the Escrow Agent shall make distributions of the Escrow Shares only in accordance with a Joint Written Instruction or Final Order.

(c) Within ten (10) Business Days after the date that is thirty-six (36) months following the Closing Date (the “Release Date”), Parent, the Sponsor and the Securityholder Representative shall deliver a Joint Written Instruction to the Escrow Agent, instructing the Escrow Agent to return/disburse to the Parent the number of Escrow Shares, if greater than zero, equal to (i) the number of Escrow Shares left in escrow less (ii) any Escrow Shares that are subject to an Earnout Escrow Claim with respect to which the Escrow Agent shall have received an Earnout Escrow Notice prior to the Release Date, but which remains unresolved or unsatisfied as of such date (the “Disputed Amount”). With respect to any Disputed Amounts, the Escrow Agent shall continue to hold such amounts in escrow in accordance with the terms of this Agreement until the resolution of such underlying Earnout Escrow Claims. Such Disputed Amounts, once resolved, shall be disbursed by the Escrow Agent pursuant to Section 3(b) of this Agreement or returned/disbursed to the Parent pursuant to this Section 3(c), as the case may be.

(d) Upon the delivery of all of the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement and instructions, this Agreement shall terminate, subject to the provisions of Section 6.

(e) For the purposes of this Agreement, “Final Order” means a final and nonappealable judgment, award or order of a court of competent jurisdiction (an “Order”), which Order is delivered to the Escrow Agent accompanied by a written instruction from Parent or the Securityholder Representative (as applicable) given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and the Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

4. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the parties and any other person or entity, in connection herewith, including the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b) In the event of any conflict between the terms and provisions of this Agreement with those of the Merger Agreement or the Earnout Sponsor Agreement (as applicable), any schedule or exhibit attached to this Agreement, or any other agreement among the parties, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by any of the parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary, or other person or entity, for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 9 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to any party hereto or any beneficiary of the Escrow Shares. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to any of the parties hereto or any beneficiary or the Escrow Shares. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent, until an Order or judgement of a court of competent jurisdiction agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5. Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the parties specifying a date when such resignation shall take effect; provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 5. If the parties have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of an Order or judgement of a court of competent jurisdiction, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7. In accordance with Section 7, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6. Compensation and Reimbursement.

The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Exhibit B. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. The obligations of Parent set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7. Indemnity.

(a) The Escrow Agent shall be indemnified and held harmless by Parent from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in any state or federal court located in New Castle County, State of Delaware.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8. Patriot Act Disclosure; Taxpayer Identification Numbers; Tax Reporting.

(a) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person or entity that opens a new account with it. Accordingly, each of the parties acknowledges that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the identity of such party, including such person or entity’s name, address and organizational documents (“identifying information”). The parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) The parties hereto agree that Parent shall be treated as the owner of the Escrow Shares for U.S. federal and applicable state and local income tax purposes.

9. Notices. All communications hereunder shall be in writing and, except for Joint Written Instructions (which shall be governed by Section 10), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or e-mail, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: +1 (212) 616-7615
Attention: Administration Department

If to Parent:

Apifiny Group Inc.

[________________]

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

If to the Securityholder Representative:

Howard Steinberg

[_____________]

with a copy to (which shall not constitute notice):

[●]

If to the Sponsor:

Abri Ventures I, LLC.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer

E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Mitchell S. Nussbaum

Fax: +1 (212) 504-3013

E-mail: mnussbaum@loeb.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10. Security Procedures.

(a) Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Shares, including any Joint Written Instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the parties by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(b) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Exhibit C, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of Parent (collectively, the “Senior Officers”), as the case may be, , which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c) The parties hereto acknowledge that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account of a recipient of the Escrow Shares, as designated in a Joint Written Instruction.

11. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgements or decrees so entered or issued, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order, judgement or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

12. Miscellaneous.

(a) Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto.

(b) Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party hereto, except as provided in Section 5, without the prior consent of all of the other parties hereto.

(c) This Agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens, or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof).

(d) To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.

(e) The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement.

(f) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(h) If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(i) A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

(j) The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.

(k)   Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PARENT

ABRI SPAC I, INC.

By:
Name:	Jeffrey Tirman
Title:	Chief Executive Officer

SPONSOR

Abri Ventures I, LLC

By:
Name:	Jeffrey Tirman
Title:	Chief Executive Officer

SECURITYHOLDER REPRESENTATIVE

Howard Steinberg

ESCROW AGENT

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:
Name:
Title:

[Signature Page to Earnout Escrow Agreement]

EXHIBIT A

Form of Joint Written Instructions

[●]

Continental Stock Transfer & Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [●]

RE: Earnout Escrow Agreement, dated as of [●], 2022 (the “Earnout Escrow Agreement”), by and among Abri SPAC I, Inc., a Delaware corporation (“Parent”), Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), Howard Steinberg, solely in its capacity as representative, agent and attorney-in-fact of the Company Securityholders (the “Securityholder Representative”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

Dear [●]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Earnout Escrow Agreement.

This letter shall serve as the Joint Written Instruction of Parent, the Sponsor and the Securityholder Representative pursuant to Section 3 of the Earnout Escrow Agreement.

The parties hereto hereby instruct the Escrow Agent to disburse the Escrow Shares to the following persons and entities in the amounts set forth on Exhibit A hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joint Written Instructions on [ ].

PARENT

ABRI SPAC I, INC.

By:
Name:
Title:

[SECURITYHOLDER REPRESENTATIVE

Howard Steinberg

SPONSOR

Abri Ventures I, LLC

By:
	Name:	Jeffrey Tirman
	Title:	Chief Executive Officer

EXHIBIT A

Name & Address	Number of Escrow Shares
[●]	[●]

EXHIBIT B

Escrow Agent Compensation

[to be inserted]

EXHIBIT C

Authorized Persons

Name	Telephone Number	Signature

Parent

[_____________]	[___________]

Securityholder Representative

[_____________]	[____________]

Sponsor

[_____________]	[____________]

Exhibit K

FORM OF

INDEMNIFICATION ESCROW AGREEMENT

THIS INDEMNIFICATION ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [__________], 2022, by and among Abri Ventures I, LLC, a Delaware limited liability company (the “Indemnified Party Representative”), solely in its capacity as representative, agent and attorney-in-fact of Abri SPAC I Inc. (the “Parent”) as the Indemnified Party under the Merger Agreement, Erez Simha (the “Securityholder Representative”), solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders, and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

BACKGROUND

A. Parent, Securityholder Representative, Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Indemnified Party Representative and Apifiny Group Inc., a Delaware corporation (the “Company”), have entered into a Merger Agreement, dated as of January 27, 2022 (as may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub, will merge with and into the Company, after which the Company will be the surviving corporation and a wholly-owned subsidiary of Parent, and Parent shall change its name to “Apifiny Group Inc.” Capitalized terms used but not defined herein shall have their respective meanings assigned to them in the Merger Agreement.

B. The Merger Agreement provides that Parent shall deposit, or shall cause to be deposited, the Escrow Shares (as defined below) with the Escrow Agent to serve as security for and a source of payment with respect to the Indemnified Party’s rights to indemnification under Article XI of the Merger Agreement.

C. The Escrow Agent has agreed to accept, hold and disburse the Escrow Shares in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Appointment.

(a) Each of the Indemnified Party Representative and the Securityholder Representative hereby appoint the Escrow Agent to serve as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement.

2.	Escrow Shares.

(a) Simultaneously with the execution and delivery of this Agreement, Parent shall have deposited in escrow 2,250,000 shares of the common stock of Parent (the “Escrow Shares”) with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of the Escrow Shares and shall hold the Escrow Shares as a book-entry position registered in the name of “Continental Stock Transfer & Trust Company as Escrow Agent”.

(b) During the term of this Agreement, neither the Securityholder Representative nor the Indemnified Party Representative, shall have the right to exercise any voting rights with respect to any of the Escrow Shares. With respect to any matter for which the Escrow Shares are permitted to vote, the Escrow Agent shall vote, or cause to be voted, the Escrow Shares in the same proportion that the number of common shares owned by all other stockholders of Parent are voted, as notified to the Escrow Agent by the Parent. In the absence of notice from the Parent, as to the proportion that the number of common shares of owned by all other stockholders of Parent are voted, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

(c) Any dividends paid with respect to the Escrow Shares shall be deemed part of the escrow hereunder and be delivered to the Escrow Agent to be held in a bank account and be deposited in a non-interest bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent.

(d) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of Parent, other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

3.	Disposition and Termination.

(a) The Escrow Shares shall serve as security for and a source of payment with respect to the Indemnified Party’s rights to indemnification under Article XI of the Merger Agreement. Claims under the foregoing rights to indemnification shall hereinafter be referred to, individually as an “Indemnity Escrow Claim” and collectively as “Indemnity Escrow Claims”. For the avoidance of doubt, Indemnity Escrow Claims shall be asserted and resolved solely as set forth in Article XI of the Merger Agreement, in each case subject to the time periods and other restrictions set forth in such Article XI. The Indemnified Party Representative shall notify the Securityholder Representative and Escrow Agent in writing of any sums which the Indemnified Party Representative claims are subject to an Indemnity Escrow Claim (an “Indemnity Escrow Notice”) and its calculation of the number of Escrow Shares needed to cover such sums, calculated in accordance with Section 3(f) below. The Escrow Agent shall have no duty to determine whether any Indemnity Escrow Notice accurately describes an Indemnity Escrow Claim or conforms to or is permitted under by or by virtue of the Merger Agreement, but shall be entitled to assume conclusively and without inquiry that any such Indemnity Escrow Notice satisfies the requirements of the Merger Agreement and this Agreement. The Escrow Agent shall not distribute all or a portion of the Escrow Shares except in accordance with Section 3(b).

(b) Within five (5) Business Days after receipt of either (i) a joint written instruction in the form attached hereto as Exhibit A signed by both the Indemnified Party Representative and the Securityholder Representative (a “Joint Written Instruction”) or (ii) a Final Order (as defined below), a copy of which shall be simultaneously provided to the other parties hereto, in each case specifying the amount, if known, of Escrow Shares asserted by the Indemnified Party Representative for such Indemnity Escrow Claim, the Escrow Agent shall disburse the portion of the Escrow Shares to such parties as provided in the Joint Written Instruction or Final Order, as the case may be. Any Joint Written Instruction shall contain all requisite information needed by the Escrow Agent in order to distribute the Escrow Shares in accordance with this Agreement, including names, addresses, number of shares, and any other information requested by the Escrow Agent. For the avoidance of doubt, the Escrow Agent shall make distributions of the Escrow Shares only in accordance with a Joint Written Instruction or Final Order.

(c) Within ten (10) Business Days after the date that is the earlier of (i) fifteen (15) months following the Closing Date, or (ii) the date of the audited consolidated balance sheet of Parent, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows of Parent, for the fiscal year of the Closing (the “Release Date”), the Indemnified Party Representative and the Securityholder Representative shall deliver a Joint Written Instruction to the Escrow Agent, instructing the Escrow Agent to disburse to the Securityholder Representative (on behalf of the Company Securityholders) the number of Escrow Shares left in escrow, if greater than zero, equal to (i) the number of Escrow Shares left in escrow, less (ii) any Escrow Shares that are subject to an Indemnity Escrow Claim with respect to which the Escrow Agent shall have received an Indemnity Escrow Notice prior to the Release Date, but which remains unresolved or unsatisfied as of such date (the “Disputed Amount”). With respect to any Disputed Amounts, the Escrow Agent shall continue to hold such amounts in escrow in accordance with the terms of this Agreement until the resolution of such underlying Indemnity Escrow Claims. Such Disputed Amounts, once resolved, shall be disbursed by the Escrow Agent pursuant to Section 3(b) of this Agreement or disbursed to the Securityholder Representative pursuant to this Section 3(c), as the case may be.

(d) Upon the delivery of all of the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement and instructions, this Agreement shall terminate, subject to the provisions of Section 6.

(e) For the purposes of this Agreement, “Final Order” means a final and nonappealable judgment, award or order of a court of competent jurisdiction (an “Order”), which Order is delivered to the Escrow Agent accompanied by a written instruction from the Indemnified Party Representative or the Securityholder Representative (as applicable) given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and the Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

(f) The parties agree that the number of Escrow Shares needed to cover any Indemnity Escrow Claim shall be calculated based on the VWAP of the Escrow Shares for each of the following: (i) for the Indemnity Escrow Claim, the Trading Day prior to the date on which the Indemnity Escrow Claim is issued, (ii) for the Joint Written Instruction, the average of the VWAP for the five (5) Trading Days prior to the date on which the Joint Written Instruction was issued, and (iii) for a Final Order, the average of the VWAP for the five (5) Trading Days prior to the date on which the Final Order was issued.

4.	Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the parties and any other person or entity, in connection herewith, including the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement

(b) In the event of any conflict between the terms and provisions of this Agreement with those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the Indemnified Party Representative, the Securityholder Representative or any other person or entity related to the Escrow Agent’s duties hereunder, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by any of the parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary, or other person or entity, for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 9 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's fraud, gross negligence or willful misconduct was the primary cause of any loss to any party hereto or any beneficiary of the Escrow Shares. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's fraud, gross negligence or willful misconduct was the primary cause of any loss to any of the parties hereto or any beneficiary or the Escrow Shares. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent, until an Order or judgement of a court of competent jurisdiction agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5.	Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the Indemnified Party Representative, and the Securityholder Representative, specifying a date when such resignation shall take effect; provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 5. If the Indemnified Party Representative, and the Securityholder Representative have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent's sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of an Order or judgement of a court of competent jurisdiction, at which time of delivery, the Escrow Agent's obligations hereunder shall cease and terminate, subject to the provisions of Section 7. In accordance with Section 7, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.     Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Exhibit B. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. The obligations of Indemnified Party set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7.	Indemnity.

(a) The Escrow Agent shall be indemnified and held harmless by Indemnified Party from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in any state or federal court located in New Castle County, State of Delaware.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8.	Patriot Act Disclosure; Taxpayer Identification Numbers; Tax Reporting.

(a) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person or entity that opens a new account with it. Accordingly, each of the parties acknowledges that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the identity of such Indemnified Party Representative, Securityholder Representative or any Company Securityholders, including such person or entity’s name, address and organizational documents (“identifying information”). The parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) The parties hereto agree that Parent shall be treated as the owner of the Escrow Shares for U.S. federal and applicable state and local income tax purposes.

9.     Notices. All communications hereunder shall be in writing and, except for Joint Written Instructions (which shall be governed by Section 10), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or e-mail, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: +1 (212) 616-7615
Attention: Administration Department

If to the Securityholder Representative:

Erez Simha

30 West 63 Street,

New York, NY 10023

E-mail: erez.simha@apifiny.com

If to the Indemnified Party Representative:

Abri Ventures I, LLC
9663 Santa Monica Blvd., No. 1091,

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer
E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Ave
New York, NY 10154
Attention: Mitchell S. Nussbaum
Fax: +1 (212) 504-3013
E-mail: mnussbaum@loeb.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10.	Security Procedures.

(a) Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Shares, including any Joint Written Instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the parties by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

(b) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Exhibit C, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of Indemnified Party Representative (collectively, the “Senior Officers”), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c) The parties hereto acknowledge that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account of a recipient of the Escrow Shares, as designated in a Joint Written Instruction.

11.    Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgements or decrees so entered or issued, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order, judgement or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

12.    Miscellaneous.

(a) Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto.

(b) Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party hereto, except as provided in Section 5, without the prior consent of all of the other parties hereto.

(c) This Agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens, or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof).

(d) To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.

(e) The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement.

(f) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(h) If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(i) A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

(j) The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.

(k) Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent, the Indemnified Party Representative or the Securityholder Representative any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

INDEMNIFIED PARTY REPRESENTATIVE:

ABRI VENTURES I, LLC.

By:
Name:	Jeffrey Tirman
Title:	Authorized Member

SECURITYHOLDER REPRESENTATIVE:

Erez Simha

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:
Name:
Title:

[Signature page to Indemnification Escrow Agreement]

EXHIBIT A

Form of Joint Written Instructions

[•]

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [•]

RE:   Joint Written Instruction for Indemnification Escrow Agreement, dated as of [____________], 2022 (the “Indemnification Escrow Agreement”), by and among Abri Ventures I, LLC (the “Indemnified Party Representative”), solely in its capacity as representative, agent and attorney-in-fact of the Indemnified Party , Erez Simha (the “Securityholder Representative”), solely in its capacity as representative, agent and attorney-in-fact of the Company Securityholders and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

Dear [•]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Indemnification Escrow Agreement.

This letter shall serve as the Joint Written Instruction of the Indemnified Party Representative, and the Securityholder Representative pursuant to Section 3 of the Indemnification Escrow Agreement.

The parties hereto hereby instruct the Escrow Agent to disburse the Escrow Shares to the following persons and entities in the amounts set forth on Exhibit A hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joint Written Instructions on [•].

INDEMNIFIED PARTY REPRESENTATIVE:

ABRI VENTURES I, LLC.

By:
Name:	Jeffrey Tirman
Title:	Authorized Member

SECURITYHOLDER REPRESENTATIVE

Erez Simha

EXHIBIT A

Name & Address	Number of Shares
[●]	[•]

EXHIBIT B

Escrow Agent Compensation

[to be inserted]

EXHIBIT C

Authorized Persons

Name	Telephone Number	Signature

Indemnified Party Representative

[_____________]	[_____________]

Securityholder Representative

[_____________]	[_____________]

Exhibit M

FORM OF
VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of [__], 2022, by and among Apifiny Group Inc. (f/k/a Abri SPAC I, Inc.), a Delaware corporation (the “Parent”), Abri Ventures I, LLC (the “Sponsor”), and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). This Agreement shall be effective as of the Closing Date of the Merger.

RECITALS

WHEREAS, Parent, Abri Merger Sub, Inc., a Delaware corporation, Apifiny Group Inc. (n/k/a Apifiny Holdings, Inc.1), a Delaware corporation, and the Securityholder Representative have entered into that certain Merger Agreement (as may be amended from time to time, the “Merger Agreement”), dated as of [_______], 2022;

WHEREAS, each of the Voting Parties, currently owns, or on the closing of the transactions contemplated by the Merger Agreement, will own, shares of Parent’s common stock, and wishes to provide for orderly elections of Parent’s Board of Directors after the Closing Date (the “Post-Closing Board of Directors”) as described herein; and

WHEREAS, as of the Effective Time, two directors, each designated by Sponsor, have been elected to the Post-Closing Board of Directors.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all shares of capital stock of Parent that such Voting Party owns from time to time and are entitled to vote (hereinafter referred to as the “Voting Shares”) in the election of the Post-Closing Board of Directors, in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or by written consent.

2. Election of Boards of Directors.

2.1 Voting; Initial Designees. During the term of this Agreement, each Voting Party agrees to vote all Voting Shares for the election as members of the Post-Closing Board of Directors of each nominee designated by the Sponsor at each regular or special meeting of Parent stockholders where such nominee stands for such election at such meeting. The Sponsor’s initial designees to the Post-Closing Board of Directors are [________] and [________].

2.2 Size of the Board. During the term of this Agreement, the parties hereto agree that they shall, and shall cause their respective successors to, maintain the size of the Post-Closing Board of Directors at ten (10) directors, which shall initially include five (5) directors who currently serve on the Board of Directors of Apifiny Group Inc.

[1]	Note to Draft: Apifiny Inc. is currently a subsidiary of Apifiny Group Inc.

2.3 Number of Designees; Notice to Parent.

(a)   Prior to the termination of this Agreement, for so long as the Sponsor and/or its Affiliates, either individually or as a group (as such term is construed in accordance with the Exchange Act), beneficially own at least fifty percent (50%) of the Closing Sponsor Shares (as defined below), Parent shall include in the slate of nominees recommended by the Post-Closing Board of Directors for election as directors at each applicable annual or special meeting of the stockholders of Parent at which directors are to be elected, each of the two (2) individuals designated by the Sponsor; provided, however, that:

(i) from and after the date on which Sponsor and/or its Affiliates cease to hold at least fifty percent (50%) of the Closing Sponsor Shares (a “50% Reduction”), the number of nominees designated by Sponsor that Parent is required to recommend for election at any subsequent annual or special meeting of the stockholders of Parent at which directors are to be elected pursuant to this Section 2.3(a) shall be reduced to one (1); and

(ii) from and after the date on which Sponsor and/or its Affiliates cease to hold at least twenty-five percent (25%) of the Closing Sponsor Shares (a “75% Reduction”), Parent shall have no obligation to recommend any nominees designated by Sponsor for election at any subsequent annual or special meeting of the stockholders of Parent at which directors are to be elected.

(b)   No less than five (5) Business Days following the Closing, Sponsor shall provide written notice to Parent specifying the number of shares of capital stock of Parent held by Sponsor and/or its Affiliates individually or as a group (as such term is construed in accordance with the Exchange Act) as of the Effective Time, including any shares of capital stock of Parent that Sponsor and/or its Affiliates are entitled to receive as Merger Consideration in connection with the consummation of the Merger (the “Closing Sponsor Shares”).

(c)   No less than one (5) Business Days after the occurrence of a 50% Reduction and a 75% Reduction, as applicable, Sponsor shall provide written notice thereof to Parent, which notice shall set forth, if delivered solely with respect to a 50% Reduction, the name of the Sponsor Designee (as defined below) to be removed from the Post-Closing Board of Directors pursuant to Section 2.5(a).

2.4 Advance Resignation Letters. Parent may require, prior to or at any time after becoming a member of the Post-Closing Board of Directors, each designee of Sponsor elected to the Post-Closing Board of Directors (each, as may be replaced from time to time, a “Sponsor Designee”) to execute and deliver an undated resignation letter (each, a “Resignation Letter”) to the Secretary of Parent, which Parent agrees shall not be dated or become effective until such time as such Sponsor Designee’s resignation is required pursuant to Section 2.5(a).

2.5 Removal of Directors; Obligations; Vacancies.

(a) Sponsor hereby acknowledges and agrees that, upon the occurrence of: (i) a 50% Reduction, Parent may effect the resignation of the Sponsor Designee specified in the notice given by Sponsor pursuant to Section 2.3(c); (ii) a 75% Reduction, Parent may effect the resignation of the final Sponsor Designee; and (iii) both a 50% Reduction and a 75% Reduction, simultaneously, Parent may effect the resignation of both Sponsor Designees, in each case pursuant to the dating of the applicable Resignation Letter of such Sponsor Designee as of the date of the 50% Reduction or the 75% Reduction, as applicable, with such resignation deemed to have occurred, and being effective as of, such date. In the event Sponsor does not deliver the notice required pursuant to Section 2.2c) by the date that is five (5) Business Days after the occurrence of a 50% Reduction or a 75% Reduction, as applicable, Parent has the right, upon otherwise becoming aware of the occurrence of a 50% Reduction or a 75% Reduction, to take the actions specified in the immediately preceding sentence and, in the case of a 50% Reduction only, may effect the resignation of a Sponsor Designee determined by Parent in its sole discretion.

(b) The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend Parent’s amended and restated certificate of incorporation as required to effect the intent of this Agreement. Each of Sponsor, the Voting Parties and Parent agree to take all actions required to ensure that the rights given to each Voting Party and Sponsor hereunder are effective and that each Voting Party and Sponsor enjoys the benefits thereof. Each of Sponsor, the Voting Parties and Parent further agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Post-Closing Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Post-Closing Board of Directors are to Parent’s stockholders as a whole.

(c) In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Post-Closing Board of Directors, except for as the result of any 50% Reduction or 75% Reduction, Parent, the Sponsor and the Voting Parties agree to vote the Voting Shares for the election or appointment of such other person designated by the Sponsor to the Post-Closing Board of Directors in accordance with the terms provided herein (each such Person, a “Replacement Designee”); provided, however, that any Replacement Designee must (i) be reasonably acceptable to the Post-Closing Board of Directors (such acceptance not to be unreasonably withheld), (ii) qualify as “independent” pursuant to NASDAQ listing standards, (iii) have the relevant financial and business experience to be a director of Parent, (iv) satisfy the publicly disclosed guidelines and policies of Parent with respect to service on the Post-Closing Board of Directors and (v) be independent of Sponsor (for the avoidance of doubt, the nomination by Sponsor of such person to serve on the board of any other company shall not (in and of itself) cause such person to not be deemed independent of Sponsor). In the event any Replacement Designee does not satisfy one or more of the requirements set forth in clauses (i) through (v) above, Sponsor shall have the right to recommend additional Replacement Designees whose appointment shall be subject to approval in accordance with the procedures described in this Section 2.5(c).

3. Representations and Warranties of the Sponsor and the Voting Parties. Each Voting Party and the Sponsor hereby represents and warrants to Parent as follows:

3.1 Organization and Power. Such Person is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

3.2 Authorization. Such Person has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Person, shall constitute the valid and legally binding obligation of such Person, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Person in connection with the consummation of the transactions contemplated by this Agreement.

3.4 Compliance with Other Instruments. The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated by this Agreement will not result in any violation or default: (a) of any provisions of its organizational documents, if applicable; (b) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (c) under any note, indenture or mortgage to which it is a party or by which it is bound; (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (e) of any provision of any federal or state statute, rule or regulation applicable to such Person, in each case (other than clause (a)), which would have a material adverse effect on such Person or its ability to consummate the transactions contemplated by this Agreement.

4. Successors in Interest of the Voting Parties and Parent. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold on Nasdaq or any other national securities exchange. Each Voting Party shall not, and Parent shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares on Nasdaq or any other national securities exchange), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person agrees to become a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder. Notwithstanding the foregoing, the Parties hereto agree and acknowledge that each of the Voting Parties has entered into a Company Lock-Up Agreement and has agreed not to transfer any of the Voting Party’s Voting Shares except in accordance with the Company Lock-Up Agreement.

5. Public Listing. During the term of this Agreement, Parent shall take all reasonable efforts for Parent to remain listed as a public company on, and for the common stock of Parent to be tradable over, Nasdaq.

6. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at Law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8. Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable Law.

9. Termination. This Agreement shall terminate automatically (without any action by any party) upon the earlier to occur of (a) the date that is the second (2nd) anniversary of the date hereof and (b) the occurrence of a 75% Reduction, and thereafter shall immediately become void and have no further force or effect, and no party hereto will have any further obligation or liability to any other party; provided, however, that no such termination will relieve either party from liability for any breach of this Agreement by such party prior to such termination.

10. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the unanimous written consent of (a) Parent, and (b) the holders of a majority of Voting Shares then held by the Voting Parties.

11. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, (a) any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement and (b) the Closing Sponsor Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

12. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement, including the applicable statute of limitations, shall be governed by and interpreted in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

14. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

15. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature page follows]

This Agreement is hereby executed effective as of the date first set forth above.

Parent:

APIFINY GROUP INC.

By:
Name:
Title:

Sponsor:

ABRI VENTURES I, LLC

By:
Name:
Title:

Voting Parties:

[To be provided.]

[Signature Page to Voting Agreement]

Exhibit N

ASSURANCE AGREEMENT

This Assurance Agreement (this “Agreement”), dated as of January [●], 2022, is entered into by and among Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), Apifiny Group Inc., a Delaware corporation (the “Company”), and TipTop Century Limited, (“TipTop”). The Sponsor, the Company and TipTop are sometimes referred to herein each as a “Party” and together the “Parties”. Capitalized terms used but not defined herein shall have their respective meanings assigned to them in the Merger Agreement (defined below).

Recitals

WHEREAS, Abri SPAC I, Inc., a Delaware corporation (“Parent”), Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, Erez Simha, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders, and Sponsor, solely in its capacity as representative, agent and attorney-in-fact of the Indemnified Party, have entered into that certain Merger Agreement dated as of January 27, 2022 (the “Merger Agreement”, pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and the Company will be the surviving company and a wholly-owned subsidiary of Parent, on the terms and subject to the conditions thereof; and

WHEREAS, as a condition and an inducement to Parent to enter into the Merger Agreement, Parent and the Company agreed in the Merger Agreement that they and their respective Representatives (which, in the case of the Company, includes TipTop) would use their commercially reasonable efforts, and negotiate in good faith to enter into an assurance agreement and related escrow agreement;

WHEREAS, as a holder of a majority of the issued and outstanding Company Common Stock, TipTop will receive substantial benefits in the Merger;

WHEREAS, TipTop has agreed that 6,650,000 shares of Company Class F Common Stock held by TipTop (collectively, the “Escrow Shares”) (i) will be deposited on the date hereof into an escrow account (the “Assurance Escrow Account”) free and clear of all Liens other than applicable federal and state securities restrictions and restrictions set forth in the Assurance Escrow Agreement together with a stock power executed in blank (the “Stock Power”), (ii) will be released from the Assurance Escrow Account in accordance with the terms of this Agreement and the Assurance Escrow Agreement.

WHEREAS, the Sponsor, the Company, TipTop and Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent, concurrently with the execution and delivery of this Agreement, are entering into that certain Assurance Escrow Agreement (the “Assurance Escrow Agreement”).

WHEREAS, the parties hereto have agreed to deliver on the date hereof duly signed Joint Written Instructions (as defined in the Assurance Escrow Agreement) to the Escrow Agent to be held in escrow and acted upon by the Escrow Agent upon the receipt by the Escrow Agent of a Notification Letter (as defined in the Assurance Escrow Agreement) from Chardan Capital Markets, LLC (“Chardan”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Deposit and Release of the Escrow Shares.

(a) The Escrow Shares shall be: (i) additional consideration for the Merger, free and clear of all Liens other than applicable federal and state securities restrictions and restrictions set forth in the Assurance Escrow Agreement and (ii) placed in escrow on the date hereof. The Escrow Shares shall be released from the Assurance Escrow Account to the Sponsor in accordance with the provisions of Section 2 and the Assurance Escrow Agreement solely in the event that:

A. (i) the VWAP of the shares of the Parent Common Stock is lower than $10.50 per share on any single Trading Day (the “Minimum Daily VWAP Trading Price Breach”) during the period starting on and including the Trading Day immediately following the day of the distribution by Parent of the Proxy Statement to holders of Parent Common Stock, and ending on and including the Trading Day immediately preceding the Closing Date (the “VWAP Maintenance Period”), and (ii) the Closing shall have occurred; or

B. (i) the Merger Agreement shall not have been terminated in accordance with Article X thereof; (ii) the Closing shall not have occurred before or on the date on which the Closing is required to occur in accordance with Section 2.6 of the Merger Agreement (such date, the “Specified Date”); (iii) no earlier than 5:00 PM Eastern Time on the Specified Date, Parent shall have given a good faith notice to the Company in accordance with Section 12.1 of the Merger Agreement stating that Parent and Merger Sub stand ready and willing to consummate the Merger during the immediately succeeding three (3) Business Day period (the “Company Closing Period”), which notice shall be an irrevocable binding commitment of Parent and Merger Sub to consummate the Merger throughout the Company Closing Period; (iv) at all times during the Company Closing Period, all of the conditions set forth in Article IX of the Merger Agreement shall continue to be satisfied or shall be capable of being satisfied or waived (to the extent permitted by applicable law) if the Closing were to occur during the Company Closing Period; and (v) the Company shall have failed to consummate the Merger on or before the end of the Company Closing Period.

(b) Notwithstanding anything to the contrary in Section 1(a), unless all of the conditions set forth in Section 1(a)A or all of the conditions set forth in Section 1(a)B shall have been satisfied, the Escrow Shares shall be released from the Assurance Escrow Account to TipTop pursuant to the Assurance Escrow Agreement upon the earlier to occur of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with Article X thereof.

(c) Upon the release from the Assurance Escrow Account of the Escrow Shares, the Party receiving such Shares shall have all right, title and interest in such Escrow Shares, free and clear of all Liens other than applicable federal and state securities restrictions, and no Person shall have any right in, or claim to, such Escrow Shares as a result of or otherwise in connection with this Agreement or the Assurance Escrow Agreement.

2. Covenants of the Company. Upon the occurrence of an event as specified in Section 1(a):

(a) Promptly upon (but in any event not later than (2) Business Days after) (i) the Closing, in the case of the satisfaction of all of the conditions set forth in Section 1(a)A, or (ii) the expiration of the Company Closing Period, in the case of the satisfaction of all of the conditions set forth in Section 1(a)B, the Company shall take all actions required to be taken by the Company under the Assurance Escrow Agreement to provide for the release of the Escrow Shares from the Assurance Escrow Account to the Sponsor.

(b) Upon any release of the Escrow Shares to the Sponsor, the Company shall take such actions as are reasonably requested by the Sponsor to evidence the transfer of the Escrow Shares to the Sponsor and the holding of the Escrow Shares by the Sponsor, including through the provision of an updated stock ledger of the Company showing such transfer and the Sponsor’s position as the holder of the Escrow Shares (as certified by an officer of the Company responsible for maintaining such ledger or the applicable registrar or transfer agent of Company), and, upon such release of the Escrow Shares to Sponsor and Sponsor’s subsequent delivery to the Company of the certificate representing the Escrow Shares, together with the Stock Power, the Company shall cancel the certificate representing the Escrow Shares and issue a certificate in the name of Sponsor or its designee for that certain number of shares of Company Class A Common Stock into which the Escrow Shares convert in accordance with the Company’s Certificate of Incorporation.

(c) Except with respect to any amounts treated as imputed interest under Section 483 of the Code, any transfer of Escrow Shares pursuant to this Agreement shall be treated as an adjustment to the merger consideration by the Parties for Tax purposes, unless otherwise required by a change in applicable Tax Law. Any Escrow Share that is transferred pursuant to this Agreement shall be treated as eligible for non-recognition treatment under Section 354 of the Code (and shall not be treated as “other property” within the meaning of Section 356 of the Code).

3. Covenants of the Sponsor.

(a) Unless all of the conditions set forth in Section 1(a)A or all of the conditions set forth in Section 1(a)B shall have been satisfied, promptly upon (but in any event not later than (2) Business Days after) (i) the Closing, or (ii) the termination of the Merger Agreement in accordance with Article X thereof, the Sponsor shall take all actions required to be taken by the Sponsor under the Assurance Escrow Agreement, to provide for the release of the Escrow Shares from the Assurance Escrow Account to TipTop.

(b) The Sponsor agrees that neither the Sponsor, nor any of its Representatives, will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, any of the Parent Common Stock or any other Equity Interest of Parent, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock or any other Equity Interest of Parent or otherwise, publicly disclose the intention to, or solicit or knowingly encourage any Person to, make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to the Parent Common Stock or any other Equity Interest of Parent, other than such actions taken pursuant to, or in connection with the Merger Agreement or the Additional Agreements. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

4. Covenants of TipTop. Upon the occurrence of an event as specified in Section 1(a):

(a) Promptly upon (but in any event not later than (2) Business Days after) (i) the Closing, in the case of the satisfaction of all of the conditions set forth in Section 1(a)A, or (ii) the expiration of the Company Closing Period, in the case of the satisfaction of all of the conditions set forth in Section 1(a)B, TipTop shall take all actions required to be taken by TipTop under the Assurance Escrow Agreement to provide for the release of the Escrow Shares from the Assurance Escrow Account to the Sponsor.

(b) Upon any release of the Escrow Shares to the Sponsor, TipTop shall take such actions as are reasonably requested by the Sponsor to evidence the transfer of the Escrow Shares to the Sponsor and the holding of the Escrow Shares by the Sponsor.

5. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the other Parties as follows:

(a) Organization and Power. The Sponsor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Sponsor has full power and authority to enter into this Agreement and the Assurance Escrow Agreement. This Agreement and the Assurance Escrow Agreement, when executed and delivered by the Sponsor, shall constitute the valid and legally binding obligation of the Sponsor, enforceable in accordance with their respective terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the other Parties in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Sponsor of this Agreement and the Assurance Escrow Agreement and the consummation by the Sponsor of the transactions contemplated hereby and thereby will not result in any violation or default: (i) of any provisions of its organizational documents, if applicable; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to the Sponsor, in each case (other than clause (i)), which would have a material adverse effect on the Sponsor or its ability to consummate the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(e) Deposit of Joint Written Instructions in Escrow. Concurrently with the delivery of the Escrow Shares by TipTop to the Escrow Agent, the Sponsor has delivered to the Escrow Agent signed copies of Joint Written Instructions (as defined in the Assurance Escrow Agreement) duly executed by the Sponsor. Such Joint Written Instructions to be held in escrow by the Escrow Agent and only released from escrow and acted upon by the Escrow Agent in accordance with the Assurance Escrow Agreement, upon the receipt by the Escrow Agent of a Notification Letter (as defined in the Assurance Escrow Agreement) from Chardan confirming that all of the conditions set forth in Section 1(a)A hereof, or all of the conditions set forth in Section 1(a)B hereof, shall have been satisfied.

6. Representations and Warranties of the Company. The Company represents and warrants to the other Parties as follows:

(a) Organization and Corporate Power. The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Company has full power and authority to enter into this Agreement and the Assurance Escrow Agreement. This Agreement and the Assurance Escrow Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the other Parties in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement and the Assurance Escrow Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not result in any violation or default: (i) of any provisions of its certificate of incorporation or other governing documents; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(e) Deposit of Joint Written Instructions in Escrow. Concurrently with the delivery of the Escrow Shares by TipTop to the Escrow Agent, the Company has delivered to the Escrow Agent signed copies of Joint Written Instructions (as defined in the Assurance Escrow Agreement) duly executed by the Company. Such Joint Written Instructions to be held in escrow by the Escrow Agent and only released from escrow and acted upon by the Escrow Agent in accordance with the Assurance Escrow Agreement, upon the receipt by the Escrow Agent of a Notification Letter (as defined in the Assurance Escrow Agreement) from Chardan confirming that all of the conditions set forth in Section 1(a)A hereof, or all of the conditions set forth in Section 1(a)B hereof, shall have been satisfied.

7. Representations and Warranties of TipTop. TipTop represents and warrants to the other Parties as follows:

(a) Organization and Corporate Power. TipTop is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. TipTop has full power and authority to enter into this Agreement and the Assurance Escrow Agreement. This Agreement and the Assurance Escrow Agreement, when executed and delivered by TipTop, shall constitute the valid and legally binding obligation of TipTop, enforceable against TipTop in accordance with their respective terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the other Parties in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of TipTop in connection with the consummation of the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by TipTop of this Agreement and the Assurance Escrow Agreement and the consummation by TipTop of the transactions contemplated hereby and thereby will not result in any violation or default: (i) of any provisions of its certificate of incorporation or other governing documents; (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound; (iii) under any note, indenture or mortgage to which it is a party or by which it is bound; (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound; or (v) of any provision of any federal or state statute, rule or regulation applicable to TipTop, in each case (other than clause (i)) which would have a material adverse effect on TipTop or its ability to consummate the transactions contemplated by this Agreement and the Assurance Escrow Agreement.

(e) Escrow Shares; Escrow Share Documents. TipTop owns, beneficially and of record, and has good and valid title to all of the Escrow Shares, free and clear of any Lien (other than restrictions on transfer imposed under applicable securities Laws and under this Agreement and the Assurance Escrow Agreement). The delivery of the Escrow Shares and the Escrow Share Documents (as defined in the Assurance Escrow Agreement) and the execution of the Stock Power have been duly authorized by all necessary corporate action on the part of TipTop.

(f) Deposit of Joint Written Instructions in Escrow. Concurrently with the delivery of the Escrow Shares by TipTop to the Escrow Agent, TipTop has delivered to the Escrow Agent signed copies of Joint Written Instructions (as defined in the Assurance Escrow Agreement) duly executed by TipTop. Such Joint Written Instructions to be held in escrow by the Escrow Agent and only released from escrow and acted upon by the Escrow Agent in accordance with the Assurance Escrow Agreement, upon the receipt by the Escrow Agent of a Notification Letter (as defined in the Assurance Escrow Agreement) from Chardan confirming that all of the conditions set forth in Section 1(a)A hereof, or all of the conditions set forth in Section 1(a)B hereof, shall have been satisfied.

8. General Provisions.

(a) Acknowledgement and Authorization by TipTop. TipTop hereby (i) acknowledges and agrees that the Company will be taking certain actions with respect to the Escrow Shares and the Escrow Share Documents for TipTop’s benefit pursuant to the terms hereof and the Assurance Escrow Agreement, and (ii) authorizes the Company to take such actions in accordance with the terms hereof, including the delivery of a Joint Written Instruction pursuant to the terms hereof and thereof.

(b) Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand or nationally recognized overnight courier service, by 5:00 PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery; (ii) if by electronic mail or facsimile, on the date of transmission with affirmative confirmation of receipt; or (iii) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows, or to such other address as a Party shall specify to the others in accordance with these notice provisions:

if to the Sponsor, to:

Abri Ventures I, LLC.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Chief Executive Officer

E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Mitchell S. Nussbaum

Fax: 212.504.3013

E-mail: mnussbaum@loeb.com

If to TipTop:

TipTop Century Limited

c/o Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: hoahan@apifiny.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

if to the Company, to:

Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: hoahan@apifiny.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(g) Counterparts. This Agreement may be executed, by manual or electronic signature, in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the Parties, and any litigation between the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(j) Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The Parties hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the written consent of Company, TipTop and the Sponsor.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. The Company, TipTop and the Sponsor will each bear all of their own respective costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents (including transfer agents), representatives, financial advisors, legal counsel and accountants.

(o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant. References to particular sections, subsections or articles not otherwise specified are cross-references to sections, subsections and articles of this Agreement.

(p) Waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the Parties shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

ABRI VENTURES I, LLC

By:
Name:	Jeffrey Tirman
Title:	Authorized Person

APIFINY GROUP INC.

By:
Name:
Title:

TipTop Century Limited

By:
Name:
Title:

[Signature Page to Assurance Agreement]

Exhibit O

ASSURANCE ESCROW AGREEMENT

THIS ASSURANCE ESCROW AGREEMENT (this “Agreement”) is entered into by and among Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), Apifiny Group Inc., a Delaware corporation (the “Company”), TipTop Century Limited (“TipTop”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

BACKGROUND

A. Abri SPAC I, Inc., a Delaware corporation (“Parent”), the Sponsor, Abri Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, Erez Simha, solely in his capacity as representative, agent and attorney-in-fact of the Company Securityholders thereunder, and Sponsor, solely in its capacity as representative, agent and attorney-in-fact of the Indemnified Party thereunder, have entered into a Merger Agreement dated as of January 27, 2022 (as may be amended from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have their respective meanings assigned to them in the Merger Agreement), pursuant to which, among other things, Merger Sub, will merge with and into the Company, after which the Company will be the surviving corporation and a wholly-owned subsidiary of Parent, and Parent shall change its name to “Apifiny Group, Inc.”, in each case, on the terms and subject to the conditions of the Merger Agreement.

B. As a condition and an inducement to Parent to enter into the Merger Agreement, Parent and the Company agreed in the Merger Agreement that they and their respective Representatives (which, in the case of the Company, includes TipTop) would use their commercially reasonable efforts, and negotiate in good faith to enter into this Assurance Escrow Agreement and the Assurance Agreement (as defined below).

C. Concurrently in connection with the execution and delivery hereof, the Sponsor, the Company and TipTop are entering into that certain Assurance Agreement (the “Assurance Agreement”).

D. Pursuant to the terms of the Assurance Agreement, Sponsor, the Company and TipTop have agreed that TipTop shall deposit, or shall cause to be deposited, the Escrow Share Documents (as defined below) with the Escrow Agent to serve as security for and a source of payment to the Sponsor under the Assurance Agreement.

E Concurrently with the execution of this Agreement, the Company, TipTop and the Sponsor have agreed to deposit a Joint Written Instruction (as defined below) in escrow with the Escrow Agent (such duly signed Joint Written Instruction deposited in escrow, the “Escrowed Joint Written Instruction”), such Escrowed Joint Written Instruction to be released from escrow and acted upon by the Escrow Agent only upon the receipt by the Escrow Agent of a Notification Letter (as defined below) from Chardan Capital Markets, LLC (“Chardan”), as provided herein.

F. The Escrow Agent has agreed to accept, hold and disburse the Escrow Shares, Escrow Share Documents and the Escrowed Joint Written Instruction in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Appointment.

(a) The Company, TipTop and the Sponsor hereby appoint the Escrow Agent to serve as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement and the Assurance Agreement.

2.	Escrow Shares; Escrow Share Documents.

(a) Simultaneously with the execution and delivery of this Agreement, TipTop shall deposit in escrow 6,650,000 shares of Company Class F Common Stock (the “Escrow Shares”) with the Escrow Agent. The Escrow Agent hereby acknowledges receipt of share certificate number CFCS - 5 (the “Certificate”) representing the Escrow Shares and the stock power executed in blank attached thereto (the “Stock Power” and together with the Certificate, the “Escrow Share Documents”) and shall hold the Escrow Share Documents as provided hereunder.

(b) From the date hereof through the time of the release by the Escrow Agent of the Escrow Shares as provided in Section 4(a), TipTop shall retain all voting rights with respect to the Escrow Shares and shall be permitted to vote such shares in its sole discretion.

(c) From the date hereof through the time of the release of the Escrow Shares by the Escrow Agent as provided in Section 4(a), any dividends paid with respect to the Escrow Shares shall be paid to TipTop and shall not be deemed part of the escrow hereunder and shall not be delivered to the Escrow Agent. Any dividend declared with respect to the Escrow Shares with a record date that precedes the date of the release of the Escrow Shares by the Escrow Agent of the Escrow Shares as provided in Section 4(a) and a payment date after the date of such release, shall be paid to TipTop and shall not be deemed part of the escrow hereunder.

(d) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of the Company, other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

3.	Escrowed Joint Written Instruction.

(a) Concurrently with the execution and delivery of this Agreement, each of the Sponsor, the Company and TipTop has agreed to deliver the Escrowed Joint Written Instruction to the Escrow Agent to be held in escrow. The Escrow Agent hereby acknowledges receipt of the Escrowed Joint Written Instruction.

(b) The Escrow Agent agrees to hold the Escrowed Joint Written Instruction in escrow and not release or act upon the same except upon (i) the receipt a Notification Letter substantially in the form attached hereto as Exhibit D (the “Notification Letter”) from Chardan, confirming to the Escrow Agent that all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), have been satisfied, and (ii) three (3) Business Days after the receipt of an Escrow Notice (as defined below) from the Sponsor notifying the Escrow Agent that all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), shall have been satisfied.

(c) The Escrow Agent shall have no duty to determine whether any Notification Letter accurately describes that all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), shall have been satisfied, or conforms to, or is permitted under, or by virtue of, the Assurance Agreement, but shall be entitled to assume conclusively and without inquiry that any such Notification Letter from Chardan satisfies the requirements of the Assurance Agreement, and this Agreement. The Escrow Agent shall not distribute all or a portion of the Escrow Shares except in accordance with Section 4(b).

(d) If all of the conditions set forth in Section 4(a)(i) hereof, or all of the conditions set forth in Section 4(a)(ii) hereof, are not satisfied, and/or Chardan does not deliver any such Notification Letter to the Escrow Agent, the Escrow Shares shall be automatically released from the Assurance Escrow Account to TipTop pursuant to the terms of this Agreement.

4.	Disposition and Termination.

(a) The Escrow Shares shall serve as security for and a source of payment to the Sponsor in the event of the occurrence of certain specified events the under Assurance Agreement. Claims by the Sponsor for release of the Escrow Shares (any such claim an “Escrow Claim”), may be made solely in the event that:

(i) (A) the VWAP of the shares of Parent Common Stock is lower than $10.50 per share on any single Trading Day (the “Minimum Daily VWAP Trading Price Breach”) during the period starting on and including the Trading Day immediately following the day of the distribution by Parent of the Proxy Statement to holders of Parent Common Stock, and ending on and including the Trading Day immediately preceding the Closing Date (the “VWAP Maintenance Period”), and (B) the Closing shall have occurred; or

(ii) (A) the Merger Agreement shall not have been terminated in accordance with Article X thereof; (B) the Closing shall not have occurred before or on the date on which the Closing is required to occur in accordance with Section 2.6 of the Merger Agreement (such date, the “Specified Date”); (C) no earlier than 5:00 PM Eastern Time on the Specified Date, Parent shall have given a good faith notice to the Company in accordance with Section 12.1 of the Merger Agreement stating that Parent and Merger Sub stand ready and willing to consummate the Merger during the immediately succeeding three (3) Business Day period (the “Company Closing Period”), which notice shall be an irrevocable binding commitment of Parent and Merger Sub to consummate the Merger throughout the Company Closing Period; (D) at all times during the Company Closing Period, all of the conditions set forth in Article IX of the Merger Agreement shall continue to be satisfied or shall be capable of being satisfied or waived (to the extent permitted by applicable law) if the Closing were to occur during the Company Closing Period; and (E) the Company shall have failed to consummate the Merger on or before the end of the Company Closing Period.

(iii) Notwithstanding anything to the contrary in this Section 4(a), unless all of the conditions set forth in Section 4(a)(i), or all of the conditions set forth in Section 4(a)(ii), shall have been satisfied, the Escrow Shares shall be released from the Assurance Escrow Account to TipTop pursuant to the Assurance Agreement upon the earlier to occur of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with Article X thereof.

For the avoidance of doubt, Escrow Claims shall be asserted and resolved solely as set forth in the Assurance Agreement, in each case subject to the time periods and other restrictions set forth in the Assurance Agreement. The Sponsor shall notify the Company, TipTop, Chardan and the Escrow Agent in writing of the occurrence of an Escrow Claim (an “Escrow Notice”) and its calculation of the number of Escrow Shares due to the Sponsor under the Assurance Agreement. The Escrow Agent shall have no duty to determine whether any Escrow Notice accurately describes an Escrow Claim or conforms to, or is permitted under, or by virtue of, the Assurance Agreement, but shall be entitled to assume conclusively and without inquiry that any such Escrow Notice satisfies the requirements of the Assurance Agreement and this Agreement. The Escrow Agent shall not distribute all or a portion of the Escrow Shares except in accordance with Section 4(b).

(b) Within five (5) Business Days after either (i) the release of the Escrowed Joint Written Instruction from escrow, (ii) the receipt of a new joint written instruction in the form attached hereto as Exhibit A, duly signed by each of the Company, TipTop and the Sponsor (a “Joint Written Instruction”), or (iii) the receipt of a Final Order (as defined below), a copy of which shall be simultaneously provided to the Sponsor, TipTop and the Company, as applicable, the Escrow Agent shall distribute the Escrow Shares to such parties as provided in the Escrowed Joint Written Instructions, the Joint Written Instruction or Final Order, as the case may be. Any Joint Written Instruction shall contain all requisite information needed by the Escrow Agent in order to distribute the Escrow Shares in accordance with this Agreement, including names, addresses, number of shares, and any other information requested by the Escrow Agent. For the avoidance of doubt, the Escrow Agent shall make delivery of the Escrow Shares only in accordance with the Escrowed Joint Written Instructions, the Joint Written Instruction or Final Order.

(c) Except as provided by Section 4(a) or Section 4(b) above, within ten (10) Business Days after the end of the earlier to occur of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with Article X thereof. (the “Release Date”), the Escrow Agent shall automatically disburse to TipTop the number of Escrow Shares left in escrow, if greater than zero, equal to (i) the number of Escrow Shares left in escrow less (ii) any Escrow Shares that are subject to an Escrow Claim with respect to which the Escrow Agent shall have received an Escrow Notice prior to the Release Date, but which remains unresolved or unsatisfied as of such date (the “Disputed Amount”). With respect to any Disputed Amounts, the Escrow Agent shall continue to hold such Escrow Shares in escrow in accordance with the terms of this Agreement until the resolution of such underlying Escrow Claims. Such Disputed Amounts, once resolved, shall be disbursed by the Escrow Agent pursuant to Section 4(b) of this Agreement.

(d) Upon the delivery of all of the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement and instructions, this Agreement shall terminate, subject to the provisions of Section 7.

(e) For the purposes of this Agreement, “Final Order” means a final and nonappealable judgment, award or order of a court of competent jurisdiction (an “Order”), which Order is delivered to the Escrow Agent accompanied by a written instruction from the Company or the Sponsor (as applicable) given to effectuate such Order and confirming that such Order is final, nonappealable and issued by a court of competent jurisdiction, and the Escrow Agent shall be entitled to conclusively rely upon any such confirmation and instruction and shall have no responsibility to review the Order to which such confirmation and instruction refers.

5.	Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Company, the Sponsor, TipTop and any other person or entity, in connection herewith, including the Merger Agreement or the Assurance Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement

(b) In the event of any conflict between the terms and provisions of this Agreement with those of the Merger Agreement or the Assurance Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the Company, the Sponsor, TipTop or any other person or entity related to the Escrow Agent’s duties hereunder, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Company, TipTop or the Sponsor without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary, or other person or entity, for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to either the Company, TipTop, the Sponsor or any beneficiary of the Escrow Shares. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to either the Company, TipTop, the Sponsor or any beneficiary of the Escrow Shares. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent, until an Order or judgement of a court of competent jurisdiction agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

6.	Succession.

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the Company, TipTop and the Sponsor, specifying a date when such resignation a date when such resignation shall take effect; provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 6. If the Company, TipTop and the Sponsor have failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of an Order or judgement of a court of competent jurisdiction, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8. In accordance with Section 8, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

7. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Exhibit B. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 8. The obligations of the Company set forth in this Section 7 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

8. Indemnity.

(a) The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the fraud, gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in any state or federal court located in New Castle County, State of Delaware.

(b) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c) This Section 8 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

9. Patriot Act Disclosure; Taxpayer Identification Numbers; Tax Reporting.

(a) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person or entity that opens a new account with it. Accordingly, each of the Company, TipTop and the Sponsor acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the identity of the Company, TipTop, or the Sponsor, including such person or entity’s name, address and organizational documents (“identifying information”). The Company, TipTop and the Sponsor agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

10. Notices. All communications hereunder shall be in writing and, except for Joint Written Instructions (which shall be governed by Section 11), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or e-mail, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: +1 (212) 616-7615
Attention: Administration Department

If to TipTop:

TipTop Century Limited

c/o Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: hoahan@apifiny.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

if to the Company, to:

Apifiny Group Inc.

1675 Broadway, 35th floor

New York, NY 10019

Attn: Haohan Xu, Chief Executive Officer

E-mail: hoahan@apifiny.com

with a copy to (which shall not constitute notice):

Mayer Brown LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: Phyllis Korff, Esq.; Andrew Noreuil, Esq.

E-mail: pkorff@mayerbrown.com; anoreuil@mayerbrown.com

If to the Sponsor:

Abri Ventures I, LLC.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

Attn: Jeffrey Tirman, Managing Partner

E-mail: jtirman@abriadv.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York, NY 10154

Attention: Mitchell S. Nussbaum

Fax: +1 (212) 504-3013

E-mail: mnussbaum@loeb.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11. Security Procedures.

(a) Notwithstanding anything to the contrary as set forth in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Shares, including any Joint Written Instruction permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Company and the Sponsor by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.

(b) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified on Exhibit C, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of the Company (collectively, the “Senior Officers”), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(c) The parties hereto acknowledge that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account of a recipient of the Escrow Shares, as designated in a Joint Written Instruction.

12. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgements or decrees so entered or issued, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order, judgement or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

13. Miscellaneous.

(a) Except for changes to transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent, the Company, TipTop, and the Sponsor.

(b) Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent, the Company, TipTop or the Sponsor, except as provided in Section 6, without the prior consent of the Escrow Agent, the Company, TipTop and the Sponsor.

(c) This Agreement shall be governed by and construed under the laws of the State of Delaware. Each of the Company, TipTop, the Sponsor and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens, or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof).

(d) To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity.

(e) The parties hereto further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement.

(f) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

(g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

(h) If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

(i) A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

(j) The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.

(k) Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent, the Company, TipTop or the Sponsor any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

(l) References to particular sections, subsections or articles not otherwise specified are cross-references to sections, subsections and articles of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

THE COMPANY:

APIFINY GROUP, INC.

By:
Name:
Title:

TIPTOP:

TIPTOP CENTURY LIMITED

By:
Name:
Title:

SPONSOR:

ABRI VENTURES I, LLC

By:
Name:	Jeffrey Tirman
Title:	Managing Partner

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:
Name:
Title:

[Signature page to Indemnification Escrow Agreement]

EXHIBIT A

Form of Joint Written Instructions

[●]

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [●]

RE:   Joint Written Instruction for Assurance Escrow Agreement, dated as of [____________], 2022 (the “Assurance Escrow Agreement”), by and among Apifiny Group Inc., a Delaware corporation (the “Company”), Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), TipTop Century Limited (“TipTop”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

Dear [●]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Assurance Escrow Agreement.

This letter shall serve as the Joint Written Instruction of the Company, TipTop and the Sponsor pursuant to Section 4 of the Assurance Escrow Agreement.

The parties hereto hereby instruct the Escrow Agent to deliver the Escrow Shares to the following person and entity in the amounts set forth on Exhibit A hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joint Written Instructions on [●].

THE COMPANY:

APIFINY GROUP, INC.

By:
Name:
Title:

TIPTOP:

TIPTOP CENTURY LIMITED

By:
Name:
Title:

SPONSOR:

ABRI VENTURES I, LLC

By:
Name:	Jeffrey Tirman
Title:	Managing Partner

EXHIBIT A

Name & Address	Number of Shares
Abri Ventures I, LLC. 9663 Santa Monica Blvd., No. 1091 Beverly Hills, CA 90210 Attn: Jeffrey Tirman, Managing Partner E-mail: jtirman@abriadv.com	6,650,000 shares of Company Class F Common Stock, and Stock Power

EXHIBIT B

Escrow Agent Compensation

[to be inserted]

EXHIBIT C

Authorized Persons

Name	Telephone Number	Signature

The Company
[_____________]	[___________]

TipTop
[_____________]	[___________]

The Sponsor

[_____________]	[____________]

EXHIBIT D

Form of Notification Letter

[●]

Continental Stock Transfer and Trust Company

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention: [●]

RE:   Notification Letter for release of Escrowed Joint Written Instruction under the Assurance Escrow Agreement, dated as of February [__], 2022 (the “Assurance Escrow Agreement”), by and among Apifiny Group Inc., a Delaware corporation (the “Company”), Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”), TipTop Century Limited (“TipTop”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

Dear [●]:

Unless otherwise defined in this letter, capitalized terms used in this letter shall have the definitions ascribed to them in the Assurance Escrow Agreement.

This letter shall serve as the confirmation from Chardan to the Escrow Agent, pursuant to Section 3 of the Assurance Escrow Agreement, that all of the conditions set forth in Section 4(a)(i) thereof, or all of the conditions set forth in Section 4(a)(ii) thereof, have been satisfied.

CHARDAN CAPITAL MARKETS, LLC

By:
Name:
Title:

ABRI SPAC I, INC.

9663 Santa Monica Blvd., No. 1091

Los Angeles, CA 90210

January [●], 2022

Abri Ventures I, LLC

9663 Santa Monica Blvd., No. 1091

Los Angeles, CA 90210

Apifiny Group Inc.

1675 Broadway, FL 35

New York, NY 10019

Ladies and Gentlemen:

Reference is made to that certain Merger Agreement dated [●] (the “Merger Agreement”) among Apifiny Group Inc. (“Apifiny”), Abri SPAC I, Inc. (“Parent”), Abri Merger Sub, Inc. (“Abri Sub”) and Howard Steinberg, as securityholder representative, pursuant to which, Abri Sub will merge with and into Apifiny, after which Apifiny will be the surviving company and a wholly-owned subsidiary of Parent (the “Merger”) and Parent shall change its name to “Apifiny Group, Inc.”.

Pursuant to (a) a prospectus dated August 9, 2021 (the “Prospectus”) with respect to an initial public offering of Parent’s securities, Parent issued (i) 5,750,000 warrants (the “Public Warrants”) and (ii) an option for the holder of such option to purchase, among other securities, up to 345,000 warrants (the “Option Warrants”); and (b) a concurrent private placement conducted pursuant to a Private Units Purchase Agreement dated August 9, 2021, between Parent and Abri Ventures I, LLC (the “Sponsor”), Parent issued 294,598 warrants (the “Private Warrants” and together with the Public Warrants and the Option Warrants, the “Warrants”). Subject to certain restrictions as more fully described in the Prospectus, each Warrant entitles the holder to purchase one share of Parent common stock, par value $0.0001 per share (the “Common Stock”) at a price of $11.50 per share (the “Warrant Exercise Price”).

In connection with the Merger, Parent, the Sponsor and Apifiny agree and covenant that Parent will split the proceeds of the Warrant Exercise Price received at any time by Parent resulting solely from the cash exercise of any Warrant as follows:

A.	20% of the Warrant Exercise Price received in cash by Parent shall be delivered to the Sponsor in cash or immediately available funds not later than five (5) days following Parent’s receipt of the cash exercise price of any Warrant;

B.	35%[1] of the Warrant Exercise Price received in cash by Parent shall be made available to the Chief Executive Officer of Parent in cash or immediately available funds not later than five (5) days following Parent’s receipt of the cash exercise price of any Warrant and the Chief Executive Officer of Parent shall have the right to pay all or any portion of such amount received to the persons that managed or controlled Apifiny immediately prior to the consummation of the transaction contemplated by the Merger Agreement, in each case, such payments to be in such amounts and to such persons as the Chief Executive Officer of Parent shall determine in such officer’s sole discretion; and

C.	Parent shall keep 45% of the Warrant Exercise Price received in cash by Parent.

1 Note to Draft: LOI says 35%.

Parent, the Sponsor and Apifiny acknowledge that they have had an opportunity to consult with independent legal counsel regarding the legal effect of this letter agreement and transactions contemplated herein and each of them enters into this letter agreement freely and voluntarily.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice-of-law provisions. This letter agreement may be amended or terminated or any provision hereby waived only in writing. This letter agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement.

By signing below, each of Parent, the Sponsor and Apifiny agrees to the transactions contemplated herein.

Very truly yours,

Jeffrey Tirman, CEO

Abri SPAC I, Inc.

Agreed and Acknowledged:

APIFINY GROUP INC.

By: ________________________

Name: Haohan Xu

Title: Chief Executive Officer

Abri Ventures I, LLC

By: ________________________

Name: Jeffrey Tirman

Title: Authorized Person